EXHIBIT 4.60A

EXECUTION VERSION

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of April 12, 2023 (the “First Amendment Effective Date”), is entered into among CSG SYSTEMS INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), the Subsidiary Guarantors party hereto, the Lenders party hereto, and BANK OF AMERICA, N.A., as the Administrative Agent, the Collateral Agent, the Swingline Lender, and an Issuing Bank. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Existing Credit Agreement (as defined below) or the Amended Credit Agreement (as defined below), as applicable.

RECITALS

WHEREAS, the Borrower, the Subsidiary Guarantors party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as the Administrative Agent, the Collateral Agent, the Swingline Lender, and an Issuing Bank, and the other Issuing Banks party thereto, entered into that certain Amended and Restated Credit Agreement dated as of September 13, 2021 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time prior to the First Amendment Effective Date, the “Existing Credit Agreement”); and

WHEREAS, the Borrower has requested that the parties hereto amend the Existing Credit Agreement as set forth below, subject to the terms and conditions specified in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Amendments to Existing Credit Agreement; Effect of this Agreement; No Impairment; Treatment of Existing Eurodollar Loans.
(a)
Effective as of the First Amendment Effective Date, the parties hereto agree that: (i) the Existing Credit Agreement is hereby amended to (A) delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ or ~~stricken text~~), and (B) add the bold underlined text (indicated textually in the same manner as the following example: double-underlined text or double-underlined text), in each case, as set forth in the credit agreement attached hereto as Annex A (the Existing Credit Agreement, as amended as set forth on Annex A attached hereto, the “Amended Credit Agreement”); (ii) each reference to “Eurodollar Borrowing” and “Eurodollar Borrowings” in Exhibits A, C and E to the Existing Credit Agreement is amended to read “Term SOFR Borrowing” or “Term SOFR Borrowings”, as applicable; and (iii) each reference to “Eurodollar Loans” in Exhibits C and E to the Existing Credit Agreement is amended to read “Term SOFR Loans”. The Amended Credit Agreement is not a novation of the Existing Credit Agreement.
(b)
Except as expressly modified and amended in this Agreement, all of the terms, provisions and conditions of the Loan Documents shall remain unchanged and in full force and effect. The Loan Documents and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the Existing Credit Agreement are hereby amended so that any reference to the Existing Credit Agreement shall mean a reference to the Amended Credit Agreement.

(c)
Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any Secured Party under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which, as amended, supplemented or otherwise modified hereby, are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document in similar or different circumstances.
(d)
It is understood and agreed that, with respect to any Loan bearing interest at a rate based on clause (a) of the definition of “LIBOR Rate” in the Existing Credit Agreement (such rate, the “LIBOR Rate”) and outstanding on the First Amendment Effective Date, (i) such Loan shall continue to bear interest at the LIBOR Rate until the end of the current Interest Period applicable to such Loan, and (ii) any LIBOR Rate-related provisions of the Existing Credit Agreement applicable to such Loan are incorporated into the Amended Credit Agreement, mutatis mutandis, and the parties hereto hereby agree that such provisions shall continue to apply to such Loan until the end of the current Interest Period applicable thereto.

2. Condition Precedent. This Agreement shall be effective as of the First Amendment Effective Date upon receipt by the Administrative Agent of counterparts of this Agreement duly executed by the Borrower, the Subsidiary Guarantors, each Lender, the Administrative Agent, the Collateral Agent, the Swingline Lender, and each Issuing Bank.

3. Payment of Expenses. The Borrower agree to reimburse the Agents for all reasonable out-of-pocket expenses incurred by the Agents in connection with the preparation, negotiation, execution and delivery of this Agreement, including the reasonable fees, charges and disbursements of Moore & Van Allen PLLC.

4. Miscellaneous.

(a) The Loan Documents, and the obligations of the Loan Parties under the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Agreement is a Loan Document.

(b) Each Loan Party (i) agrees that the Security Documents continue to be in full force and effect and are not impaired or adversely affected in any manner whatsoever, (ii) confirms its grant of security interests pursuant to the Security Documents to which it is a party as Collateral for the Secured Obligations, and (iii) acknowledges that all Liens granted (or purported to be granted) pursuant to the Security Documents remain and continue in full force and effect in respect of, and to secure, the Secured Obligations.

(c) Each Loan Party (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Loan Documents, and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents.

(d) Each Loan Party represents and warrants that:

(i) This Agreement has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(ii) The execution, delivery and performance by such Loan Party of this Agreement, (A) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (1) such as have been obtained or made and are in full force and effect and (2) consents, approvals, registrations, filings, permits or actions the failure to obtain or perform which could not reasonably be expected to result in a Material Adverse Effect, (B) will not violate the Organizational Documents of such Loan Party, (C) will not violate any Requirement of Law, except for violations that could not reasonably be expected to result in a Material Adverse Effect, (D) will not violate or result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon such Loan Party or its property, or (other than the Loan Documents) give rise to a right thereunder to require any payment to be made by any Loan Party, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, and (E) will not result in the creation or imposition of any Lien on any property of any Loan Party, except Liens created by the Loan Documents and Permitted Liens.

(iii) After giving effect to this Agreement, (A) no Default shall have occurred and be continuing, and (B) each of the representations and warranties made by such Loan Party set forth in this Agreement, Article III of the Amended Credit Agreement or in any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the First Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of such earlier date.

(iv) The parties executing this Agreement as Subsidiary Guarantors include each Subsidiary that is required pursuant to Section 5.10 of the Existing Credit Agreement to become a Loan Party as of the First Amendment Effective Date.

(e) This Agreement may be in the form of an Electronic Record and may be executed using Electronic Signatures, including facsimile or .pdf, and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Agreement may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts shall be one and the same Agreement. For the avoidance of doubt, subject to Section 10.22 of the Amended Credit Agreement, the authorization under this Section 4(e) may include use or acceptance by the Administrative Agent of a manually signed counterpart of this Agreement which has been converted into electronic form (such as scanned into .pdf), or an electronically signed counterpart of this Agreement converted into another format, for transmission, delivery and/or retention.

(f) If any provision of this Agreement is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(g) THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(h) The terms of Sections 10.09 and 10.10 of the Amended Credit Agreement with respect to submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER: CSG SYSTEMS INTERNATIONAL, INC.

By: /s/ Brian A. Shepherd

Name: Brian A. Shepherd

Title: President and Chief Executive Officer

SUBSIDIARY GUARANTORS: CSG SYSTEMS, INC.

By: /s/ Brian A. Shepherd

Name: Brian A. Shepherd

Title: President and Chief Executive Officer

VOLUBILL, INC.

By: /s/ David N. Schaaf

Name: David N. Schaaf

Title: President

INTEC BILLING, INC.

By: /s/ David N. Schaaf

Name: David N. Schaaf

Title: Secretary

CSG FORTE PAYMENTS, INC.

By: /s/ David N. Schaaf

Name: David N. Schaaf

Title: Assistant Secretary

CSG FORTE PAYMENTS HOLDING, INC.

By: /s/ David N. Schaaf

Name: David N. Schaaf

Title: Treasurer

KITEWHEEL, LLC

By: /s/ David N. Schaaf

Name: David N. Schaaf

Title: President

CSG SYSTEMS INTERNATIONAL, INC.

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

MOBILECARD HOLDINGS, LLC

By: /s/ David N. Schaaf

Name: David N. Schaaf

Title: Secretary

CSG MOBILECARD INVESTMENT LLC

By: /s/ David N. Schaaf

Name: David N. Schaaf

Title: President

CSG SYSTEMS INTERNATIONAL, INC.

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ADMINISTRATIVE AGENT: BANK OF AMERICA, N.A.,

as the Administrative Agent

By: /s/ Kyle D. Harding

Name: Kyle D Harding

Title: Vice President

COLLATERAL AGENT: BANK OF AMERICA, N.A.,

as the Collateral Agent

By: /s/ Kyle D. Harding

Name: Kyle D Harding

Title: Vice President

CSG SYSTEMS INTERNATIONAL, INC.

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LENDERS: BANK OF AMERICA, N.A.,

as a Lender, the Swingline Lender, and an Issuing Bank

By: /s/ John Sletten

Name: John Sletten

Title: Senior Vice President

CSG SYSTEMS INTERNATIONAL, INC.

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as a Lender

By: /s/ Faraj Elmagbari

Name: Faraj Elmagbari

Title: Director

CSG SYSTEMS INTERNATIONAL, INC.

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

PNC BANK, NATIONAL ASSOCIATION,

as a Lender

By: /s/ Jake Wesley

Name: Jake Wesley

Title: Vice President

CSG SYSTEMS INTERNATIONAL, INC.

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

U.S. BANK NATIONAL ASSOCIATION,

as a Lender

By: /s/ Alexander Wilson

Name: Alexander Wilson

Title: Vice President

CSG SYSTEMS INTERNATIONAL, INC.

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

HSBC BANK USA, NATIONAL ASSOCIATION,

as a Lender

By: /s/ David Sanders

Name: David Sanders

Title: Global Relationship Manager

CSG SYSTEMS INTERNATIONAL, INC.

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

FIRST CITIZENS BANK & TRUST COMPANY (successor by purchase to the Federal Deposit Insurance Corporation as Receiver for Silicon Valley Bridge Bank, N.A. (as successor to Silicon Valley Bank)),

as a Lender

By: /s/ Peter Madden

Name: Peter Madden

Title: Vice President

CSG SYSTEMS INTERNATIONAL, INC.

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

BOKF, N.A., d/b/a BOK FINANCIAL,

as a Lender

By: /s/ Matthew J. Mason

Name: Mathew J. Mason

Title: Senior Vice President

CSG SYSTEMS INTERNATIONAL, INC.

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

Annex A

Amended Credit Agreement

See attached.

~~Execution Version~~ANNEX A

Published CUSIP Numbers:

Deal: 12635BAK9

Revolving Loans: 12635BAL7

Term Loans: 12635BAM5

$600.0 MILLION

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of September 13, 2021,

among

CSG SYSTEMS INTERNATIONAL, INC.,

as Borrower,

THE SUBSIDIARY GUARANTORS PARTY HERETO,

Bank of America, N.A.,

as Administrative Agent, Collateral Agent, Swingline Lender and an Issuing Bank,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Syndication Agent,

~~BBVA, USA~~

PNC BANK, NATIONAL ASSOCIATION

and

U.S. BANK NATIONAL ASSOCIATION,

as Co-Documentation Agents,

THE LENDERS PARTY HERETO,

and

THE OTHER ISSUING BANKS PARTY HERETO

BofA SECURITIES, INC.

and

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

Page
Article I DEFINITIONS		38
SECTION 1.01	Defined Terms.	38
SECTION 1.02	Classification of Loans and Borrowings.	~~85~~83
SECTION 1.03	Terms Generally.	~~86~~83
SECTION 1.04	Accounting Terms; GAAP; Pro Forma Basis.	~~86~~84
SECTION 1.05	Resolution of Drafting Ambiguities.	~~87~~85
SECTION 1.06	Rounding.	~~87~~85
SECTION 1.07	Times of Day.	~~88~~85
SECTION 1.08	Letter of Credit Amounts.	~~88~~85
SECTION 1.09	Additional Alternate Currencies.	~~88~~85
Article II THE CREDITS		~~89~~86
SECTION 2.01	Loans.	~~89~~86
SECTION 2.02	Minimum Amounts; Type; Funding by Lenders; Presumption by Administrative Agent; Cashless Settlement Mechanism.	~~90~~87
SECTION 2.03	Borrowing Procedure.	~~92~~90
SECTION 2.04	Evidence of Debt; Repayment of Loans.	~~93~~91
SECTION 2.05	Fees.	~~94~~92
SECTION 2.06	Interest on Loans.	~~95~~93
SECTION 2.07	Termination and Reduction of Commitments.	~~97~~94
SECTION 2.08	Interest Elections.	~~98~~95
SECTION 2.09	Amortization of Term Loans.	~~99~~97
SECTION 2.10	Optional and Mandatory Prepayments of Loans.	~~100~~97
SECTION 2.11	Alternate Rate of Interest; Successor Rates; Term SOFR Successor Rates.	~~103~~101
SECTION 2.12	Yield Protection.	~~106~~104

SECTION 2.13	Breakage Payments.	~~108~~106
SECTION 2.14	Payments Generally; Pro Rata Treatment; Sharing of Setoffs.	~~109~~106
SECTION 2.15	Taxes.	~~111~~108
SECTION 2.16	Mitigation Obligations; Replacement of Lenders.	~~115~~112
SECTION 2.17	Illegality.	~~116~~114
SECTION 2.18	Swingline Loans.	~~117~~114
SECTION 2.19	Letters of Credit.	~~120~~117
SECTION 2.20	Defaulting Lenders.	~~128~~125
SECTION 2.21	Cash Collateral.	~~130~~127
SECTION 2.22	Increase in Commitments.	~~131~~128
Article III REPRESENTATIONS AND WARRANTIES		~~134~~132
SECTION 3.01	Organization; Powers.	~~134~~132
SECTION 3.02	Authorization; Enforceability.	~~135~~132
SECTION 3.03	No Conflicts.	~~135~~132
SECTION 3.04	Financial Statements; Projections; No Default.	~~135~~132
SECTION 3.05	Properties.	~~136~~133
SECTION 3.06	Intellectual Property.	~~136~~134
SECTION 3.07	Equity Interests and Subsidiaries.	~~137~~134
SECTION 3.08	Litigation; Compliance with Requirements of Law.	~~137~~134
SECTION 3.09	Agreements.	~~137~~135
SECTION 3.10	Federal Reserve Regulations.	~~138~~135
SECTION 3.11	Investment Company Act.	~~138~~135
SECTION 3.12	Use of Proceeds.	~~138~~135
SECTION 3.13	Taxes.	~~138~~135
SECTION 3.14	No Material Misstatements.	~~138~~136
SECTION 3.15	Solvency.	~~139~~136
SECTION 3.16	Employee Benefit Plans.	~~139~~136

SECTION 3.17	Environmental Matters.	~~139~~137
SECTION 3.18	Insurance.	~~140~~138
SECTION 3.19	Security Documents.	~~140~~138
SECTION 3.20	Anti-Terrorism Laws; Sanctions; Anti-Corruption Laws	~~141~~139
SECTION 3.21	Designation of Senior Indebtedness.	~~142~~139
SECTION 3.22	Affected Financial Institutions.	~~142~~139
SECTION 3.23	Covered Entities.	~~142~~140
Article IV CONDITIONS PRECEDENT		~~142~~140
SECTION 4.01	Conditions to Effectiveness.	~~142~~140
SECTION 4.02	Conditions to All Credit Extensions.	~~145~~142
Article V AFFIRMATIVE COVENANTS		~~146~~143
SECTION 5.01	Financial Statements, Reports, etc.	~~146~~143
SECTION 5.02	Litigation and Other Notices.	~~148~~145
SECTION 5.03	Existence; Businesses and Properties.	~~148~~145
SECTION 5.04	Insurance.	~~149~~146
SECTION 5.05	Taxes.	~~149~~146
SECTION 5.06	Employee Benefits.	~~150~~147
SECTION 5.07	Maintaining Records; Access to Properties and Inspections; Annual Meetings.	~~151~~148
SECTION 5.08	Use of Proceeds.	~~151~~148
SECTION 5.09	Compliance with Environmental Laws.	~~151~~148
SECTION 5.10	Additional Collateral; Additional Subsidiary Guarantors.	~~151~~148
SECTION 5.11	Security Interests; Further Assurances.	~~153~~150
SECTION 5.12	Information Regarding Collateral.	~~153~~150
SECTION 5.13	[Reserved].	~~154~~151
SECTION 5.14	Anti-Corruption Laws; Sanctions.	~~154~~151
SECTION 5.15	Post-Closing Date Matters.	~~154~~151

Article VI NEGATIVE COVENANTS		~~154~~151
SECTION 6.01	Indebtedness.	~~154~~151
SECTION 6.02	Liens.	~~156~~153
SECTION 6.03	Sale and Leaseback Transactions.	~~158~~156
SECTION 6.04	Investment, Loan, Advances and Acquisition.	~~159~~156
SECTION 6.05	Mergers and Consolidations.	~~160~~158
SECTION 6.06	Asset Sales.	~~161~~159
SECTION 6.07	Dividends.	~~162~~160
SECTION 6.08	Transactions with Affiliates.	~~164~~161
SECTION 6.09	Financial Covenants.	~~164~~162
SECTION 6.10	Prepayments of Other Indebtedness; Modifications of Organizational Documents and Other Documents, etc.	~~165~~162
SECTION 6.11	Limitation on Certain Restrictions on Subsidiaries.	~~165~~163
SECTION 6.12	Limitation on Issuance of Equity Interests.	~~166~~163
SECTION 6.13	Business.	~~166~~164
SECTION 6.14	Fiscal Year.	~~166~~164
SECTION 6.15	No Further Negative Pledge.	~~166~~164
SECTION 6.16	Compliance with Anti-Terrorism Laws, Sanctions and Anti-Corruption Laws.	~~167~~164
SECTION 6.17	Use of Proceeds.	~~168~~165
Article VII GUARANTEE		~~168~~165
SECTION 7.01	The Guarantee.	~~168~~165
SECTION 7.02	Obligations Unconditional.	~~168~~166
SECTION 7.03	Reinstatement.	~~170~~167
SECTION 7.04	Subrogation; Subordination.	~~170~~168
SECTION 7.05	Remedies.	~~170~~168
SECTION 7.06	Instrument for the Payment of Money.	~~170~~168
SECTION 7.07	Continuing Guarantee; Obligations Independent.	~~171~~168

v

SECTION 7.08	General Limitation on Guarantee Obligations.	~~171~~168
SECTION 7.09	Release of Subsidiary Guarantors.	~~171~~169
SECTION 7.10	Right of Contribution.	~~171~~169
SECTION 7.11	Condition of Borrower; Appointment of Borrower.	~~172~~169
SECTION 7.12	Keepwell.	~~172~~170
Article VIII EVENTS OF DEFAULT		~~172~~170
SECTION 8.01	Events of Default.	~~172~~170
SECTION 8.02	Remedies upon Event of Default.	~~174~~172
SECTION 8.03	Application of Proceeds.	~~175~~173
Article IX THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT		~~176~~174
SECTION 9.01	Appointment and Authority.	~~176~~174
SECTION 9.02	Rights as a Lender.	~~177~~175
SECTION 9.03	Exculpatory Provisions.	~~177~~175
SECTION 9.04	Reliance by Agent.	~~178~~176
SECTION 9.05	Delegation of Duties.	~~179~~177
SECTION 9.06	Resignation of Agent.	~~179~~177
SECTION 9.07	Non-Reliance on Agent, Lead Arrangers and Other Lenders.	~~180~~178
SECTION 9.08	Withholding Tax.	~~181~~179
SECTION 9.09	No Other Duties, etc.	~~181~~179
SECTION 9.10	Agent May File Proofs of Claim; Credit Bidding.	~~182~~179
SECTION 9.11	Collateral and Guarantee Matters.	~~183~~180
SECTION 9.12	Hedging Agreements and Treasury Services Agreements.	~~183~~181
SECTION 9.13	Lender ERISA Matters.	~~184~~181
SECTION 9.14	Recovery of Erroneous Payments.	~~185~~182
Article X MISCELLANEOUS		~~185~~183
SECTION 10.01	Notices.	~~185~~183
SECTION 10.02	Waivers; Amendment.	~~188~~185

SECTION 10.03	Expenses; Indemnity; Damage Waiver.	~~193~~190
SECTION 10.04	Successors and Assigns.	~~195~~192
SECTION 10.05	Survival of Agreement.	~~201~~199
SECTION 10.06	Integration; Effectiveness.	~~202~~199
SECTION 10.07	Severability.	~~202~~199
SECTION 10.08	Right of Setoff.	~~202~~200
SECTION 10.09	Governing Law; SUBMISSION TO Jurisdiction; WAIVER OF VENUE; Service of Process.	~~203~~200
SECTION 10.10	Waiver of Jury Trial.	~~204~~201
SECTION 10.11	Headings.	~~204~~201
SECTION 10.12	Treatment of Certain Information; Confidentiality.	~~204~~202
SECTION 10.13	USA PATRIOT Act Notice and Customer Verification.	~~205~~203
SECTION 10.14	Interest Rate Limitation.	~~205~~203
SECTION 10.15	Obligations Absolute.	~~206~~203
SECTION 10.16	Enforcement.	~~206~~204
SECTION 10.17	Judgment Currency.	~~207~~204
SECTION 10.18	Change of Currency.	~~207~~205
SECTION 10.19	Exchange Rates; Currency Equivalents.	~~208~~205
SECTION 10.20	Payments Set Aside.	~~208~~206
SECTION 10.21	No Advisory or Fiduciary Responsibility	~~209~~207
SECTION 10.22	Electronic Execution; Electronic Records; Counterparts.	~~209~~207
SECTION 10.23	Acknowledgement and Consent to Bail-In of Affected Financial Institutions.	~~210~~208
SECTION 10.24	Amendment and Restatement.	~~211~~209
SECTION 10.25	Acknowledgement Regarding Any Supported QFCs.	~~211~~209
SECTION 10.26	ENTIRE AGREEMENT.	~~212~~210

ANNEXES
Annex I	Applicable Margin
SCHEDULES
Schedule 1.01(a)	Subsidiary Guarantors
Schedule 1.01(b)	Commitments and Pro Rata Percentages
Schedule 1.01(c)	Investment Guidelines
Schedule 1.01(d)	Issuing Bank Commitments; Swingline Lender Commitment
Schedule 3.03	Governmental Approvals; Compliance with Laws
Schedule 3.07(a)	Equity Interests
Schedule 5.15	Post-Closing Date Matters
Schedule 6.01(b)	Existing Indebtedness
Schedule 6.02(c)	Existing Liens
Schedule 6.04(a)	Existing Investments
Schedule 10.01	Address for Notices; Administrative Agent’s Office
EXHIBITS
Exhibit A	Form of Prepayment Notice
Exhibit B	Form of Assignment and Assumption
Exhibit C	Form of Borrowing Request
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Interest Election Request
Exhibit F	Form of Joinder Agreement
Exhibit G	Form of Letter of Credit Report
Exhibit H-1	Form of Term Note

Exhibit H-2	Form of Revolving Note
Exhibit H-3	Form of Swingline Note
Exhibit I-1	Form of Perfection Certificate
Exhibit I-2	Form of Perfection Certificate Supplement
Exhibit J	Form of Solvency Certificate
Exhibit K-1	Form of U.S. Tax Compliance Certificate (For Foreign Lenders that Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit K-2	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit K-3	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit K-4	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit L	Form of Notice of Additional Issuing Bank

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of September 13, 2021, among CSG SYSTEMS INTERNATIONAL, INC., a Delaware corporation (“Borrower”), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I) party hereto, the Lenders party hereto, BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties, as Swingline Lender and as an Issuing Bank, and the other Issuing Banks party hereto.

WITNESSETH:

WHEREAS, the Loan Parties, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent, collateral agent, swingline lender and an issuing bank, are parties to that certain Credit Agreement, dated as of March 5, 2018 (as amended or modified from time to time, the “Existing Credit Agreement”); and

WHEREAS, the Loan Parties wish to amend and restate the Existing Credit Agreement to provide for loans and other financial accommodations to the Loan Parties in an aggregate principal amount of up to $600.0 million and to make certain other amendments and modifications to the Existing Credit Agreement, all as more fully set forth herein, on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I

DEFINITIONS
SECTION 1.01
Defined Terms.

As used in this Agreement, the following terms shall have the meanings specified below:

“10b5-1 Trading Plan” shall have the meaning assigned to such term in Section 6.07(b).
“2016 Convertible Notes” shall mean the $230.0 million 4.25% Convertible Senior Notes of Borrower due March 15, 2036.
“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.
“ABR Incremental Term Loan” shall mean any Incremental Term Loan denominated in dollars and bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.
“ABR Loan” shall mean any ABR Term Loan, any ABR Revolving Loan, any ABR Incremental Term Loan or any ABR Replacement Term Loan.
“ABR Replacement Term Loan” shall mean any Replacement Term Loan denominated in dollars and bearing interest at a rate determined by reference to the Alternate Base Rate.

“ABR Revolving Loan” shall mean any Revolving Loan denominated in dollars and bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.
“ABR Term Loan” shall mean any Term Loan denominated in dollars and bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.
“Acquisition Consideration” shall mean the purchase consideration for any Permitted Acquisition and all other payments by Borrower or any of its Subsidiaries in exchange for, or as part of, or in connection with, any Permitted Acquisition, whether paid in cash or by exchange of Equity Interests or of properties or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business; provided, that, any such future payment that is subject to a contingency shall be considered Acquisition Consideration only to the extent of the reserve, if any, required under GAAP at the time of such sale to be established in respect thereof by Borrower or any of its Subsidiaries.
“Administrative Agent” shall have the meaning assigned to such term in the preamble hereto and includes each other Person appointed as the successor pursuant to Article IX. The Administrative Agent may perform its duties hereunder from any of its designated branch offices or through any of its affiliates.
“Administrative Agent’s Office” shall mean, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.01 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify Borrower and the Lenders.
“Administrative Questionnaire” shall mean an Administrative Questionnaire available upon request from the Administrative Agent.
“Affected Financial Institution” shall mean (a) any EEA Financial Institution, or (b) any UK Financial Institution.
“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent Parties” shall have the meaning assigned to such term in Section 10.01(c).
“Agents” shall mean the Administrative Agent and the Collateral Agent; and “Agent” shall mean any of them.
“Aggregate Revolving Commitments” shall mean, at any time, the aggregate amount of the Revolving Lenders’ Revolving Commitments at such time. The initial amount of the Aggregate Revolving Commitments on the Closing Date shall be $450.0 million.
“Agreement” shall have the meaning assigned to such term in the preamble hereto.

“Alternate Base Rate” shall mean, for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) ~~the LIBOR Rate~~Term SOFR plus 100 basis points; provided, that, if the Alternate Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.11, then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.
“Alternate Currency” shall mean each of (a) euros, pounds, and Australian dollars and (b) any other currency (other than dollars) approved in accordance with Section 1.09; provided, that, for each Alternate Currency, such currency is an Eligible Currency.
“Alternate Currency Daily Rate” shall mean, for any day, with respect to any Credit Extension:
(a)
denominated in pounds, the rate per annum equal to SONIA determined pursuant to the definition thereof plus the SONIA Adjustment; and
(b)
denominated in any other Alternate Currency (to the extent such Loans denominated in such currency will bear interest at a daily rate), the daily rate per annum as designated with respect to such Alternate Currency at the time such Alternate Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.09 plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.09;

provided, that, if any Alternate Currency Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. Any change in an Alternate Currency Daily Rate shall be effective from and including the date of such change without further notice.

“Alternate Currency Daily Rate Loan” shall mean a Revolving Loan that bears interest at a rate based on the definition of “Alternate Currency Daily Rate.” All Alternate Currency Daily Rate Loans must be denominated in an Alternate Currency.
“Alternate Currency Equivalent” shall mean, at any time, with respect to any amount denominated in dollars, the equivalent amount thereof in the applicable Alternate Currency as determined by the Administrative Agent or an Issuing Bank, as the case may be, by reference to Bloomberg (or such other publicly available service for displaying exchange rates), to be the exchange rate for the purchase of such Alternate Currency with dollars at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided, however, that if no such rate is available, the “Alternate Currency Equivalent” shall be determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, using any reasonable method of determination its deems appropriate in its sole discretion (and such determination shall be conclusive absent manifest error).
“Alternate Currency Revolving Loan” shall mean each Alternate Currency Daily Rate Loan and Alternate Currency Term Rate Loan.

“Alternate Currency Sublimit” shall mean an amount equal to the lesser of (a) the Aggregate Revolving Commitments, and (b) $50.0 million. The Alternate Currency Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Alternate Currency Term Rate” shall mean, for any Interest Period, with respect to any Credit Extension:

(c)
denominated in euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period;
(d)
denominated in Australian dollars, the rate per annum equal to the Bank Bill Swap Reference Bid Rate (“BBSY”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the Rate Determination Date with a term equivalent to such Interest Period;
(e)
denominated in any other Alternate Currency (to the extent such Loans denominated in such currency will bear interest at a term rate), the term rate per annum as designated with respect to such Alternate Currency at the time such Alternate Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.09 plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.09;

provided, that, if any Alternate Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Alternate Currency Term Rate Loan” shall mean a Revolving Loan that bears interest at a rate based on the definition of “Alternate Currency Term Rate.” All Alternate Currency Term Rate Loans must be denominated in an Alternate Currency.
“Amortization Date” shall mean the last Business Day of each March, June, September and December and the Term Loan Maturity Date.
“Anti-Terrorism Laws” shall mean any Requirement of Law related to terrorism financing or money laundering including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (“USA PATRIOT Act”) of 2001 (Title III of Pub. L. 10756), The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) and Executive Order 13224 (effective September 24, 2001).
“Applicable Authority” shall mean, with respect to any Alternate Currency, the applicable administrator for the Relevant Rate for such Alternate Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator.
“Applicable Commitment Fee Rate” shall mean, for any day, the applicable percentage per annum set forth below under the appropriate caption:

Level	Net Secured Total Leverage Ratio	Commitment Fee Rate
I	> 2.00:1.0	0.325%
II	< 2.00:1.0 but > 1.50:1.0	0.275%
III	< 1.50:1.0 but > 1.00:1.0	0.200%
IV	< 1.00:1.0	0.150%
The Applicable Commitment Fee Rate in effect from the Closing Date through the fifth Business Day immediately following the date that financial statements and certificates required by Section 5.01(a) or (b) and Section 5.01(c), respectively, are delivered for the fiscal quarter ending September 30, 2021 shall be determined based on Level IV. The Applicable Commitment Fee Rate shall be subject to the provisions applicable to the Applicable Commitment Fee Rate set forth in Annex I.
“Applicable Margin” shall mean, for any day, (a) with respect to any Loan (other than any Incremental Term Loan or any Replacement Term Loan), the applicable percentage per annum set forth in Annex I under the appropriate caption, (b) with respect to the Incremental Term Loans made pursuant to any Increase Joinder, the percentage(s) per annum set forth in such Increase Joinder, and (c) with respect to the Replacement Term Loans made pursuant to any Replacement Term Loan Facility Amendment, the percentage(s) per annum set forth in such Replacement Term Loan Facility Amendment.
“Applicable Period” shall have the meaning assigned to such term in Annex I.
“Applicable Time” shall mean, with respect to any borrowings and payments in any Alternate Currency, the local time in the place of settlement for such Alternate Currency as may be determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Approved Currency” shall mean each of dollars and each Alternate Currency.
“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Asset Sale” shall mean (a) any conveyance, sale, non-ordinary course lease or sublease, non-ordinary course exclusive license or sublicense, assignment, transfer or other disposition (including by way of merger or consolidation and including any Sale and Leaseback Transaction) of any property, but excluding sales of inventory and dispositions of cash and Cash Equivalents, in each case, in the ordinary course of business, by Borrower or any of its Subsidiaries, and (b) any issuance or sale of any Equity Interests of any Subsidiary of Borrower, in each case, to any Person other than (i) Borrower, (ii) any Subsidiary Guarantor or (iii) other than for purposes of Section 6.06, any other Subsidiary.
“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.04(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit B, or any other form (including an electronic documentation form generated by use of an electronic platform) approved by the Administrative Agent.
“Attributable Indebtedness” shall mean, when used with respect to any Sale and Leaseback Transaction, as at the time of determination, the present value (discounted at a rate equivalent to Borrower’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

“Audited Financial Statements” shall have the meaning assigned to such term in Section 3.04(a).
“Australian dollar” or “A$” shall mean the lawful currency of the Commonwealth of Australia.
“Auto-Extension Letter of Credit” shall have the meaning assigned to such term in Section 2.19(b)(iv).
“Available Amount” shall mean, as of any date of determination, an amount equal to the total of (a) the sum of (i) $150.0 million, plus (ii) without duplication, (A) an amount equal to 50% of the cumulative Consolidated Net Income for the period (taken as one accounting period) from the beginning of the first fiscal quarter of Borrower commencing on or after the Closing Date to the end of Borrower’s fiscal quarter most recently ended on or prior to such date of determination in respect of which a Compliance Certificate has been delivered as required hereunder, plus (B) 100% of the Net Cash Proceeds of any Equity Issuances (other than any Preferred Stock Issuances or pursuant to a Permitted Warrant Transaction) and the fair market value of all other property and marketable securities received by Borrower in connection with any Equity Issuances (other than any Preferred Stock Issuances), in each case, received by Borrower prior to such date of determination from Equity Issuances (other than any Preferred Stock Issuances or pursuant to a Permitted Warrant Transaction) consummated after the Closing Date (provided, that, it is understood and agreed that the amount calculated under clause (a)(ii) shall not be less than $0), minus (b) the sum of (i) the aggregate amount of all Dividends made in reliance on the Available Amount pursuant to Section 6.07(b)(ii) prior to such date of determination, plus (ii) the aggregate amount of all payments, prepayments, redemptions and acquisitions made in reliance on the Available Amount pursuant to Section 6.10(a)(ii)(B) prior to such date of determination.

~~“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period, or (b) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.~~

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” shall mean Bank of America, N.A., and its successors.
“Basel III” shall mean, collectively, those certain agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems”, “Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring” and “Guidance for National Authorities Operating the Countercyclical Capital Buffer,” each as published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated.

~~“Benchmark” shall mean, initially, LIBOR; provided, that, if a replacement of the Benchmark has occurred pursuant to Section 2.11(c) then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.~~

~~“Benchmark Replacement” shall mean:~~

~~(a) For purposes of Section 2.11(c)(i), the first alternative set forth below that can be determined by the Administrative Agent:~~

~~(i) the sum of: (A) Term SOFR; plus (B) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, and 0.71513% (71.513 basis points) for an Available Tenor of twelve-months’ duration; or~~

~~(ii) the sum of: (A) Daily Simple SOFR; plus (B) 0.11448% (11.448 basis points);~~

~~provided, that, if initially LIBOR is replaced with the rate contained in clause (a)(ii) above and subsequent to such replacement, the Administrative Agent determines that Term SOFR has become available and is administratively feasible for the Administrative Agent in its sole discretion, and the Administrative Agent notifies Borrower and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Benchmark Replacement shall be as set forth in clause (a)(i) above; and~~

~~(b) for purposes of Section 2.11(c)(ii), the sum of (i) the alternate benchmark rate, plus (ii) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and Borrower as the replacement Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by a Relevant Governmental Body, for dollar-denominated syndicated credit facilities at such time;~~

~~provided, that, if any Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than zero, such Benchmark Replacement will be deemed to be zero for the purposes of this Agreement and the other Loan Documents. Any Benchmark Replacement shall be applied in a manner consistent with market practice; provided, that, to the extent such market practice is not administratively feasible for the Administrative Agent, such Benchmark Replacement shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.~~

~~“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” the timing and frequency of determining rates and making payments of interest, the timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner~~

~~of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).~~

~~“Benchmark Transition Event” shall mean, with respect to any then-current Benchmark other than LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark or a Governmental Authority with jurisdiction over such administrator announcing or stating that all Available Tenors are or will no longer be representative, or made available, or used for determining the interest rate of loans, or shall or will otherwise cease; provided, that, at the time of such statement or publication, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide any representative tenors of such Benchmark after such specific date.~~

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.
“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.
“Board of Directors” shall mean, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person, (b) in the case of any limited liability company, the manager, board of managers or other similar Person or group of Persons in respect of such Person, (c) in the case of any limited partnership, the general partner of such Person or (d) the functional equivalent of the foregoing.
“BofA Securities” shall mean BofA Securities, Inc.
“Borrower” shall have the meaning assigned to such term in the preamble hereto.
“Borrower Materials” shall have the meaning assigned to such term in Section 10.01(c).
“Borrowing” shall mean (a) Loans of the same Class, Type and currency, made, converted or continued on the same date and, in the case of ~~Eurodollar~~Term SOFR Loans and Alternate Currency Term Rate Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.
“Borrowing Request” shall mean a request by Borrower in accordance with the terms of Section 2.03 or Section 2.18, as applicable, and substantially in the form of Exhibit C, or such other form (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) as shall be approved by the Administrative Agent, appropriately completed and signed by a Responsible Officer of Borrower.
“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in dollars is located and:

~~(a) if such day relates to any interest rate settings as to a Eurodollar Loan, any fundings, disbursements, settlements and payments in dollars in respect of any such Eurodollar Loan, or any other dealings in dollars to be carried out pursuant to this Agreement in respect of any such Eurodollar Loan, means any such day on which dealings in deposits in dollars are conducted by and between banks in the London interbank eurodollar market;~~

(a)
[reserved];
(b)
if such day relates to any interest rate settings as to an Alternate Currency Revolving Loan denominated in euro, any fundings, disbursements, settlements and payments in euro in respect of any such Alternate Currency Revolving Loan, or any other dealings in euro to be carried out pursuant to this Agreement in respect of any such Alternate Currency Revolving Loan, means a TARGET Day;
(c)
if such day relates to any interest rate settings as to an Alternate Currency Revolving Loan denominated in pounds, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom; and
(d)
if such day relates to any fundings, disbursements, settlements and payments in a currency other than euro in respect of an Alternate Currency Revolving Loan denominated in a currency other than euro, or any other dealings in any currency other than euro to be carried out pursuant to this Agreement in respect of any such Alternate Currency Revolving Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
“Capital Assets” shall mean, with respect to any Person, all equipment, fixed assets and Real Property or improvements of such Person, or replacements or substitutions therefor or additions thereto, that, in accordance with GAAP, have been or should be reflected as additions to property, plant or equipment on the balance sheet of such Person.
“Capital Expenditures” shall mean, for any period, without duplication, all expenditures made directly or indirectly by Borrower and its Subsidiaries during such period for Capital Assets (whether paid in cash or other consideration, financed by the incurrence of Indebtedness or accrued as a liability), but excluding any portion of such expenditures attributable solely to acquisitions of property, plant and equipment in Permitted Acquisitions.
“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided, that, all leases of any Person that are or would be characterized as operating leases in accordance with GAAP on the Closing Date (whether or not such operating leases were in effect on such date) shall continue to be considered as operating leases (and not as capital leases) for purposes of this Agreement regardless of any change in GAAP following the date that would otherwise require the accounting for such leases to reflect a right-to-use asset and a lease liability on the consolidated balance sheet of Borrower.
“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Collateral Agent, for the benefit of one or more of the Issuing Banks or the Lenders, as collateral for LC Obligations or obligations of the Revolving Lenders to fund participations in respect of LC Obligations, (a) cash or deposit account balances, (b) backstop letters of credit entered into on terms, from issuers and in amounts satisfactory to the Collateral Agent and the applicable Issuing Bank, and/or (c) if the Collateral Agent and the applicable Issuing Bank shall agree, in their sole discretion, other credit support, in each case, in dollars and pursuant to documentation in form and substance satisfactory to the Collateral Agent and such Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” shall mean, as to any Person, (a) securities issued, or directly, unconditionally and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided, that, the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such Person; (b) time deposits and certificates of deposit of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $500.0 million and a rating of at least A or the equivalent thereof by S&P or A2 or the equivalent thereof by Moody’s with maturities of not more than one year from the date of acquisition by such Person; (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above, which repurchase obligations are secured by a valid perfected security interest in the underlying securities; (d) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s, and in each case maturing not more than one year after the date of acquisition by such Person; (e) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (d) above; (f) other Investments permitted by the guidelines set forth in Schedule 1.01(c); (g) demand deposit accounts maintained in the ordinary course of business; and (h) in the case of any Subsidiary of Borrower organized or having a material place of business outside the United States, investments denominated in the currency of the jurisdiction in which such Subsidiary is organized or has a material place of business which are substantially similar to the items specified in clauses (a) through (f) above.
“Casualty Event” shall mean any involuntary loss of title, any involuntary loss of, damage to or any destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of Borrower or any of its Subsidiaries. “Casualty Event” shall include but not be limited to any taking of all or any part of any Real Property of any Person, in or by condemnation or other eminent domain proceedings pursuant to any Requirement of Law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any Person by any Governmental Authority, civil or military, or any settlement in lieu thereof.
“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq. and all implementing regulations.
A “Change in Control” shall be deemed to have occurred if:
(f)
at any time a “change of control” (or similar event) under and as defined in the documents evidencing, governing or securing any Material Borrowed Indebtedness shall occur and as a result thereof a default or event of default in respect of such Material Borrowed Indebtedness shall exist or Borrower shall become obligated to prepay or redeem, or to offer to prepay or repurchase, such Material Borrowed Indebtedness prior to the final maturity thereof; or
(g)
any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have

“beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock of Borrower representing more than 35% of the aggregate voting power of the total outstanding Voting Stock of Borrower.

For purposes of this definition, a person shall not be deemed to have beneficial ownership of Equity Interests subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

“Change in Law” shall mean the occurrence, after the Closing Date, of any of the following: (a) the adoption, phase-in or taking into effect of any law, treaty, order, policy, rule or regulation (or any provision thereof), (b) any change in any law, treaty, order, policy, rule or regulation or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.
“Class,” when used in reference to any Loan or any Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans, Incremental Term Loans, Replacement Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, a Term Loan Commitment, an Incremental Term Loan Commitment, a Replacement Term Loan Commitment or the Swingline Lender Commitment, in each case, under this Agreement as originally in effect or pursuant to Section 2.20.
“Closing Date” shall mean September 13, 2021.
“CME” shall mean CME Group Benchmark Administration Limited.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” shall mean, collectively, all of the Security Agreement Collateral and all other property of whatever kind and nature subject or purported to be subject from time to time to a Lien under any Security Document.
“Collateral Agent” shall have the meaning assigned to such term in the preamble hereto and includes each other Person appointed as the successor pursuant to Article IX. The Collateral Agent may perform its duties hereunder from any of its designated branch offices or through any of its affiliates.
“Comcast Warrants” shall mean Borrower’s stock warrants issued to the Comcast Corporation (or its successors or assigns).
“Commitment” shall mean, with respect to any Lender, such Lender’s Revolving Commitment, such Lender’s Term Loan Commitment, such Lender’s Incremental Term Loan Commitments, such Lender’s Replacement Term Loan Commitments or such Lender’s Swingline Lender Commitment, as the context may require.
“Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).
“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Communication” shall mean this Agreement, any other Loan Document, and any other document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.
“Companies” shall mean Borrower and its Subsidiaries; and “Company” shall mean any one of them.
“Competitor” shall mean any competitor of Borrower or any of its Subsidiaries that is in the same or a similar line of business as Borrower or any of its Subsidiaries and is designated by legal name in writing from time to time by Borrower to the Administrative Agent.
“Compliance Certificate” shall mean a certificate of a Financial Officer of Borrower substantially in the form of Exhibit D.
“Conforming Changes” shall mean, with respect to the use, administration of or any conventions associated with SONIA, BBSY, EURIBOR, or any proposed Successor Rate for an Alternate Currency, as applicable, any conforming changes to the definition of “SONIA”, the definition of “BBSY”, the definition of “EURIBOR,” the definition of “Interest Period,”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of “Business Day,” timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such Alternate Currency (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such Alternate Currency exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Consolidated Amortization Expense” shall mean, for any period, the amortization expense of Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
“Consolidated Depreciation Expense” shall mean, for any period, the depreciation expense of Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
“Consolidated EBITDA” shall mean, for any period, for Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, Consolidated Net Income for such period, adjusted by (x) adding thereto, in each case only to the extent (and in the same proportion) deducted in determining such Consolidated Net Income and without duplication:
(h)
Consolidated Interest Expense for such period,
(i)
Consolidated Amortization Expense for such period,
(j)
Consolidated Depreciation Expense for such period,
(k)
Consolidated Tax Expense for such period,

(l)
fees, expenses, financing costs, severance costs and management bonuses incurred or paid in such period in connection with (i) any Permitted Acquisition (or proposed Permitted Acquisition) or (ii) any business restructuring; provided, that, the aggregate amount added to Consolidated EBITDA pursuant to this clause (e)(ii) shall not exceed fifteen percent (15%) of Consolidated EBITDA (calculated without giving effect to the add-back permitted pursuant to this clause (e)(ii)) for such period,
(m)
the aggregate amount of all other non-cash charges, expenses or losses reducing Consolidated Net Income (excluding any non-cash charge, expense or loss that results in an accrual of a reserve for cash charges in such period or in any future period and any non-cash charge, expense or loss relating to write-offs, write-downs or reserves with respect to accounts or inventory) for such period,
(n)
acquired in-process research and development expenditures for such period that are expensed at the time of or immediately following the acquisition thereof, in a Permitted Acquisition or otherwise,
(o)
fees, expenses and financing costs incurred or paid in such period in connection with any incurrence or issuance of any Indebtedness permitted pursuant to the terms of this Agreement (or any proposed incurrence or issuance of any such Indebtedness) or any Equity Issuance (or any proposed Equity Issuance), in each case to the extent required to be expensed under GAAP,
(p)
any amortization or write-down of intangible assets (including goodwill, software and organizational costs) in such period,
(q)
contingent consideration paid in such period in connection with a Permitted Acquisition to the extent required to be expensed under GAAP,
(r)
non-cash expenses for such period related to equity-based compensation,
(s)
amortization or write-off of customer incentive payments in such period treated as contra-revenue under GAAP,
(t)
the amount of any minority interest expense or non-controlling interest expense in such period consisting of Subsidiary income attributable to minority Equity Interests of third parties in any non-Wholly Owned Subsidiary,
(u)
to the extent actually reimbursed in such period, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with any Permitted Acquisition,
(v)
expenses incurred for such period with respect to liability or casualty events or business interruption, to the extent Borrower has a reasonable good faith belief that it or its Subsidiaries will receive net cash proceeds from insurance with respect thereto,
(w)
losses incurred in such period in connection with any redemption or repurchases of 2016 Convertible Notes, the Specified Unsecured Indebtedness or any other debt securities of Borrower permitted pursuant to the terms of this Agreement,
(x)
rental payments in such period in connection with Attributable Indebtedness and synthetic leases,

(y)
extraordinary, unusual or non-recurring cash charges and losses incurred or recognized; provided, that, the aggregate amount of extraordinary, unusual or non-recurring cash charges and losses added-back pursuant to this clause (r) shall not exceed seven and one-half percent (7.5%) of Consolidated EBITDA (calculated without giving effect to the add-back permitted pursuant to this clause (r)) for such period, and
(z)
pro forma adjustments, pro forma cost savings, operating expense reductions and cost synergies, in each case, related to any Specified Transaction consummated by Borrower or any of its Subsidiaries and projected by Borrower in good faith to result from actions taken or expected to be taken (in the good faith determination of Borrower) within 18 months after the date any such Specified Transaction is consummated, and any “run rate” cost savings, operating expense reductions and synergies projected by Borrower in good faith to result from actions either taken or expected to be taken within 18 months after the date of determination to take such action, in each case, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions; provided, that, (A) the aggregate amount of all adjustments pursuant to this clause (s) for any period shall not exceed ten percent (10%) of Consolidated EBITDA (calculated without giving effect to the adjustments permitted pursuant to this clause (s)) for such period, (B) such adjustments, operating expense reductions, cost savings and synergies are reasonably identifiable and factually supportable, (C) no adjustments, cost savings, operating expense reductions or synergies shall be added pursuant to this clause (s) to the extent duplicative of any amount otherwise added to, or included in, Consolidated Net Income, whether through a pro forma adjustment or otherwise (it being understood and agreed that “run rate” shall mean the full recurring benefit that is associated with any action taken), (D) the share of any such cost savings, expenses and charges with respect to a joint venture that are to be allocated to Borrower or any of its Subsidiaries shall not exceed the total amount thereof for any such joint venture multiplied by the percentage of income of such joint venture expected to be included in Consolidated EBITDA for the relevant period and (E) projected amounts (that are not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to this clause (s) to the extent occurring more than six (6) fiscal quarters after the Specified Transaction or Specified Transactions, as the case may be, taken in order to realize such adjustments, cost saving, operating expense reductions and/or cost synergies;

and (y) subtracting therefrom, in each case only to the extent (and in the same proportion) included in determining such Consolidated Net Income and without duplication:

(aa)
the aggregate amount of all non-cash income or gains increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business or any non-cash income or gains to be received in cash in such period or in any future period) for such period,
(bb)
income created by or relating to contingent consideration in an Asset Sale to the extent recognized as revenue under GAAP for such period, and
(cc)
gains in such period in connection with any redemption or repurchases of 2016 Convertible Notes, the Specified Unsecured Indebtedness or any other debt securities of Borrower permitted pursuant to the terms of this Agreement.
Consolidated EBITDA shall be calculated for all purposes (i) on a Pro Forma Basis to give effect to any Permitted Acquisition or Asset Sale (other than any disposition in the ordinary course of business) consummated at any time on or after the first day of the applicable Test Period and prior to the applicable date of determination as if each such Permitted Acquisition and Asset Sale had been effected on the first day of such period; and (ii) to exclude the effects of adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue required or permitted by GAAP resulting from the application of purchase accounting in relation to any Permitted Acquisition.
“Consolidated Indebtedness” shall mean, as at any date of determination, the aggregate amount of all Indebtedness (other than (x) Indebtedness of the types described in clause (h) and clause (j) (as to contingent amounts only) of the definition of “Indebtedness”, (y) Indebtedness of the types described in clause (c), clause (d), or clause (i) of the definition of “Indebtedness”, and (z) Indebtedness of the types described in clause (f) or clause (k) of the definition of “Indebtedness”, or of the type described in the last sentence of the definition of “Indebtedness”, in each case in this clause (z), to the extent that the underlying Indebtedness of others is of the types described in clause (h) and clause (j) (as to contingent amounts only) of the definition of “Indebtedness”) of Borrower and its Subsidiaries as at such date of determination, determined on a consolidated basis in accordance with GAAP.
“Consolidated Interest Coverage Ratio” shall mean, for any Test Period, the ratio of (a) Consolidated EBITDA for such Test Period to (b) Consolidated Interest Expense payable in cash on a current basis for such Test Period.
“Consolidated Interest Expense” shall mean, for any period, the total consolidated interest expense of Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (excluding (a) any fees, including upfront fees, and any other fees and expenses associated or paid in connection with this Agreement and the consummation of the transactions contemplated hereby, (b) annual agency fees, paid to the Administrative Agent, (c) fees and expenses associated with any Investment permitted hereunder (whether or not consummated), (d) any interest component relating to the accretion or accrual of discounted liabilities and (e) any writeoff of unamortized debt issuance costs upon the prepayment of the Specified Unsecured Notes or the 2016 Convertibles Notes); provided, that, Consolidated Interest Expense shall be calculated after giving effect to Hedging Agreements related to interest rates (including associated costs), on a “hedge” basis, regardless of whether such basis is available under GAAP and excluding mark-to-market gains and losses with respect to Hedging Agreements related to interest rates.

Consolidated Interest Expense shall be calculated on a Pro Forma Basis to give effect to any Indebtedness (other than Indebtedness incurred for ordinary course working capital needs under ordinary course revolving credit facilities) incurred, assumed or permanently repaid or extinguished at any time on or after the first day of the applicable Test Period and prior to the applicable date of determination in connection with any Permitted Acquisition or any Asset Sale as if such incurrence, assumption, repayment or extinguishment had been effected on the first day of such period (with the interest expense on any such Indebtedness bearing interest at a floating rate being determined for periods prior to the date when actually incurred based upon the interest rate thereon in effect on the date of such incurrence).

“Consolidated Net Income” shall mean, for any period, the consolidated net income (or loss) of Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, that, there shall be excluded from such net income (to the extent otherwise included therein), without duplication:
(dd)
the net income (or loss) of any Person (other than a Subsidiary of Borrower) in which any Person other than Borrower and its Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by Borrower or any of its Subsidiaries during such period from such Person;

(ee)
any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by Borrower or any of its Subsidiaries upon any Asset Sale (other than any dispositions in the ordinary course of business) by Borrower or any of its Subsidiaries, including any restructuring charges related thereto to the extent required to be expensed in accordance with GAAP;
(ff)
gains and losses due solely to fluctuations in currency values and the related tax effects determined in accordance with GAAP for such period;
(gg)
earnings resulting from any reappraisal, revaluation or write-up of assets for such period;
(hh)
mark-to-market gains and losses with respect to Hedging Obligations for such period; and
(ii)
any unusual, infrequent or nonrecurring gain (or usual, infrequent or nonrecurring loss), together with any related provision for taxes on any such gain (or the tax effect of any such loss), recorded or recognized by Borrower or any of its Subsidiaries during such period.
“Consolidated Tax Expense” shall mean, for any period, the tax expense of Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
“Contingent Obligation” shall mean, as to any Person, any obligation, agreement, understanding or arrangement of such Person guaranteeing or intended to guarantee any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (d) with respect to bankers’ acceptances, letters of credit and similar credit arrangements, until a reimbursement obligation arises (which reimbursement obligation shall constitute Indebtedness); or (e) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, that, the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable, whether singly or jointly, pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

~~“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.~~

“Covered Entity” shall mean any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning specified in Section 10.25.
“Credit Extension” shall mean, as the context may require, (a) the making of a Loan by a Lender or (b) an LC Credit Extension.
“CSG SA Holdings” shall mean CSG SA Holdings (Pty) Ltd., a company organized under the laws of South Africa.
“CSG SA Services” shall mean CSG SA Services (Pty) Ltd., a company organized under the laws of South Africa.
“Daily Simple SOFR” with respect to any applicable determination date means the ~~secured overnight financing rate (“~~SOFR~~”)~~ published on such date ~~by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator)~~ on the Federal Reserve Bank of New York’s website (or any successor source).
“De Minimis Subsidiary” shall mean, as of any date, any Subsidiary (including any Foreign Subsidiary that becomes a Domestic Subsidiary) with, in the aggregate as of such date, consolidated assets having a book value of less than $10.0 million; provided, that, as of any date, the consolidated assets of all De Minimis Subsidiaries, taken together, shall not exceed 15% of the consolidated assets of Borrower and its Subsidiaries as of the last day of the Test Period most recently ended on or prior to such date.
“Debt Issuance” shall mean the incurrence by Borrower or any of its Subsidiaries of any Indebtedness on or after the Closing Date (other than Indebtedness permitted by Section 6.01).
“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” shall mean any event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.
“Default Rate” shall have the meaning assigned to such term in Section 2.06(e).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” shall mean, subject to Section 2.20(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified Borrower, the Administrative Agent, any Issuing Bank or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or Borrower, to confirm in writing to the Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided, that, such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided, that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.20(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to Borrower, each Issuing Bank, the Swingline Lender and each other Lender promptly following such determination.
“Disqualified Capital Stock” shall mean any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Final Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in clause (a) above, in each case at any time on or prior to the first anniversary of the Final Maturity Date, or (c) contains any repurchase obligation which may come into effect prior to payment in full of all Obligations; provided, that, any Equity Interests that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of a change in control or an asset sale occurring prior to the first anniversary of the Final Maturity Date shall not constitute Disqualified Capital Stock if such Equity Interests provide that the issuer thereof will not redeem any such Equity Interests pursuant to such provisions prior to the repayment in full of the Obligations.
“Disqualified Institution” shall mean (a) Competitors of Borrower and its Subsidiaries, or any Affiliates of any such Competitors, that in each case have been identified by legal name by Borrower in writing to the Administrative Agent prior to the Closing Date or from time to time thereafter, (b) certain other Persons that have been identified by legal name by Borrower in writing to the Administrative Agent prior to the Closing Date, or (c) any Affiliate of any Competitor or other Person identified pursuant to clause (a) or clause (b) that, in each case, is obviously (based solely on the similarity of the legal name of such

Affiliate to the name of such Competitor or such other Person) an Affiliate of such Competitor or such other Person; provided, that, the foregoing shall not apply to retroactively disqualify any Person that has previously acquired Loans and/or Commitments via assignment or participation to the extent any such party was not a Disqualified Institution at the time of such assignment or participation.
“Disqualifying Event” shall have the meaning assigned to such term in the definition of “Eligible Currency.”
“Dividend” with respect to any Person, shall mean, that such Person has declared or paid a dividend or returned any equity capital to the holders of its Equity Interests or authorized or made any other distribution, payment or delivery of property (other than Qualified Capital Stock of such Person) or cash to the holders of its Equity Interests as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any of its Equity Interests outstanding (or any options or warrants issued by such Person with respect to its Equity Interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any of the Equity Interests of such Person outstanding (or any options or warrants issued by such Person with respect to its Equity Interests).
“Dollar Equivalent” shall mean, for any amount, at the time of determination thereof, (a) if such amount is expressed in dollars, such amount, (b) if such amount is expressed in an Alternate Currency, the equivalent of such amount in dollars determined by using the rate of exchange for the purchase of dollars with the Alternate Currency last provided (either by publication or otherwise provided to the Administrative Agent or the applicable Issuing Bank, as applicable) by the applicable Bloomberg source (or such other publicly available source for displaying exchange rates) on date that is two (2) Business Days immediately preceding the date of determination (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in dollars as determined by the Administrative Agent or the applicable Issuing Bank, as applicable using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in dollars as determined by the Administrative Agent or the applicable Issuing Bank, as applicable, using any method of determination it deems appropriate in its sole discretion. Any determination by the Administrative Agent or the applicable Issuing Bank pursuant to clauses (b) or (c) above shall be conclusive absent manifest error.
“dollars” or “$” shall mean lawful money of the United States.
“Domestic EBITDA Percentage” shall mean the percentage of Consolidated EBITDA for the four fiscal quarters most recently ended that is attributable to Companies that are not Foreign Subsidiaries.
“Domestic Holding Company Subsidiary” shall mean a Subsidiary, other than a Foreign Subsidiary, substantially all of whose assets consist of the Equity Interests in controlled foreign corporations within the meaning of Section 957(a) of the Code.
“Domestic Subsidiary” shall mean any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.
“DQ List” shall have the meaning assigned to such term in Section 10.04(h).

~~“Early Opt-in Effective Date” shall mean, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. on the fifth (5th) Business Day after the date notice~~

~~of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.~~

~~“Early Opt-in Election” shall mean the occurrence of: (a) a determination by the Administrative Agent, or a notification by Borrower to the Administrative Agent that Borrower has made a determination, that dollar-denominated syndicated credit facilities currently being executed, or that include language similar to that contained in Section 2.11(c), are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR; and (b) the joint election by the Administrative Agent and Borrower to replace LIBOR with a Benchmark Replacement and the provision by the Administrative Agent of written notice of such election to the Lenders.~~

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clause (a) or clause (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Copy” shall have the meaning specified in Section 10.22.
“Electronic Record” has the meanings assigned to it by 15 USC §7006.
“Electronic Signature” has the meanings assigned to it by 15 USC §7006.
“Eligible Assignee” shall mean any Person to whom a Lender is permitted to assign Loans and Commitments pursuant to Section 10.04(b). For the avoidance of doubt, any Disqualified Institution is subject to Section 10.04(h).
“Eligible Currency” shall mean any lawful currency other than dollars that is readily available, freely transferable and convertible into dollars in the international interbank market available to the Lenders or the applicable Issuing Bank, as applicable, in such market and as to which a Dollar Equivalent may be readily calculated. If, after the designation of any currency as an Alternate Currency, any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of all affected Lenders (in the case of any Loans to be denominated in an Alternate Currency) or the applicable Issuing Bank (in the case of any Letter of Credit to be denominated in an Alternate Currency), (a) such currency no longer being readily available, freely transferable and convertible into dollars, (b) a Dollar Equivalent no longer being readily calculable with respect to such currency, (c) such currency becoming impracticable for the Lenders or such Issuing Bank, as applicable, or (d) such currency being a currency in which all affected Lenders are not willing, or such Issuing Bank is not willing, as applicable, to make Credit Extensions (any such event referenced in clauses (a), (b), (c) or (d), a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders and Borrower, and such country’s currency shall no longer be an Alternate Currency until such time as the Disqualifying Event(s) no longer exist with respect to such currency. Within five (5) Business Days after receipt of such notice from the Administrative Agent, Borrower shall repay all Loans in such currency to which the Disqualifying Event(s) applies or convert such Loans into the Dollar Equivalent of Loans in dollars, subject to the other terms contained herein.
“Embargoed Person” shall mean any party that (a) is publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or resides, is organized or chartered in a country or territory subject to OFAC sanctions (as of the Closing Date, Cuba, Iran, Syria, North Korea or the Crimea Region of Ukraine) or embargo programs, (b) is publicly identified as prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any other Requirement of Law, or (c) is currently the subject or target of OFAC sanctions or embargo programs.
“Entity 1” means that certain Person identified to the Administrative Agent and the Lenders as “Entity 1” in the Side Letter.
“Entity 2” means that certain Person identified to the Administrative Agent and the Lenders as “Entity 2” in the Side Letter.
“Environment” shall mean ambient air, indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata and any other environmental medium and natural resources.
“Environmental Claim” shall mean any claim, notice, demand, order, action, suit, proceeding or other communication alleging liability for or obligation with respect to any investigation, remediation, removal, cleanup, response, corrective action, damages to natural resources, personal injury, property damage, fines, penalties or other costs resulting from, related to or arising out of (a) the presence, Release or threatened Release in or into the Environment of Hazardous Material at any location or (b) any violation or alleged violation of any Environmental Law, and shall include any claim seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from, related to or arising out of the presence, Release or threatened Release of Hazardous Material or alleged injury or threat of injury to health, safety or the Environment.
“Environmental Law” shall mean any and all present and future treaties, laws, statutes, ordinances, regulations, rules, decrees, orders, judgments, consent orders, consent decrees, code or other binding requirements, and the common law, relating to the Environment, the Release or threatened Release of pollutants, contaminants or hazardous or toxic materials, natural resources or natural resource damages, or human or occupational safety or health as it relates to human exposure to hazardous materials.
“Environmental Permit” shall mean any permit, license, approval, registration, notification, exemption, consent or other authorization required by or from a Governmental Authority under Environmental Law.
“Equity Interest” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on or issued after the Closing Date, but excluding debt securities convertible or exchangeable into such equity.

“Equity Issuance” shall mean, without duplication, (a) any issuance or sale by Borrower on or after the Closing Date of any Equity Interests in Borrower (including any Equity Interests issued upon exercise of any warrant or option) or any warrants or options to purchase Equity Interests or (b) any contribution to the capital of Borrower.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.
“ERISA Affiliate” shall mean, with respect to any Person, any trade or business (whether or not incorporated) that, together with such Person, is treated as a single employer under Section 414 of the Code.
“ERISA Event” shall mean (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived by regulation); (b) with respect to a Plan, the failure to satisfy the minimum funding standards of Sections 412 and 430 of the Code and Section 302 of ERISA, whether or not waived; (c) the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence by any Loan Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) a determination that any Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (g) the receipt by any Loan Party or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (h) the incurrence by any Loan Party or any of its ERISA Affiliates of any liability with respect to the withdrawal from any Plan or Multiemployer Plan; (i) the receipt by any Loan Party or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA or in endangered or critical status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (j) the “substantial cessation of operations” within the meaning of Section 4062(e) of ERISA with respect to a Plan; and (k) the making of any amendment to any Plan which could result in the imposition of a lien or the posting of a bond or other security.
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“EURIBOR” has the meaning specified in the definition of “Alternate Currency Term Rate.”
“euro” or “€” shall mean the single currency of the Participating Member States.

~~“Eurodollar Borrowing” shall mean a Borrowing comprised of Eurodollar Loans.~~

~~“Eurodollar Incremental Term Loan” shall mean any Incremental Term Loan bearing interest at a rate based on clause (a) of the definition of “LIBOR Rate” in accordance with the provisions of Article II.~~

~~“Eurodollar Loan” shall mean any Eurodollar Revolving Loan, any Eurodollar Term Loan, any Eurodollar Incremental Term Loan or any Eurodollar Replacement Term Loan.~~

~~“Eurodollar Replacement Term Loan” shall mean any Replacement Term Loan bearing interest at a rate based on clause (a) of the definition of “LIBOR Rate”.~~

~~“Eurodollar Revolving Loan” shall mean any Revolving Loan bearing interest at a rate based on clause (a) of the definition of “LIBOR Rate” in accordance with the provisions of Article II.~~

~~“Eurodollar Term Loan” shall mean any Term Loan bearing interest at a rate based on clause (a) of the definition of “LIBOR Rate” in accordance with the provisions of Article II.~~

“Event of Default” shall have the meaning assigned to such term in Section 8.01.
“Excess Amount” shall have the meaning assigned to such term in Section 2.10(f).
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Excluded Swap Obligation” shall mean, with respect to any Loan Party, any obligation (a “Swap Obligation”) to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, if, and to the extent that, all or a portion of the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 7.12 and any other “keepwell, support or other agreement” for the benefit of such Loan Party and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the guarantee of such Loan Party, or grant by such Loan Party of a Lien, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Hedging Agreement, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Hedging Agreements for which such guarantee or Lien is or becomes excluded in accordance with the first sentence of this definition.
“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case (i) imposed as a result of such recipient being organized under the law of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, or become a party to, performed its obligations or received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan or Loan Document), (b) in the case of a Lender (other than an assignee pursuant to a request by Borrower under Section 2.16), any U.S. federal withholding Tax that is imposed on payments resulting from any Requirements of Law that are in effect at the time such Lender becomes a party hereto, except to the extent that such Lender’s assignor, if any, was entitled, immediately prior to such assignment, to receive additional amounts or indemnity payments from the applicable Loan Party with respect to such withholding Tax pursuant to Section 2.15; (c) in the case of a Lender who designates a new lending office, any U.S. federal withholding Tax that is imposed on payments resulting from any Requirements of Law that are in effect at the time of such change in lending office, except to the extent that such Lender was entitled, immediately prior to such change in lending office, to receive additional amounts or indemnity payments from the applicable Loan Party with respect to such withholding Tax pursuant to Section 2.15, (d) any Tax that is attributable to such Lender’s failure to comply with Section 2.15(e), (e) taxes attributable to the failure by a beneficial owner (under applicable tax law) of a payment to provide (to any Person prescribed by law to receive) any documentation necessary to claim any applicable exemption from, or reduction of, such taxes, which documentation such beneficial owner was legally eligible to provide or (f) any withholding Taxes imposed under FATCA.
“Existing Credit Agreement” has the meaning specified in the Recitals hereto.
“Facility Office” shall mean the office designated by the applicable Lender through which such Lender will perform its obligations under this Agreement.
“Facility Termination Date” shall mean the date as of which all of the following shall have occurred: (a) all of the Commitments have terminated, (b) all Obligations have been paid in full in cash (other than contingent indemnification obligations for which no claim has been asserted), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the applicable Issuing Bank shall have been made).
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Rate” shall mean, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that, if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fee Letter” shall mean that certain fee letter agreement, dated August 4, 2021, among Bank of America, BofA Securities and Borrower.
“Fees” shall mean the Commitment Fees, the fees referred to in Section 2.05(b), the LC Participation Fees, the Fronting Fees and the fees referred to in the last sentence of Section 2.05(c).
“Final Maturity Date” shall mean, as of any date of determination, the latest of the Revolving Maturity Date, the Term Loan Maturity Date, any Incremental Term Loan Maturity Date applicable to existing Incremental Term Loans and any Replacement Term Loan Maturity Date applicable to existing Replacement Term Loans.
“Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such Person.
“First-Lien Leverage Ratio” shall mean, at any date of determination, the ratio of (a)(i) Consolidated Indebtedness that is secured as of such date, minus (ii) the aggregate amount of any Consolidated Indebtedness that is secured by Liens permitted by Section 6.02(o) as of such date to (b) Consolidated EBITDA for the Test Period most recently ended on or prior to such date.

“Foreign Lender” shall mean any Lender that is not, for United States federal income tax purposes, (a) an individual who is a citizen or resident of the United States, (b) a corporation, partnership or other entity treated as a corporation or partnership created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate whose income is subject to U.S. federal income taxation regardless of its source or (d) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust.
“Foreign Plan” shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by any Loan Party with respect to employees employed outside the United States.
“Foreign Subsidiary” shall mean a Subsidiary (a) that is organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia or (b) that is a direct Subsidiary of a Subsidiary described in clause (a) above.
“Fronting Exposure” shall mean, at any time there is a Defaulting Lender that is a Revolving Lender, (a) with respect to each Issuing Bank, such Defaulting Lender’s Pro Rata Percentage of the outstanding LC Obligations other than LC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Pro Rata Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof.
“Fronting Fee” shall have the meaning assigned to such term in Section 2.05(c).
“Fund” shall mean any Person that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“Funding Indemnity Letter” shall mean a funding indemnity letter in form and substance reasonably satisfactory to the Administrative Agent.
“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis.
“Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union, the European Central Bank or the Organisation for Economic Co-operation and Development).
“Governmental Real Property Disclosure Requirements” shall mean any requirement of Environmental Law requiring notification, registration or filing to or with any Governmental Authority in connection with the sale, lease, mortgage, assignment or other transfer (including any transfer of control) of any Real Property, facility, establishment or business.
“Guaranteed Obligations” shall have the meaning assigned to such term in Section 7.01.

“Guarantees” shall mean the guarantees issued pursuant to Article VII by each Loan Party.
“Hazardous Materials” shall mean the following: hazardous substances; hazardous wastes; polychlorinated biphenyls (“PCBs”) or any substance or compound containing PCBs; asbestos or any asbestos-containing materials in any form or condition; radon or any other radioactive materials including any source, special nuclear or by-product material; petroleum, crude oil or any fraction thereof; and any other pollutant or contaminant or chemicals, wastes, materials, compounds, constituents or substances, subject to regulation or which can give rise to liability under any Environmental Laws.
“Hedging Agreement” shall mean () any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and () any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; provided that “Hedging Agreement” shall not include any Specified Unsecured Indebtedness, any Permitted Bond Hedge Transactions or Permitted Warrant Transactions.
“Hedging Bank” shall have the meaning assigned to such term in the definition of “Secured Party.”
“Hedging Obligations” shall mean obligations under or with respect to Hedging Agreements.
“Honor Date” shall have the meaning assigned to such term in Section 2.19(c)(i).
“Immaterial Subsidiaries” shall mean any Subsidiaries of Borrower (a) the combined revenues of which constituted, for the period of four fiscal quarters ended on the last day of the most recent fiscal quarter or fiscal year in respect of which financial statements shall have been delivered pursuant to Section 5.01(a) or (b), less than, for all such Subsidiaries in the aggregate, 5% of the consolidated revenues of Borrower and its Subsidiaries for such period and (b) the consolidated assets of which constituted, as at the last day of such period, less than, for all such Subsidiaries in the aggregate, 5% of the consolidated assets of Borrower and its Subsidiaries as of the last day of such period.
“Increase Effective Date” shall have the meaning assigned to such term in Section 2.22(a).
“Increase Joinder” shall have the meaning assigned to such term in Section 2.22(c).
“Incremental Amount” shall mean, as of any date of determination, the sum of (a) the difference of (i) $200.0 million minus (ii) the aggregate amount of Incremental Facilities incurred in reliance on clause (a)(i) above prior to such date pursuant to Section 2.22, plus (b) an unlimited additional amount so long as the Maximum Leverage Ratio Requirement is satisfied at the time of incurrence of the applicable Incremental Facility.

“Incremental Facility” and “Incremental Facilities” shall have the meanings assigned to such terms in Section 2.22(a).
“Incremental Financing Commitments” shall have the meaning assigned to such term in Section 2.22(b).
“Incremental Revolving Increase” and “Incremental Revolving Increases” shall have the meanings assigned to such terms in Section 2.22(a).
“Incremental Term Borrowing” shall mean, with respect to any Incremental Term Loan Facility, a Borrowing comprised of Incremental Term Loans under such Incremental Term Loan Facility.
“Incremental Term Loan” shall have the meaning assigned to such term in Section 2.20(c).
“Incremental Term Loan Commitment” shall mean, as to each Lender with respect to an Incremental Term Loan Facility, the commitment of such Lender to make an Incremental Term Loan under such Incremental Term Loan Facility pursuant to an Increase Joinder; provided, that, at any time after the funding of an Incremental Term Loan Facility, any determination of “Required Lenders” shall include the outstanding amount of all Incremental Term Loans with respect to such Incremental Term Loan Facility.
“Incremental Term Loan Facility” and “Incremental Term Loan Facilities” shall have the meanings assigned to such terms in Section 2.22(a).
“Incremental Term Loan Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.
“Incremental Term Loan Maturity Date” shall have the meaning assigned to such term in Section 2.20(c).
“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person upon which interest charges are customarily paid or accrued (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business); (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person; (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding deferred compensation, contingent consideration in respect of Permitted Acquisitions and trade accounts payable and accrued obligations incurred in the ordinary course of business); (f) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, but limited to the fair market value of such property; (g) all Capital Lease Obligations, Purchase Money Obligations and synthetic lease obligations of such Person; (h) all Hedging Obligations to the extent required to be reflected on a balance sheet of such Person; (i) all Attributable Indebtedness of such Person; (j) all obligations of such Person for the reimbursement of any obligor in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions; and (k) all Contingent Obligations of such Person in respect of Indebtedness of others of the kinds referred to in clauses (a) through (j) above. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent that terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Indemnified Taxes” shall mean all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by any Loan Party under any Loan Document.
“Indemnitee” shall have the meaning assigned to such term in Section 10.03(b).
“Information” shall have the meaning assigned to such term in Section 10.12.
“Intec South Africa” shall mean Intec Telecom Systems South Africa (Pty) Ltd., a company organized under the laws of South Africa.
“Intellectual Property” shall have the meaning assigned to such term in Section 3.06(a).
“Interest Election Request” shall mean a request by Borrower to convert or continue a Revolving Borrowing, a Term Borrowing, an Incremental Term Borrowing or a Replacement Term Borrowing in accordance with Section 2.08(b), substantially in the form of Exhibit E, or such other form (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) as shall be approved by the Administrative Agent, appropriately completed and signed by a Responsible Officer of Borrower.
“Interest Payment Date” shall mean (a) with respect to any ABR Loan (including Swingline Loans), the last Business Day of each March, June, September and December to occur during any period in which such Loan is outstanding, (b) with respect to any ~~Eurodollar~~Term SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a ~~Eurodollar~~Term SOFR Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, (c) with respect to any Alternate Currency Daily Rate Loan, the last Business Day of each March, June, September and December to occur during any period in which such Loan is outstanding; (d) with respect to any Alternate Currency Term Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of an Alternate Currency Term Rate Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, (e) with respect to any Revolving Loan or any Swingline Loan, the Revolving Maturity Date or such earlier date on which the Revolving Commitments are terminated, (f) with respect to any Term Loan, the Term Loan Maturity Date, (g) with respect to any Incremental Term Loan, the Incremental Term Loan Maturity Date applicable to such Incremental Term Loan and (h) with respect to any Replacement Term Loan, the Replacement Term Loan Maturity Date applicable to such Replacement Term Loan.
“Interest Period” shall mean~~,~~ (a) with respect to ~~any Eurodollar Borrowing or~~ any Alternate Currency Term Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months (or such other period requested by Borrower and consented to by all of the applicable Lenders that is twelve months or less) thereafter (in each case, subject to availability for the interest rate applicable to the relevant currency), as Borrower may elect, and (b) with respect to any Term SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to availability for the interest rate applicable to dollars), as Borrower may elect; provided, that, (~~a~~i) if Borrower does not make an election of an Interest Period for a ~~Eurodollar~~Term SOFR Borrowing or an Alternate Currency Term Rate Borrowing in the applicable Borrowing Request or the applicable Interest Election Request, or if Borrower fails to timely deliver an applicable Interest Election Request, it shall be deemed to have elected an Interest Period of (~~i~~A) three months, in the case of any ~~Eurodollar~~Term SOFR Term Borrowing, any ~~Eurodollar~~Term SOFR Incremental Term Borrowing, or any ~~Eurodollar~~Term SOFR Replacement Term Borrowing, and (~~ii~~B) one month, in the case of any ~~Eurodollar~~Term SOFR Revolving Borrowing or Alternate Currency Term Rate Borrowing, (~~b~~ii) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (~~c~~iii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (~~d~~iv) no Interest Period shall extend beyond the applicable Maturity Date of the facility under which such Loan was made. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing; provided, that, an Interest Period shall be limited to the extent required under ~~Section 2.03(d)(ii)~~clause (E) of Section 2.03.
“Interim Financial Statements” shall have the meaning assigned to such term in Section 3.04(a).
“Investments” shall have the meaning assigned to such term in Section 6.04.
“ISP” shall mean, with respect to any Letter of Credit, the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).
“Issuer Documents” shall mean, with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by an Issuing Bank and Borrower (or any Subsidiary) or in favor of an Issuing Bank and relating to such Letter of Credit.
“Issuing Bank” shall mean, as the context may require, (a) Bank of America, in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of such Letters of Credit hereunder, (b) any Revolving Lender selected by Borrower pursuant to Section 2.19(j) from time to time to issue Letters of Credit hereunder (provided, that, no Revolving Lender shall be required to become an Issuing Bank hereunder pursuant to this clause (b) without such Revolving Lender’s consent), or any successor issuer thereof, or (c) any Revolving Lender selected by Borrower (with the prior consent of the Administrative Agent) to replace a Revolving Lender who is a Defaulting Lender at the time of such Revolving Lender’s appointment as an Issuing Bank (provided, that, no Revolving Lender shall be required to become an Issuing Bank hereunder pursuant to this clause (c) without such Revolving Lender’s consent), and any successor issuer thereof.
“Issuing Bank Commitment” shall mean, as to each Issuing Bank, its obligation to issue Letters of Credit pursuant to Section 2.19 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Issuing Bank’s name on Schedule 1.01(d), as such amount may be adjusted from time to time in accordance with this Agreement.
“Joinder Agreement” shall mean a joinder agreement substantially in the form of Exhibit F.
“Judgment Currency” shall have the meaning assigned to such term in Section 10.17(a).
“Judgment Currency Conversion Date” shall have the meaning assigned to such term in Section 10.17(a).
“LC Advance” shall mean, with respect to each Revolving Lender, such Revolving Lender’s funding of its participation in any LC Borrowing in accordance with its Pro Rata Revolving Percentage. All LC Advances shall be denominated in dollars.

“LC Borrowing” shall mean an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced with an ABR Revolving Borrowing. All LC Borrowings shall be denominated in dollars.
“LC Commitment” shall mean an amount equal to the lesser of (a) $40.0 million and (b) the Aggregate Revolving Commitments. The LC Commitment is part of, and not in addition to, the Aggregate Revolving Commitments.
“LC Credit Extension” shall mean the issuance of any Letter of Credit, or the amendment, extension or renewal of any existing Letter of Credit, in each case by any Issuing Bank.
“LC Obligations” shall mean, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit, plus the aggregate of all Unreimbursed Amounts (including all LC Borrowings). For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“LC Participation Fee” shall have the meaning assigned to such term in Section 2.05(c).
“LCA Election” shall have the meaning assigned to such term in the definition of “Permitted Acquisition.”
“LCA Test Date” shall have the meaning assigned to such term in the definition of “Permitted Acquisition.”
“Lead Arrangers” shall mean, collectively, (a) BofA Securities, in its capacity as a joint lead arranger and a joint bookrunner, and (b) WFS, in its capacity as a joint lead arranger and a joint bookrunner.
“Lender” shall mean (a) each Person that is identified as a “Lender” on the signature pages hereto and (b) each Person that has become a party to this Agreement as a Lender hereto in accordance with the terms of this Agreement, in each case, and their respective successors and assigns, but excluding, in each case, any such Person that has ceased to be a party hereto pursuant to the terms of this Agreement. Unless the context clearly indicates otherwise, the term “Lender” shall include the Swingline Lender.
“Lender Parties” and “Lender Recipient Parties” shall mean, collectively, the Lenders, the Swingline Lender and the Issuing Bank.
“Lending Office” shall mean, as to any Agent, any Issuing Bank or any Lender, the office or offices of such Person described as such in such Person’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify Borrower and the Administrative Agent; which office or offices may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“Letter of Credit” shall mean any standby letter of credit issued or to be issued by an Issuing Bank for the account of Borrower or any Subsidiary pursuant to Section 2.19. Letters of Credit may be issued in any Approved Currency.

“Letter of Credit Application” shall mean an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable Issuing Bank.
“Letter of Credit Expiration Date” shall mean the date which is fifteen days prior to the Revolving Maturity Date (or, if such date is not a Business Day, the next preceding Business Day).
“Letter of Credit Report” shall mean a certificate substantially in the form of Exhibit G, or any other form approved by the Administrative Agent.

~~“LIBOR” shall have the meaning assigned to such term in the definition of “LIBOR Rate.”~~

~~“LIBOR Rate” shall mean: (a) for any Interest Period with respect to a Eurodollar Loan, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for dollars for a period equal in length to such Interest Period) (“LIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “Eurodollar Rate”) at or about 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and (b) for any interest calculation with respect to an ABR Loan on any date, the rate per annum equal to the Eurodollar Rate, at or about 11:00 a.m., London time, two (2) Business Days prior to such date for dollar deposits with a term of one (1) month commencing that day; provided, that, if the LIBOR Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.~~

“Lien” shall mean, with respect to any property, (a) any mortgage, deed of trust, lien, pledge, encumbrance, claim, charge, assignment, hypothecation, security interest or encumbrance of any kind, including any easement, right-of-way or other encumbrance on title to Real Property, in, on or of such property in each of the foregoing cases whether voluntary or imposed by law; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; and (c) in the case of the Equity Interests of any Subsidiary, any purchase option, call or similar right of a third party with respect to such securities.
“Limited Condition Acquisition” shall have the meaning assigned to such term in Section 2.22(b).
“Loan” shall mean, as the context may require, a Revolving Loan, a Term Loan, an Incremental Term Loan, a Replacement Term Loan or a Swingline Loan.
“Loan Documents” shall mean, collectively, this Agreement, each Issuer Document, the Notes (if any), the Security Documents, the Side Letter, each Joinder Agreement, each Increase Joinder, the Fee Letter, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.21, any subordination or intercreditor agreement entered into by the Administrative Agent and/or the Collateral Agent in connection with any Indebtedness permitted pursuant to Section 6.01, and any other document that Borrower and the Administrative Agent have agreed to be a Loan Document (but specifically excluding any Hedging Agreement or a Treasury Services Agreement).
“Loan Parties” shall mean, collectively, Borrower and the Subsidiary Guarantors.
“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Master Agreement” shall have the meaning assigned to such term in the definition of “Hedging Agreement.”
“Material Adverse Effect” shall mean (a) a material adverse effect on the business, property, results of operations, or financial condition of Borrower and its Subsidiaries, taken as a whole; (b) a material impairment of the ability of the Loan Parties to fully and timely perform any of their payment obligations under any Loan Document; (c) a material impairment of the rights of or benefits or remedies available to the Lenders or any Agent under any Loan Document; or (d) a material adverse effect on the Collateral or the Liens in favor of the Collateral Agent (for its benefit and for the benefit of the other Secured Parties) on the Collateral, in each case, when taken as a whole, or the priority of such Liens.
“Material Borrowed Indebtedness” shall have the meaning assigned to such term in Section 6.10(a).
“Maturity Date” shall mean the Revolving Maturity Date, the Term Loan Maturity Date, an Incremental Term Loan Maturity Date or a Replacement Term Loan Maturity Date, as the context may require.
“Maximum Leverage Ratio Requirement” shall mean, with respect to any request pursuant to Section 2.22, the requirement that Borrower shall have delivered to the Administrative Agent a Compliance Certificate demonstrating that immediately after giving effect to the applicable Incremental Facility on a Pro Forma Basis and the use of proceeds therefrom (and any related Permitted Acquisitions, other Investments or other transactions in connection therewith), the Net Secured Total Leverage Ratio does not exceed 2.00 to 1.00 (it being understood that any increase and/or institution of an Incremental Facility may be incurred pursuant to clause (b) of the definition of “Incremental Amount” prior to any increase and/or institution in reliance on clause (a) of the definition of “Incremental Amount”, and, in the case of a simultaneous incurrence and/or advance of the maximum amount permitted to be incurred under clause (a) of the definition of “Incremental Amount”, Borrower shall not be required to give pro forma effect to any such increase and/or institution in reliance on clause (a) of the definition of “Incremental Amount”); provided, that, for the purpose of calculating the Net Secured Total Leverage Ratio pursuant to this definition, such any Incremental Facility shall be deemed to be fully drawn.
“Maximum Rate” shall have the meaning assigned to such term in Section 10.14.
“Minimum Collateral Amount” shall mean, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during any period when a Lender constitutes a Defaulting Lender, an amount equal to 105% of the Fronting Exposure of each Issuing Bank with respect to Letters of Credit issued by such Issuing Bank and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.21(a)(i), (a)(ii) or (a)(iii), an amount equal to 105% of the outstanding amount of all LC Obligations, and (c) otherwise, an amount determined by the Collateral Agent and each Issuing Bank in their sole discretion.
“Minimum Domestic Percentage Test” shall mean that, as of the end of the most recently completed fiscal quarter of Borrower for which financial statements shall have been delivered pursuant to Section 5.01(a) or (b) (or, with respect to any such test prior to the delivery of the first financial statements pursuant to Section 5.01(b) after the Closing Date, as of June 30, 2021 and with reference to the Interim Financial Statements), on a Pro Forma Basis, the Domestic EBITDA Percentage is at least 50%.
“Moody’s” shall mean Moody’s Investors Service, Inc.

“Multiemployer Plan” shall mean a multiemployer plan within the meaning of Section 4001 (a)(3) or Section 3(37) of ERISA (a) to which any Loan Party or any ERISA Affiliate is then making or accruing an obligation to make contributions; (b) to which any Loan Party or any ERISA Affiliate has within the preceding five plan years made, or had any obligation to make, contributions; or (c) with respect to which any Loan Party or any of its ERISA Affiliates could incur liability.
“Net Cash Proceeds” shall mean:
(jj)
with respect to any Asset Sale (other than any issuance or sale of Equity Interests), the cash proceeds received by Borrower or any of its Subsidiaries (including cash proceeds subsequently received (as and when received by Borrower or any of its Subsidiaries) in respect of non-cash consideration initially received), net of (i) selling expenses (including reasonable brokers’ fees or commissions, legal, accounting and other professional and transactional fees, transfer and similar taxes and Borrower’s good faith estimate of income taxes actually paid or currently payable in connection with such sale); (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations associated with such Asset Sale or (y) any other liabilities retained by Borrower or any of its Subsidiaries associated with the properties sold in such Asset Sale (provided, that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds); (iii) Borrower’s good faith estimate of payments required to be made with respect to unassumed liabilities relating to the properties sold (provided, that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities, such cash proceeds shall constitute Net Cash Proceeds); (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness which is secured by a Lien on the properties sold in such Asset Sale (so long as such Lien was permitted to encumber such properties under the Loan Documents at the time of such sale) and which is repaid with such proceeds; (v) in the case of any such cash proceeds received (or subsequently received) by any Foreign Subsidiary, any taxes that would be payable in connection with the repatriation of such cash proceeds to Borrower or any Subsidiary Guarantor; and (vi) in the case of any such cash proceeds received (or subsequently received) by any Subsidiary that is not a Wholly Owned Subsidiary, the portion of such proceeds allocable to the holders (other than Borrower and its Subsidiaries) of Equity Interests in such Subsidiary or any intermediate Subsidiary that is not a Wholly Owned Subsidiary;
(kk)
with respect to any Debt Issuance or any issuance or sale of Equity Interests by Borrower or any of its Subsidiaries, the cash proceeds thereof, net of (i) fees, commissions, costs and other expenses incurred in connection therewith, (ii) in the case of any such cash proceeds received by any Foreign Subsidiary, any taxes that would be payable in connection with the repatriation of such cash proceeds to Borrower or any Subsidiary Guarantor and (iii) in the case of any such cash proceeds received by any Subsidiary that is not a Wholly Owned Subsidiary the portion of such proceeds allocable to the holders (other than Borrower and its Subsidiaries) of Equity Interests in such Subsidiary or any intermediate Subsidiary that is not a Wholly Owned Subsidiary; and
(ll)
with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received in respect thereof, net of (i) all reasonable costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event, (ii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness which is secured by a Lien on the property subject to such Casualty Event (so long as such Lien was permitted to encumber such property under the Loan Documents at the time of such Casualty Event) and which is repaid with such cash proceeds, awards or other compensation, (iii) in the case of any such cash proceeds, awards or other compensation received by any Foreign Subsidiary, any taxes that would be payable in connection with the repatriation of such cash proceeds, awards or other compensation to Borrower or any Subsidiary Guarantor and (iv) in the case of any such cash proceeds, awards or other compensation received by any Subsidiary that is not a Wholly Owned Subsidiary, the portion of such proceeds allocable to the holders (other than Borrower and its Subsidiaries) of Equity Interests in such Subsidiary or any intermediate Subsidiary that is not a Wholly Owned Subsidiary.
“Net Secured Total Leverage Ratio” shall mean, at any date of determination, the ratio of (a)(i) Consolidated Indebtedness that is secured as of such date, minus (ii) unrestricted and unencumbered cash and Cash Equivalents of Borrower and its Subsidiaries as of such date to (b) Consolidated EBITDA for the Test Period most recently ended on or prior to such date.
“Non-Consenting Lender” shall mean any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.02 and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Extension Notice Date” shall have the meaning assigned to such term in Section 2.19(b)(iv).
“Notes” shall mean any notes evidencing the Term Loans, Incremental Term Loans, Replacement Term Loans, Revolving Loans or Swingline Loans, in each case issued pursuant to this Agreement, if any, substantially in the form of Exhibit H-1, H-2 or H-3.
“Notice of Additional Issuing Bank” shall mean a certificate substantially in the form of Exhibit L or any other form approved by the Administrative Agent.
“Obligation Currency” shall have the meaning assigned to such term in Section 10.17(a).
“Obligations” shall mean obligations of Borrower and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by Borrower and the other Loan Parties under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of any LC Obligations, interest thereon and obligations to provide Cash Collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of Borrower and the other Loan Parties under this Agreement and the other Loan Documents; provided, that, Obligations of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party.
“OFAC” shall have the meaning set forth in the definition of “Embargoed Person.”
“Officer’s Certificate” shall mean a certificate executed by a Responsible Officer of Borrower, in such Responsible Officer’s official (and not individual) capacity.

“OID” shall have the meaning assigned to such term in Section 2.22(c)(v).
“Organizational Documents” shall mean, with respect to any Person, (a) in the case of any corporation, the articles or certificate of incorporation and by-laws (or similar documents) of such Person, (b) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such Person, (c) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such Person, (d) in the case of any general partnership, the partnership agreement (or similar document) of such Person and (e) in any other case, the functional equivalent of the foregoing.

~~“Other Rate Early Opt-in” shall mean the Administrative Agent and Borrower have elected to replace LIBOR with a Benchmark Replacement other than a SOFR-based rate pursuant to (a) an Early Opt-in Election, and (b) Section 2.11(c)(ii) and clause (b) of the definition of “Benchmark Replacement.”~~

“Other Taxes” shall mean all present or future stamp, court, documentary, intangible, recording, filing or other similar taxes, charges or levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document (and any interest, additions to tax or penalties applicable thereto).

“Overnight Rate” shall mean, for any day, (a) with respect to any amount denominated in dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the applicable Issuing Bank, or the Swingline Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternate Currency, an overnight rate determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, in accordance with banking industry rules on interbank compensation.

“Participant” shall have the meaning assigned to such term in Section 10.04(d).
“Participant Register” shall have the meaning assigned to such term in Section 10.04(d).
“Participating Member States” shall mean the member states of the European Union that adopt or have adopted the euro as their lawful currency in accordance with the legislation of the European Union relating to Economic and Monetary Union.
“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
“Perfection Certificate” shall mean a certificate in the form of Exhibit I-1, or any other form approved by the Collateral Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.
“Perfection Certificate Supplement” shall mean a certificate supplement in the form of Exhibit I-2, or any other form approved by the Collateral Agent.
“Permitted Acquisition” shall mean any transaction for the (a) acquisition of all or substantially all of the property of any Person, or of any business or division of any Person; or (b) acquisition (including by merger or consolidation) of the Equity Interests of any Person that becomes a Subsidiary after giving effect to such transaction; provided, that, each of the following conditions shall be met:
(i)
no Event of Default exists or would result after giving effect to such transaction;

(ii)
upon giving effect to such transaction on a Pro Forma Basis, (A) Borrower shall be in compliance with the covenants set forth in Sections 6.09(a) and (b) as of the end of the most recently completed fiscal quarter for which Borrower was required to deliver financial statements pursuant to Section 5.01(a) or (b) (or, with respect to any such calculation to be made prior to the delivery of the first financial statements pursuant to Section 5.01(b) after the Closing Date, as of June 30, 2021 and with reference to the Interim Financial Statements) and (B) the Minimum Domestic Percentage Test shall be satisfied;
(iii)
the Person or business to be acquired shall be, or shall be engaged in, a business of the type that Borrower and its Subsidiaries are permitted to be engaged in under Section 6.13 (or the assets to be acquired shall be used or useful in such a business);
(iv)
in the case of an acquisition of a Person whose Equity Interests are publicly listed, the Board of Directors of such Person shall not have indicated publicly its opposition to the consummation of such acquisition (which opposition has not been publicly withdrawn);
(v)
all transactions in connection therewith shall be consummated in accordance with all applicable material Requirements of Law as reasonably determined by Borrower; and
(vi)
with respect to any transaction involving Acquisition Consideration of more than $75.0 million, by the date that is three Business Days prior to the proposed date of consummation of such transaction (or, in the case of a Limited Condition Acquisition for which Borrower has made a LCA Election, three Business Days prior to the proposed date of execution of the definitive documentation for such Limited Condition Acquisition), Borrower shall have delivered to the Administrative Agent an Officer’s Certificate certifying that such transaction complies with this definition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance);

provided, further, that, in connection with any Limited Condition Acquisition, (1) the condition set forth in clause (i) above shall mean (x) no Event of Default shall have occurred and be continuing at the time of execution of the definitive documentation for such Limited Condition Acquisition, and (y) no Event of Default pursuant to Section 8.01(a), (b), (g) or (h) shall have occurred and be continuing at the time of consummation of such Limited Condition Acquisition (it being understood and agreed that this clause (1) shall not limit the condition set forth in Section 4.02(b) with respect to any proposed Credit Extension to be made in connection with such Limited Condition Acquisition except as set forth in Section 4.02); and (2) for purposes of determining whether the conditions set forth in clause (ii) above have been satisfied in connection with such Limited Condition Acquisition, at the option of Borrower (Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, a “LCA Election”), the date of determination of whether any such condition has been satisfied shall be deemed to be the date the definitive documentation governing such Limited Condition Acquisition is executed (the “LCA Test Date”), and if, for the Limited Condition Acquisition, such condition would have been satisfied on the relevant LCA Test Date, such condition shall be deemed to have been satisfied.

“Permitted Bond Hedge Transaction” shall mean any call or capped call option (or substantively equivalent derivative transaction) on Borrower’s common stock purchased by Borrower in connection with the issuance of any Specified Unsecured Indebtedness; provided, that, the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by Borrower from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by Borrower from the sale of such Specified Unsecured Indebtedness issued in connection with the Permitted Bond Hedge Transaction.
“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.
“Permitted Warrant Transaction” shall mean any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on Borrower’s common stock sold by Borrower substantially concurrently with any purchase by Borrower of a related Permitted Bond Hedge Transaction.
“Person” shall mean any natural Person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA which is maintained or contributed to by any Loan Party or any of its ERISA Affiliates or with respect to which any Loan Party or its ERISA Affiliates could incur liability (including under Sections 4062 or 4069 of ERISA).
“Plan of Reorganization” shall have the meaning assigned to such term in Section 10.04(h).
“Platform” shall have the meaning assigned to such term in Section 10.01(c).
“pounds” or “£” shall mean lawful money of the United Kingdom.
“Preferred Stock Issuance” shall mean the issuance or sale by Borrower or any of its Subsidiaries of any Disqualified Capital Stock after the Closing Date.
“Pro Forma Basis” shall mean calculation on a pro forma basis in accordance with GAAP and Regulation S-X or otherwise reasonably satisfactory to the Administrative Agent.
“Pro Rata Percentage” shall mean (a) in respect of the Term Loans, with respect to any Term Loan Lender at any time, the percentage (carried out to the ninth decimal place) of the aggregate principal amount of all Term Loans outstanding at such time represented by the outstanding principal amount of such Term Loan Lender’s Term Loans at such time, (b) in respect of the Aggregate Revolving Commitments, with respect to any Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving Commitments represented by such Revolving Lender’s Revolving Commitment at such time, subject to adjustment as provided in Section 2.20, (c) in respect of any Incremental Term Loan Facility, with respect to any Incremental Term Loan Lender providing an Incremental Term Loan under such Incremental Term Loan Facility at any time, a percentage (carried out to the ninth decimal place) of such Incremental Term Loan Facility represented by the outstanding principal amount of such Incremental Term Loan Lender’s Incremental Term Loans under such Incremental Term Loan Facility at such time, and (d) in respect of any Replacement Term Loan Facility, with respect to any Replacement Term Loan Lender providing a Replacement Term Loan under such Replacement Term Loan Facility at any time, a percentage (carried out to the ninth decimal place) of such Replacement Term Loan Facility represented by the outstanding principal amount of such Replacement Term Loan Lender’s Replacement Term Loans under such Replacement Term Loan Facility at such time. If the Commitments of all of the Lenders to make Loans and the obligations of the Issuing Banks to make LC Credit Extensions have been terminated pursuant to Section 8.02, or if the Commitments have expired, then the Pro Rata Percentage of each Lender in respect of the applicable facility shall be determined based on the Pro Rata Percentage of such Lender in respect of such facility most recently in effect, giving effect to any subsequent assignments. The initial Pro Rata Percentage of each Lender in respect of each facility is set forth opposite the name of such Lender on Schedule 1.01(b), in the Assignment and Assumption pursuant to which such

Lender becomes a party hereto or in any documentation executed by such Lender pursuant to Section 2.22 or Section 10.02(e), as applicable.
“Pro Rata Revolving Percentage” of any Revolving Lender at any time shall mean such Revolving Lender’s Pro Rata Percentage in respect of the Aggregate Revolving Commitments at such time.
“Pro Rata Term Percentage” of any Term Loan Lender at any time shall mean such Term Loan Lender’s Pro Rata Percentage in respect of the outstanding Term Loans at such time.
“property” shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any Person and whether now in existence or owned or hereafter entered into or acquired, including all Real Property.
“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” shall have the meaning assigned to such term in Section 10.01(c).
“Purchase Money Obligation” shall mean, for any Person, the obligations of such Person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the development, construction, purchase or lease of any property (including Equity Interests of any Person) or the cost of installation, construction or improvement of any property and any refinancing thereof; provided, that, (i) such Indebtedness is incurred within one year after such acquisition, installation, construction or improvement of such property by such Person and (ii) the amount of such Indebtedness does not exceed 100% of the cost of such acquisition, installation, construction or improvement, as the case may be.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning specified in Section 10.25.
“Qualified Capital Stock” of any Person shall mean any Equity Interests of such Person that are not Disqualified Capital Stock.
“Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding $10.0 million or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Rate Determination Date” shall mean, with respect to any Interest Period, two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided, that, to the extent such market practice is not administratively feasible for the Administrative Agent, then “Rate Determination Date” means such other day as otherwise reasonably determined by the Administrative Agent).
“Real Property” shall mean, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.
“Refinanced Term Loans” shall have the meaning assigned to such term in Section 10.02(e).
“Register” shall have the meaning assigned to such term in Section 10.04(c).
“Regulation S-X” shall mean Regulation S-X promulgated under the Securities Act.
“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.
“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.
“Released Guarantor” shall have the meaning assigned to such term in Section 7.09.
“Relevant Currency Equivalent” shall mean the Dollar Equivalent or each Alternate Currency Equivalent, as applicable.

~~“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York.~~

“Relevant Rate” with respect to any Credit Extension denominated in (a) dollars, ~~LIBOR Rate~~Term SOFR, (b) pounds, SONIA, (c) euros, EURIBOR, and (d) Australian dollars, BBSY, as applicable.
“Replacement Term Borrowing” shall mean, with respect to any Replacement Term Loan Facility, a Borrowing of Replacement Term Loans under such Replacement Term Loan Facility.
“Replacement Term Loan Commitment” shall mean, as to each Lender with respect to a Replacement Term Loan Facility, the commitment of such Lender to make a Replacement Term Loan under such Replacement Term Loan Facility pursuant to a Replacement Term Loan Facility Amendment; provided, that, at any time after the funding of a Replacement Term Loan Facility, any determination of “Required Lenders” shall include the outstanding amount of all Replacement Term Loans under such Replacement Term Loan Facility.
“Replacement Term Loan Facility” shall have the meaning assigned to such term in Section 10.02(e).

“Replacement Term Loan Facility Amendment” shall mean an amendment to this Agreement entered into in connection with the incurrence of any Replacement Term Loan Facility pursuant to Section 10.02(e) and executed by each of Borrower, the Administrative Agent, and each Replacement Term Loan Lender providing a portion of such Replacement Term Loan Facility pursuant to such amendment.
“Replacement Term Loan Lender” shall mean a Lender with a Replacement Term Loan Commitment or an outstanding Replacement Term Loan.
“Replacement Term Loan Maturity Date” with respect to any Replacement Term Loan Facility shall mean the maturity date for such Replacement Term Loan Facility as set forth in the Replacement Term Loan Facility Amendment for such Replacement Term Loan Facility.
“Replacement Term Loans” shall have the meaning assigned to such term in Section 10.02(e).
“Required Class Lenders” shall mean, at any time, (a) with respect to the Term Loans, Lenders having Total Term Loan Credit Exposures representing more than 50% of the Total Term Loan Credit Exposures of all Lenders at such time (provided, that, the Total Term Loan Credit Exposures of any Defaulting Lender shall be disregarded in making such determination), (b) with respect to the Revolving Loans, the Required Revolving Lenders at such time, (c) with respect to any Incremental Term Loan Facility, Lenders having Total Incremental Term Loan Credit Exposures for such Incremental Term Loan Facility representing more than 50% of the Total Incremental Term Loan Credit Exposures of all Lenders for such Incremental Term Loan Facility at such time (provided, that, the Total Incremental Term Loan Credit Exposures of any Defaulting Lender for such Incremental Term Loan Facility shall be disregarded in making such determination), and (d) with respect to any Replacement Term Loan Facility, Lenders having Total Replacement Term Loan Credit Exposures for Replacement Term Loan Facility representing more than 50% of the Total Replacement Term Loan Credit Exposures of all Lenders for such Replacement Term Loan Facility at such time (provided, that, the Total Replacement Term Loan Credit Exposures of any Defaulting Lender for such Replacement Term Loan Facility shall be disregarded in making such determination).
“Required Lenders” shall mean, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders at such time. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided, that, the amount of any participation in any Swingline Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swingline Lender or the applicable Issuing Bank, as the case may be, in making such determination.
“Required Revolving Lenders” shall mean, at any time, Revolving Lenders having Total Revolving Credit Exposures representing more than 50% of the Total Revolving Credit Exposures of all Revolving Lenders at such time. The Total Revolving Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time; provided, that, the amount of any participation in any Swingline Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Revolving Lender that is the Swingline Lender or the applicable Issuing Bank, as the case may be, in making such determination.
“Requirements of Law” shall mean, collectively, any and all applicable requirements of any Governmental Authority including any and all laws, treaties, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes or case law.

“Rescindable Amount” has the meaning as defined in Section 2.02(d)(ii).
“Resignation Effective Date” shall have the meaning assigned to such term in Section 9.06(a).
“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Response” shall mean (a) “response” as such term is defined in CERCLA, 42 U.S.C. § 9601 (24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to (i) clean up, remove, treat, abate or in any other way address any Hazardous Material in the Environment; (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material; or (iii) perform studies and investigations in connection with, or as a precondition to, or to determine the necessity of the activities described in, clause (i) or (ii) above.
“Responsible Officer” of any Person shall mean (a) any executive officer or Financial Officer of such Person and any other officer or similar official thereof with responsibility for the administration of the obligations of such Person in respect of this Agreement, (b) solely for purposes of the delivery of incumbency certificates pursuant to this Agreement, the secretary or assistant secretary of such Person, and (c) solely for purposes of notices given pursuant to Article II (including Borrowing Requests and Interest Election Requests), any other any other officer or employee of such Person so designated by any officer referenced in clause (a) above pursuant to a written notice delivered by such officer to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of any Person shall be conclusively presumed to have been authorized by all necessary corporate or other organizational action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person. To the extent requested by the Administrative Agent, any Person shall provide an incumbency certificate including the specimen signature of any Responsible Officer of such Person and appropriate authorization documentation evidencing each such Responsible Officer’s authorization to act on behalf of such Person, in each case in form and substance satisfactory to the Administrative Agent.
“Revaluation Date” shall mean (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of an Alternate Currency Revolving Loan, (ii) with respect to an Alternate Currency Daily Rate Loan, each Interest Payment Date, (iii) each date of a continuation of an Alternate Currency Term Rate Loan pursuant to Section ~~2.02~~2.08, and (iv) such additional dates as the Administrative Agent shall reasonably determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance, amendment and/or extension of a Letter of Credit denominated in an Alternate Currency, (ii) each date of any payment by an Issuing Bank under any Letter of Credit denominated in an Alternate Currency and (iii) such additional dates as the Administrative Agent or any Issuing Bank shall reasonably determine or the Required Lenders shall require.
“Revolving Availability Period” shall mean the period from and including the Closing Date to but excluding the earlier of (a) the Business Day immediately preceding the Revolving Maturity Date and (b) the date of termination of the Aggregate Revolving Commitments.
“Revolving Borrowing” shall mean a Borrowing comprised of Revolving Loans.
“Revolving Commitment” shall mean, with respect to each Lender, such Lender’s obligation, if any, to (a) make Revolving Loans to Borrower pursuant to Section 2.01(b), (b) purchase participations in LC Obligations, and (c) purchase participations in Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01(b) under the caption “Revolving Commitment” or opposite such caption in the Assignment and

Assumption or other documentation pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Revolving Exposure” shall mean, as to any Lender at any time, the aggregate principal amount at such time of such Lender’s outstanding Revolving Loans at such time, plus such Lender’s participation in LC Obligations at such time, plus such Lender’s participation in Swingline Loans at such time.
“Revolving Lender” shall mean, at any time, (a) so long as any Revolving Commitment is in effect, a Lender with a Revolving Commitment at such time, and (b) if the Aggregate Revolving Commitments have terminated or expired, a Lender that has a Revolving Loan or a participation in LC Obligations or Swingline Loans at such time.
“Revolving Loan” shall mean a loan made by a Lender to Borrower pursuant to Section 2.01(b). Each Revolving Loan shall either be an ABR Revolving Loan, a ~~Eurodollar~~Term SOFR Revolving Loan, an Alternate Currency Daily Rate Revolving Loan or an Alternate Currency Term Rate Revolving Loan; provided, that, any Revolving Borrowing made on the Closing Date or any of the three (3) Business Days following the Closing Date shall be comprised of ABR Revolving Loans unless Borrower delivers a Funding Indemnity Letter to the Administrative Agent not less than three (3) Business Days prior to the date of such Revolving Borrowing.
“Revolving Maturity Date” shall mean September 13, 2026; provided, that, if such date is not a Business Day, the Revolving Maturity Date shall be the next preceding Business Day.
“S&P” shall mean Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global, Inc., and any successor thereto.
“Sale and Leaseback Transaction” has the meaning assigned to such term in Section 6.03.
“Same Day Funds” shall mean (a) with respect to disbursements and payments in dollars, immediately available funds, and (b) with respect to disbursement and payments in an Alternate Currency, same day or other funds as may be determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternate Currencies.
“Scheduled Unavailability Date” shall have the meaning assigned to such term in Section 2.11(b).
“Secured Obligations” shall mean (a) the Obligations, (b) the due and punctual payment and performance of all obligations of Borrower and the other Loan Parties under each Hedging Agreement entered into with any counterparty that is a Secured Party and (c) the due and punctual payment and performance of all obligations of Borrower and the other Loan Parties (including overdrafts and related liabilities) under each Treasury Services Agreement entered into with any counterparty that is a Secured Party; provided, that, Secured Obligations of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party.
“Secured Party” shall mean, (a) the Administrative Agent, (b) the Collateral Agent, (c) each Lender, (d) each Issuing Bank, (e) each Indemnitee, (f) each co-agent or sub-agent appointed by an Agent from time to time pursuant to Section 9.05, (g) with respect to any Hedging Agreement entered into by any Loan Party, each counterparty party to such Hedging Agreement if, at the date of entering into such Hedging Agreement (or, with respect to any such Hedging Agreement in effect prior to the Closing Date, as of the Closing Date), (i) such counterparty was an Agent, a Lender, or an Affiliate of an Agent or a Lender, and

(ii) such counterparty (other than an Agent or an Affiliate of an Agent) executes and delivers to the Administrative Agent a letter agreement in form and substance acceptable to the Administrative Agent pursuant to which such Person (A) appoints the Collateral Agent as its agent under the applicable Loan Documents and (B) agrees to be bound by the provisions of Sections 9.01, 9.03, 10.03 and 10.09 as if it were a Lender (provided, that, in the case of a Hedging Agreement with a counterparty who is no longer a Lender (or an Affiliate of a Lender), such counterparty shall be considered a Secured Party only through the stated termination date (without extension or renewal) of such Hedging Agreement) (any such counterparty, a “Hedging Bank”), and (h) with respect to any Treasury Services Agreement entered into by any Loan Party, each counterparty party to such Treasury Services Agreement if, at the date of entering into such Treasury Services Agreement (or, with respect to any such Treasury Services Agreement in effect prior to the Closing Date, as of the Closing Date), (i) such counterparty was an Agent, a Lender, or an Affiliate of an Agent or a Lender, and (ii) such counterparty (other than an Agent or an Affiliate of an Agent) executes and delivers to the Administrative Agent a letter agreement in form and substance acceptable to the Administrative Agent pursuant to which such Person (A) appoints the Collateral Agent as its agent under the applicable Loan Documents and (B) agrees to be bound by the provisions of Sections 9.01, 9.03, 10.03 and 10.09 as if it were a Lender (any such counterparty, a “Treasury Services Bank”).
“Securities Act” shall mean the Securities Act of 1933.
“Securities Collateral” shall have the meaning assigned to such term in the Security Agreement.
“Security Agreement” shall mean that certain Security Agreement, dated as of the Closing Date, among the Loan Parties and the Collateral Agent for the benefit of the Secured Parties.
“Security Agreement Collateral” shall mean all property pledged or granted as collateral pursuant to the Security Agreement (a) on the Closing Date or (b) thereafter pursuant to Section 5.10.
“Security Documents” shall mean, collectively, the Security Agreement, each other security document or pledge agreement delivered in accordance with applicable local or foreign law to grant a valid, perfected security interest in any property as collateral for the Secured Obligations and any other document or instrument utilized to pledge or grant or purport to pledge or grant a security interest or lien on any property as collateral for the Secured Obligations.
“Side Letter” shall mean that certain Side Letter, dated as of the Closing Date, among the Loan Parties and the Administrative Agent.
“SOFR” ~~has the meaning specified in the definition of “Daily Simple SOFR.”~~shall mean the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).
“SOFR ~~Early Opt-in~~Adjustment” shall mean ~~the Administrative Agent and Borrower have elected to replace LIBOR pursuant to (a) an Early Opt-in Election, and (b) Section 2.11(c)(i) and clause (a) of the definition of “Benchmark Replacement.”~~: (a) respect to Daily Simple SOFR, 0.10% (10 basis points); and (b) with respect to Term SOFR, (i) 0.10% (10 basis points) for an Interest Period of one-month’s duration, (ii) 0.10% (10 basis points) for an Interest Period of three-month’s duration, and (iii) 0.10% (10 basis points) for an Interest Period of six-months’ duration.
“SONIA” shall mean, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the fifth (5th) Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided, that, if such determination date is not a Business Day, SONIA shall mean such rate that applied on the first (1st) Business Day immediately prior thereto.
“SONIA Adjustment” shall mean, with respect to SONIA, 0.1193% per annum.
“South Africa Transactions” shall mean (a)(i) the issuance (which issuance may be at a reasonable discount to fair market value) by Intec South Africa of additional Equity Interests to CSG SA Services in consideration for cash and/or an unsecured note issued by CSG SA Services in favor of Intec South Africa in an aggregate amount not to exceed $5.0 million, and/or (ii) the sale (which sale may be at a reasonable discount to fair market value) by CSG SA Holdings of Equity Interests of Intec South Africa to CSG SA Services in consideration for cash and/or an unsecured note issued by CSG SA Services in favor of CSG SA Holdings in an aggregate amount not to exceed $5.0 million; provided, that, after giving effect to the transactions set forth in this clause (a), CSG SA Services shall not own and control more than thirty percent (30%) of the Equity Interest of Intec South Africa; and (b) any limitations imposed by Intec South Africa and/or CSG SA Holdings in connection with the transactions referenced in clause (a) above on the ability of CSG SA Services to pay Dividends to the owners of its Equity Interests until the time that the notes (if any) referenced in clause (a) above are repaid in full.
“Special Notice Currency” shall mean, at any time, any Alternate Currency other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.
“Specified Event of Default” shall mean an Event of Default under Section 8.01(a), 8.01(d) (solely as a result of the failure to comply with any financial covenant in Section 6.09), 8.01(g) or 8.01(h).
“Specified Loan Party” shall mean any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 7.12).
“Specified Representations” shall mean the representations and warranties made by each Loan Party set forth in Sections 3.01(a), 3.02, 3.03(b), 3.03(c), 3.10, 3.11, 3.12 (with respect to any Credit Extensions made at the time such Specified Representations are being made), 3.15 (such representation and warranty to be made as of the date such Specified Representations are being made and after giving effect to the Credit Extensions to be made on such date and any other transactions to occur on such date), 3.19 (but only with respect to assets with respect to which a lien may be perfected by the filing of a financing statement under the Uniform Commercial Code), 3.20 and 3.21.
“Specified Transaction” means any Permitted Acquisition, any other Investment in a Person or any Asset Disposition.
“Specified Unsecured Indebtedness” shall mean the Indebtedness in an amount of up to $500.0 million incurred prior to one calendar year from the Closing Date in the form of unsecured convertible senior notes or other unsecured Indebtedness, as the Borrower may determine in its sole discretion.
“Subsequent Transaction” shall have the meaning assigned to such term in Section 1.04.
“Subsidiary” shall mean, with respect to any Person (the “parent”) at any date, (a) any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (b) any other corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent, (c) any partnership (i) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (ii) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (d) any other Person that is otherwise Controlled by the parent and/or one or more subsidiaries of the parent. Unless the context requires otherwise, “Subsidiary” refers to a Subsidiary of Borrower.
“Subsidiary Guarantor” shall mean (a) each Person identified on Schedule 1.01(a), (b) each Subsidiary as is or may from time to time become party to this Agreement pursuant to Section 5.10, (c) with respect to (i) Secured Obligations of any Loan Party under any Hedging Agreement entered into with any counterparty that is a Secured Party, (ii) Secured Obligations of any Loan Party under any Treasury Services Agreement entered into with any counterparty that is a Secured Party, and (iii) any Swap Obligation of a Specified Loan Party (determined before giving effect to Sections 7.01 and 7.12) under Article VII, Borrower, and (d) the successor and permitted assigns of the foregoing.
“Successor Rate” has the meaning specified in Section 2.11(b).
“Supported QFC” has the meaning specified in Section 10.25.
“Swap Obligation” shall have the meaning assigned to such term in the definition of “Excluded Swap Obligation.”
“Sway Ventures” shall mean Sway Ventures FinTech Fund I, L.P., a Delaware limited partnership.
“Swingline Commitment” shall mean an amount equal to the lesser of (a) $20.0 million and (b) the Aggregate Revolving Commitments. The Swingline Commitment is part of, and not in addition to, the Aggregate Revolving Commitments.
“Swingline Lender” shall mean Bank of America, in its capacity as provider of Swingline Loans, or any successor swingline lender hereunder.
“Swingline Lender Commitment” shall mean, as to the Swingline Lender, its obligation to make Swingline Loans pursuant to Section 2.18 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite the Swingline Lender’s name on Schedule 1.01(d), as such amount may be adjusted from time to time in accordance with this Agreement.
“Swingline Loan” shall mean any loan made by the Swingline Lender pursuant to Section 2.18.
“TARGET2” shall mean the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“TARGET Day” shall mean any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Tax Return” shall mean all returns, statements, filings, attachments and other documents or certifications required to be filed in respect of Taxes.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Borrowing” shall mean a Borrowing comprised of Term Loans.
“Term Loan” shall mean a loan made by a Lender to Borrower pursuant to Section 2.01(a). Each Term Loan shall be either an ABR Term Loan or a ~~Eurodollar Term Loan; provided, that, if the Term Borrowing to be made on the Closing Date shall be comprised of Eurodollar Term Loans, Borrower shall deliver a Funding Indemnity Letter to the Administrative Agent not less than three (3) Business Days prior to the Closing Date.~~Term SOFR Term Loan.
“Term Loan Commitment” shall mean, with respect to each Lender, such Lender’s obligation, if any, to make a Term Loan to Borrower on the Closing Date pursuant to Section 2.01(a) in the amount set forth opposite such Lender’s name on Schedule 1.01(b) under the caption “Term Loan Commitment” or opposite such caption in the Assignment and Assumption or other documentation pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the Lenders’ Term Loan Commitments on the Closing Date is $150.0 million.
“Term Loan Lender” shall mean a Lender with a Term Loan Commitment or an outstanding Term Loan.
“Term Loan Maturity Date” shall mean September 13, 2026; provided, that, if such date is not a Business Day, the Term Loan Maturity Date shall be the next preceding Business Day.
“Term SOFR” shall mean: (a) for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided, that, if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; in each case, plus the SOFR Adjustment for such Interest Period; and (b) for any interest calculation with respect to an ABR Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day; provided, that, if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such term; provided further, that, if Term SOFR determined in accordance with either of the foregoing clause (a) or clause (b) of this definition would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement.
“Term SOFR Borrowing” shall mean a Borrowing comprised of Term SOFR Loans.
“Term SOFR Conforming Changes” shall mean, with respect to the use, administration of or any conventions associated with SOFR, Term SOFR or any proposed Term SOFR Successor Rate, as applicable, any conforming changes to the definitions of “Alternate Base Rate”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Term SOFR Incremental Term Loan” shall mean any Incremental Term Loan bearing interest at a rate based on clause (a) of the definition of “Term SOFR” in accordance with the provisions of Article II.
“Term SOFR Loan” shall mean any Term SOFR Revolving Loan, any Term SOFR Term Loan, any Term SOFR Incremental Term Loan or any Term SOFR Replacement Term Loan.
“Term SOFR Replacement Date” has the meaning specified in Section 2.11(c).
“Term SOFR Replacement Term Loan” shall mean any Replacement Term Loan bearing interest at a rate based on clause (a) of the definition of “Term SOFR”.
“Term SOFR Revolving Loan” shall mean any Revolving Loan bearing interest at a rate based on clause (a) of the definition of “Term SOFR” in accordance with the provisions of Article II.
“Term SOFR Scheduled Unavailability Date” has the meaning specified in Section 2.11(c).
“Term SOFR Screen Rate” shall mean~~, for the applicable Corresponding Tenor (or if any Available Tenor of a Benchmark does not correspond to an Available Tenor for the applicable Benchmark Replacement, the closest corresponding Available Tenor and if such Available Tenor corresponds equally to two Available Tenors of the applicable Benchmark Replacement, the Corresponding Tenor of the shorter duration shall be applied),~~ the forward-looking SOFR term rate ~~based on the secured overnight financing rate that has been selected or recommended by the Relevant Governmental Body.~~administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“Term SOFR Successor Rate” has the meaning specified in Section 2.11(c).
“Term SOFR Term Loan” shall mean any Term Loan bearing interest at a rate based on clause (a) of the definition of “Term SOFR” in accordance with the provisions of Article II.
A “Test Period” at any time shall mean the period of four consecutive fiscal quarters of Borrower ended on or prior to such time (taken as one accounting period).
“Total Credit Exposure” shall mean, as to any Lender at any time, the unused Commitments of such Lender at such time, plus the Revolving Exposure of such Lender at such time, plus, the outstanding amount of all Term Loans of such Lender at such time, plus the outstanding amount of all Incremental Term Loans of such Lender at such time, plus the outstanding amount of all Replacement Term Loans of such Lender at such time.
“Total Incremental Term Loan Credit Exposure” shall mean, as to any Incremental Term Loan Lender for any Incremental Term Loan Facility at any time, the outstanding amount of all Incremental Term Loans of such Incremental Term Loan Lender under such Incremental Term Loan Facility at such time.

“Total Leverage Ratio” shall mean, at any date of determination, the ratio of (a) Consolidated Indebtedness as of such date, to (b) Consolidated EBITDA for the Test Period most recently ended on or prior to such date.
“Total Replacement Term Loan Credit Exposure” shall mean, as to any Replacement Term Loan Lender for any Replacement Term Loan Facility at any time, the outstanding amount of all Replacement Term Loans of such Replacement Term Loan Lender under such Replacement Term Loan Facility at such time.
“Total Revolving Credit Exposure” shall mean, as to any Revolving Lender at any time, the unused Revolving Commitment of such Revolving Lender at such time, plus the Revolving Exposure of such Revolving Lender at such time.
“Total Revolving Outstandings” shall mean the aggregate outstanding amount of all Revolving Loans, Swingline Loans and LC Obligations.
“Total Term Loan Credit Exposure” shall mean, as to any Term Loan Lender at any time, the outstanding amount of all Term Loans of such Term Loan Lender at such time.
“Trade Date” shall have the meaning assigned to such term in Section 10.04(h).
“Treasury Services Agreement” shall mean any agreement that is not prohibited by the terms hereof to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.
“Treasury Services Bank” shall have the meaning assigned to such term in the definition of “Secured Party.”
“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to clause (a) of the ~~LIBOR Rate~~definition of “Term SOFR”, the Alternate Base Rate, an Alternate Currency Daily Rate or an Alternate Currency Term Rate.
“UCC” shall mean the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.
“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“United States” and “U.S.” shall mean the United States of America.
“Unreimbursed Amount” shall have the meaning assigned to such term in Section 2.19(c)(i).

“U.S. Government Securities Business Day” shall mean any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.
“US Special Resolution Regimes” has the meaning specified in Section 10.25.
“USA PATRIOT Act” shall have the meaning set forth in the definition of “Anti-Terrorism Laws.”
“Voting Stock” shall mean, with respect to any Person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such Person.
“WFS” shall mean Wells Fargo Securities, LLC.
“Wholly Owned Subsidiary” shall mean, as to any Person, (a) any corporation 100% of whose capital stock (other than directors’ qualifying shares) is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person have a 100% equity interest at such time. Unless the context requires otherwise, “Wholly Owned Subsidiary” refers to a Wholly Owned Subsidiary of Borrower.
“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” shall mean any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02
Classification of Loans and Borrowings.

For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “~~Eurodollar~~Term SOFR Loan”) or by Class and Type (e.g., a “~~Eurodollar~~Term SOFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing,” “Borrowing of Term Loans”) or by Type (e.g., a “~~Eurodollar~~Term SOFR Borrowing”) or by Class and Type (e.g., a “~~Eurodollar~~Term SOFR Revolving Borrowing”).

SECTION 1.03
Terms Generally.

(a)
The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (i) any definition of or reference to any Loan Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (v) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)
Any reference herein to a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person).
SECTION 1.04
Accounting Terms; GAAP; Pro Forma Basis.

Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared, and all terms of an accounting or financial nature shall be construed and interpreted, in accordance with GAAP as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements; provided, that, (a) notwithstanding anything to the contrary herein, all accounting or financial terms used herein shall be construed, and all financial computations pursuant hereto shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar effect) to value any Indebtedness or other liabilities of Borrower or any of its Subsidiaries at “fair value”, as defined therein and (b) if Borrower notifies the Administrative Agent that Borrower requests an amendment of any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP, in the application thereof or in the accounting policies or reporting practices of Borrower (or if the Administrative Agent notifies Borrower that the Required Lenders request an amendment of any provision hereof for such purpose), regardless of whether such notice is given before or after such change in GAAP, in the application thereof or in any such policies or practices, then such provision shall be applied on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, all liability amounts shall be determined excluding any liability relating to any operating lease, all asset amounts shall be determined excluding any right-of-use assets relating to any operating lease, all amortization amounts shall be determined excluding any amortization of a right-of-use asset relating to any operating lease, and all interest amounts shall be determined excluding any deemed interest comprising a portion of fixed rent payable under any operating lease, in each case to the extent that such liability, asset, amortization or interest pertains to an operating lease under which the covenantor or a member of its consolidated group is the lessee and would not have been accounted for as such under GAAP as in effect on December 31, 2015.

Notwithstanding anything contained herein to the contrary, with respect to determining the permissibility of the incurrence of any Indebtedness for borrowed money (including, for the avoidance of doubt, any Incremental Facility) and the calculation of the Net Secured Total Leverage Ratio and the financial covenants set forth in Section 6.09, in each case, on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness, (i) the proceeds thereof shall not be counted as unrestricted and unencumbered cash and Cash Equivalents of Borrower and its Subsidiaries for the purposes of clause (a)(ii) of the definition of Net Secured Total Leverage Ratio and (ii) all Incremental Term Loans shall be deemed to constitute Consolidated Indebtedness secured by a Lien on any property of Borrower and its Subsidiaries.

If Borrower has made a LCA Election for any Limited Condition Acquisition, then in connection with any calculation on a Pro Forma Basis required pursuant to this Agreement following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated and the date that the definitive documentation governing such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, for purposes of determining whether any transaction (any such transaction, a “Subsequent Transaction”) is permitted pursuant to this Agreement, such calculation shall be tested both on (i) a Pro Forma Basis assuming such Limited Condition Acquisition and the other transactions in connection therewith have been consummated, and (ii) a Pro Forma Basis without giving effect to such Limited Condition Acquisition and the other transactions in connection therewith, and, for such Subsequent Transaction to be permitted pursuant to this Agreement, each calculation must demonstrate compliance on a Pro Forma Basis.

SECTION 1.05
Resolution of Drafting Ambiguities.

Each Loan Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

SECTION 1.06
Rounding.

Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.07
Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.08
Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, that, with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

SECTION 1.09
Additional Alternate Currencies.
(a)
Borrower may from time to time request that Alternate Currency Revolving Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternate Currency”; provided that such requested currency is an Eligible Currency. In the case of any such request with respect to the making of Alternate Currency Revolving Loans, such request shall be subject to the approval of the Administrative Agent and each Revolving Lender; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the applicable Issuing Bank.
(b)
Any such request shall be made to the Administrative Agent not later than 11:00 a.m., twenty (20) Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable Issuing Bank, in its or their sole discretion). In the case of any such request pertaining to Alternate Currency Revolving Loans, the Administrative Agent shall promptly notify each Revolving Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the applicable Issuing Bank thereof. Each Revolving Lender (in the case of any such request pertaining to Alternate Currency Revolving Loans) or the applicable Issuing Bank (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Alternate Currency Revolving Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.
(c)
Any failure by a Revolving Lender or an Issuing Bank, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Revolving Lender or such Issuing Bank, as the case may be, to permit Alternate Currency Revolving Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Revolving Lenders consent to making Alternate Currency Revolving Loans in such requested currency and the Administrative Agent and such Lenders reasonably determine that an appropriate interest rate is available to be used for such requested currency, the Administrative Agent shall so notify Borrower and (i) the Administrative Agent and such Revolving Lenders may amend the definition of Alternate Currency Daily Rate or Alternate Currency Term Rate to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate and (ii) to the extent the definition of Alternate Currency Daily Rate or Alternate Currency Term Rate, as applicable, has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternate Currency for purposes of any Borrowings of Alternate Currency Revolving Loans. If the Administrative Agent and such Issuing Bank consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify Borrower and (iii) the Administrative Agent and the Issuing Bank may amend the definition of Alternate Currency Daily Rate or Alternate Currency Term Rate, as applicable, to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate and (iv) to the extent the definition of Alternate Currency Daily Rate or Alternate Currency Term Rate, as applicable, has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternate Currency, for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.09, the Administrative Agent shall promptly so notify Borrower.
Article II

THE CREDITS
SECTION 2.01
Loans.
(a)
Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Term Loan Lender agrees, severally and not jointly, to make a Term Loan denominated in dollars to Borrower on the Closing Date in the principal amount not to exceed such Lender’s Term Loan Commitment. Term Borrowings repaid or prepaid may not be reborrowed.
(b)
Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Revolving Lender agrees, severally and not jointly, to make Revolving Loans denominated in any Approved Currency to Borrower, at any time and from time to time on any Business Day during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment; provided, that, after giving effect to any Revolving Borrowing, (i) the aggregate principal amount of Revolving Loans denominated in Alternate Currencies shall not exceed the Alternate Currency Sublimit, and (ii) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments. Subject to the terms, conditions and limitations set forth herein, Borrower may borrow, pay or prepay and reborrow Revolving Loans.
(c)
Subject to Section 2.22, on the effective date of any Increase Joinder with respect to an Incremental Term Loan Facility, each Incremental Term Loan Lender party to such Increase Joinder agrees, severally and not jointly, to make an Incremental Term Loan denominated in dollars to Borrower under such Incremental Term Loan Facility on the effective date of such Increase Joinder in the principal amount not to exceed such Lender’s Incremental Term Loan Commitment for such Incremental Term Loan Facility. Incremental Term Borrowings repaid or prepaid may not be reborrowed. Incremental Term Loans may by ABR Incremental Term Loans or ~~Eurodollar~~Term SOFR Incremental Term Loans, as further provided herein.
(d)
Subject to Section 10.02(e), on the effective date of any Replacement Term Loan Facility Amendment with respect to a Replacement Term Loan Facility, each Replacement Term Loan Lender party to such Replacement Term Loan Facility Amendment agrees, severally and not jointly, to make a Replacement Term Loan denominated in dollars to Borrower under such Replacement Term Loan Facility on the effective date of such Replacement Term Loan Facility Amendment in the principal amount not to exceed such Lender’s Replacement Term Loan Commitment for such Replacement Term Loan Facility. Replacement Term Borrowings repaid or prepaid may not be reborrowed. Replacement Term Loans may by ABR Replacement Term Loans or ~~Eurodollar~~Term SOFR Replacement Term Loans, as further provided herein.

SECTION 2.02
Minimum Amounts; Type; Funding by Lenders; Presumption by Administrative Agent; Cashless Settlement Mechanism.
(a)
Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their Pro Rata Percentages; provided, that, the failure of any Lender to make its Loan shall not relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans made pursuant to Section 2.18(c) or Section 2.19(c), (i) ABR Loans comprising any Borrowing shall be in an aggregate principal amount that is (A) an integral multiple of $1.0 million or (B) equal to the remaining available balance of the applicable Commitments, (ii) the ~~Eurodollar~~Term SOFR Loans comprising any Borrowing shall be in an aggregate principal amount that is (A) an integral multiple of $1.0 million or (B) equal to the remaining available balance of the applicable Commitments, (iii) the Alternate Currency Term Rate Loans comprising any Borrowing denominated in euro shall be in an aggregate principal amount that is (A) an integral multiple of €1.0 million or (B) equal to the remaining available balance of the applicable Commitments or, if less, the available balance of Revolving Loans under the Alternate Currency Sublimit, (iv) the Alternate Currency Daily Rate Loans comprising any Borrowing denominated in pounds shall be in an aggregate principal amount that is (A) an integral multiple of £1.0 million or (B) equal to the remaining available balance of the applicable Commitments or, if less, the available balance of Revolving Loans under the Alternate Currency Sublimit, (v) the Alternate Currency Term Rate Loans comprising any Borrowing denominated in Australian dollars shall be in an aggregate principal amount that is (A) an integral multiple of A$1.0 million or (B) equal to the remaining available balance of the applicable Commitments or, if less, the available balance of Revolving Loans under the Alternate Currency Sublimit, and (vi) the Alternate Currency Revolving Loans comprising any Borrowing denominated in any other Alternate Currency shall be in an aggregate principal amount that is (1) an integral multiple of the number of units of such Alternate Currency as is agreed by Borrower and the Administrative Agent at the time such Alternate Currency is approved pursuant to Section 1.09 or (2) equal to the remaining available balance of the applicable Commitments or, if less, the available balance of Revolving Loans under the Alternate Currency Sublimit.
(b)
Subject to Sections 2.11 and 2.12, each Borrowing (other than of Swingline Loans) shall be comprised entirely of ABR Loans, ~~Eurodollar~~Term SOFR Loans, Alternate Currency Term Rate Loans or Alternate Currency Daily Rate Loans as Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, that, any exercise of such option shall not affect the obligation of Borrower to repay such Loan in accordance with the terms of this Agreement. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner. Borrowings of more than one Type may be outstanding at the same time; provided, that, Borrower shall not be entitled to request any Borrowing that, if made, would result in more than ten ~~Eurodollar~~Term SOFR Borrowings and Alternate Currency Term Rate Borrowings being outstanding hereunder at any one time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings. Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on Borrower and the Lenders in the absence of manifest error.

(c)
Except with respect to Loans made pursuant to Section 2.18(c) or Section 2.19(c), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than (i) 12:00 (noon), in the case of any Loan denominated in dollars, and (ii) the Applicable Time specified by the Administrative Agent, in the case of any Loan denominated in an Alternate Currency. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall promptly credit the amounts so received to an account as directed by Borrower in the applicable Borrowing Request acceptable to the Administrative Agent; provided, that, if, on the date a Borrowing Request with respect to a Revolving Borrowing denominated in dollars is given by Borrower, there are LC Borrowings outstanding, then the proceeds of such Revolving Borrowing, first, shall be applied to the payment in full of any such LC Borrowings, and second, shall be made available to Borrower as provided above. If a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, the Administrative Agent shall return the amounts so received (in like funds as received from such Lenders) to the respective Lenders, without interest.
(d)
(i) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date (in the case of any Borrowing other than an ABR Borrowing), or prior to 12:00 (noon) on the proposed date (in the case of any ABR Borrowing), of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent at the time of such Borrowing in accordance with Section 2.02(c), and the Administrative Agent may, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds, together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to the Administrative Agent at (A) in the case of Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (B) in the case of such Lender, the Overnight Rate plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing. If Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Unless the Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank hereunder that Borrower will not make such payment, the Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the appropriate Lenders or the applicable Issuing Bank, as the case may be, the amount due. With respect to any payment that the Administrative Agent makes for the account of any Lender or any Issuing Bank hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (A) Borrower has not in fact made such payment; (B) the Administrative Agent has made a payment in excess of the amount so paid by Borrower (whether or not then owed); or (C) the Administrative

Agent has for any reason otherwise erroneously made such payment; then each of the appropriate Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such Issuing Bank, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this Section 2.02(d) shall be conclusive, absent manifest error.

(e)
Notwithstanding any other provision of this Agreement, Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date, the Term Loan Maturity Date, the applicable Incremental Term Loan Maturity Date, or the applicable Replacement Term Loan Maturity Date, as applicable.
(f)
Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by Borrower, the Administrative Agent and such Lender.
(g)
With respect to any Alternate Currency Revolving Loan, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to Borrower and the Lenders reasonably promptly after such amendment becomes effective.
(h)
With respect to SOFR or Term SOFR, the Administrative Agent will have the right to make Term SOFR Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Term SOFR Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Term SOFR Conforming Changes to Borrower and the Lenders reasonably promptly after such amendment becomes effective.
SECTION 2.03
Borrowing Procedure.

To request Loans (other than Swingline Loans), Borrower shall deliver a duly completed and executed Borrowing Request to the Administrative Agent (a)(i) ~~in the case of Eurodollar Loans to be made on the Closing Date, not later than 11:00 a.m., one Business Day before the date of the proposed Borrowing~~[reserved] and (ii) in the case of ~~Eurodollar~~Term SOFR Loans to be made after the Closing Date, not later than 11:00 a.m., ~~three~~two Business Days before the date of the proposed Borrowing ~~(provided, that, with respect to clauses (a)(i) and (a)(ii) above, if Borrower wishes to request an Interest Period for such Eurodollar Loans having a duration other than one, three or six months as provided in the definition of “Interest Period,” the applicable Borrowing Request must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing)~~, (b) in the case of

Alternate Currency Revolving Loans (other than any Special Notice Currency), not later than 11:00 a.m., four Business Days before the date of the proposed Borrowing (provided, that, if Borrower wishes to request an Interest Period for Alternate Currency Term Rate Loans having a duration other than one, three or six months as provided in the definition of “Interest Period,” the applicable Borrowing Request must be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the requested date of such Borrowing), (c) in the case of Alternate Currency Revolving Loans in an Alternate Currency that is a Special Notice Currency, not later than 11:00 a.m., five Business Days before the date of the proposed Borrowing (provided, that, if Borrower wishes to request an Interest Period for Alternate Currency Term Rate Loans having a duration other than one, three or six months as provided in the definition of “Interest Period,” the applicable Borrowing Request must be received by the Administrative Agent not later than 11:00 a.m. six Business Days prior to the requested date of such Borrowing), or (d) in the case of ABR Loans, not later than 10:00 a.m. (i) on the date of the proposed Borrowing if the proposed Borrowing is in an aggregate amount equal to or less than $20.0 million and (ii) one Business Day before the date of the proposed Borrowing if the proposed Borrowing is in an aggregate amount in excess of $20.0 million. Each Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.02: (A) whether the requested Borrowing is to be a Revolving Borrowing, a Term Borrowing, an Incremental Term Borrowing or a Replacement Term Borrowing; (B) the aggregate amount of such Borrowing; (C) the date of such Borrowing, which shall be a Business Day; (D) whether such Borrowing is to be a ABR Borrowing, ~~Eurodollar~~Term SOFR Borrowing, Alternate Currency Daily Rate Borrowing or Alternate Currency Term Rate Borrowing; (E) in the case of a ~~Eurodollar~~Term SOFR Borrowing or an Alternate Currency Term Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period” (it being understood and agreed that, with respect to any Alternative Currency Term Rate Borrowing, the Administrative Agent shall give prompt notice to the appropriate Lenders of any request for an Interest Period having a duration other than one, three or six months as provided in the definition of “Interest Period,” and, not later than 11:00 a.m.~~, (x) three Business Days before the requested date of such Borrowing denominated in dollars, or (y)~~ four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of such Borrowing ~~denominated in an Alternate Currency~~, the Administrative Agent shall notify Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the appropriate Lenders); (F) the location and number of Borrower’s account to which funds are to be disbursed; (G) that the conditions set forth in Sections 4.02(b), (d) and (f) have been satisfied as of the date of the notice; and (H) in the case of Alternate Currency Daily Rate Borrowing or an Alternate Currency Term Rate Borrowing, the Alternate Currency for such Borrowing.

If no election as to the Type of Loans is specified for Borrowings in dollars, then the requested Borrowing shall be for ABR Loans. If no election as to the currency of Loans is specified, then the requested Borrowing shall be in dollars. If no Interest Period is specified in the applicable Borrowing Request with respect to any requested ~~Eurodollar~~Term SOFR Borrowing or an Alternate Currency Term Rate Borrowing, then Borrower shall be deemed to have selected an Interest Period of (x) three months, in the case of a ~~Eurodollar~~Term SOFR Term Borrowing, a ~~Eurodollar~~Term SOFR Incremental Term Borrowing, or a ~~Eurodollar~~Term SOFR Replacement Term Borrowing, and (y) one month, in the case of a ~~Eurodollar~~Term SOFR Revolving Borrowing or an Alternate Currency Term Rate Borrowing. During the existence of a Default, no new Loans may be requested as ~~Eurodollar~~Term SOFR Loans or Alternate Currency Revolving Loans without the consent of the Required Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04
Evidence of Debt; Repayment of Loans.

(a)
Promise to Repay. Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Term Loan Lender, the principal amount of each Term Loan of such Term Loan Lender as provided in Section 2.09, (ii) to the Administrative Agent for the account of each Revolving Lender, the then unpaid principal amount of each Revolving Loan of such Revolving Lender on the Revolving Maturity Date, (iii) to the Administrative Agent for the account of each Incremental Term Loan Lender for any Incremental Term Loan Facility, the principal amount of each Incremental Term Loan under such Incremental Term Loan Facility on the dates and in the amounts set forth in the Increase Joinder for such Incremental Term Loan Facility, (iv) to the Administrative Agent for the account of each Replacement Term Loan Lender for any Replacement Term Loan Facility, the principal amount of each Replacement Term Loan under such Replacement Term Loan Facility on the dates and in the amounts set forth in the Replacement Term Loan Facility Amendment for such Replacement Term Loan Facility, and (v) to the Swingline Lender, the then unpaid principal amount of each Swingline Loan on the earlier of (A) the Revolving Maturity Date and (B) the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after each Swingline Loan is made. All payments or repayments of Loans made pursuant to this Section 2.04(a) shall be made in the Approved Currency in which such Loan is denominated.
(b)
Lender and Administrative Agent Records. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain the Register in accordance with Section 10.04. The entries made in the records maintained by the Administrative Agent and each Lender pursuant to this paragraph shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, that, the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligations of Borrower to repay the Loans in accordance with their terms. In the event of any conflict between the records maintained by any Lender and the records of the Administrative Agent in respect of such matters, the records of the Administrative Agent shall control in the absence of manifest error.
(c)
Promissory Notes. Any Lender by written notice to Borrower (with a copy to the Administrative Agent) may request that Loans of any Class made by it be evidenced by a promissory note. In such event, Borrower shall prepare, execute and deliver to such Lender a promissory note (or, if requested by such Lender, to such Lender and its registered assigns) in the form of Exhibit H-1, H-2 or H-3, as the case may be. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns.
SECTION 2.05
Fees.
(a)
Commitment Fee. Borrower agrees to pay to the Administrative Agent for the account of each Lender (other than any Defaulting Lender as long as it is a Defaulting Lender) in accordance with its Pro Rata Revolving Percentage, a commitment fee (a “Commitment Fee”) in dollars in an amount computed on a daily basis equal to (i) the Applicable Commitment Fee Rate per annum then in effect, times (ii) the actual daily amount by which the Aggregate Revolving Commitments exceeds the sum of (A) the outstanding amount of Revolving Loans, plus (B) the outstanding amount of LC Obligations, subject to adjustment as provided in Section 2.20 (and, for the avoidance of doubt, the outstanding amount of Swingline Loans shall not be counted towards or considered usage of the Aggregate Revolving Commitments for purposes of determining any

Commitment Fee). Commitment Fees shall be payable during the period from and including the Closing Date to but excluding the date on which such Revolving Commitment terminates. Accrued Commitment Fees shall be payable in arrears (1) on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, (2) on the last day of the Revolving Availability Period, and (3) thereafter on demand. Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b)
Administrative Agent and Lead Arranger Fees; Lender Fees. Borrower agrees to pay to (i) the Administrative Agent and BofA Securities, for their own respective accounts, in dollars, the fees payable in the amounts and at the times separately agreed upon in the Fee Letter, (ii) WFS, for its own account, in dollars, such fees as shall have been separately agreed in writing in the amounts and at the times so specified, and (iii) the Lenders, in dollars, such fees as shall have been separately agreed in writing in the amounts and at the times so specified.
(c)
LC and Fronting Fees. Borrower agrees to pay (i) to the Administrative Agent, for the account (subject to Section 2.20) of each Revolving Lender in accordance with its Pro Rata Revolving Percentage, a participation fee (“LC Participation Fee”) with respect to its participation in each Letter of Credit, which shall accrue at a rate equal to the Applicable Margin from time to time used to determine the interest rate on ~~Eurodollar~~Term SOFR Loans pursuant to Section 2.06 (it being understood and agreed that if there is any change in such Applicable Margin during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by such Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect) times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit (determined in accordance with Section 1.08), such LC Participation Fees to be (A) due and payable on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the issuance of any Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand, and (B) computed on a quarterly basis in arrears, and (ii) directly to (A) Bank of America, in its capacity as an Issuing Bank, for its own account, a fronting fee with respect to each Letter of Credit issued by Bank of America, at the rate per annum specified in the Fee Letter, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit (determined in accordance with Section 1.08) on a quarterly basis in arrears and due and payable on or prior to the first Business Day of April, July, October and January of each year, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand, and (B) each other Issuing Bank, for its own account, a fronting fee with respect to each Letter of Credit issued by such Issuing Bank, at the rates and the times separately agreed between Borrower and such Issuing Bank. Any fronting fee payable to any Issuing Bank pursuant to this Section 2.05(c)(ii) shall be referred to herein as a “Fronting Fee”. In addition, Borrower shall pay directly to each Issuing Bank, for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Bank relating to letters of credit as from time to time in effect, such fees to be due and payable on demand. All LC Participation Fees and Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(d)
All Fees shall be paid on the dates due, in immediately available funds in dollars, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that Borrower shall pay the Fronting Fees and the other fees referenced in the last sentence of Section 2.05(c) directly to the applicable Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

SECTION 2.06
Interest on Loans.
(a)
ABR Loans. Subject to the provisions of Section 2.06(e), the Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin in effect from time to time.
(b)
~~Eurodollar~~Term SOFR Loans. Subject to the provisions of Section 2.06(e), the Loans comprising each ~~Eurodollar~~Term SOFR Borrowing shall bear interest at a rate per annum equal to ~~the LIBOR Rate~~Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.
(c)
Alternate Currency Term Rate Loans. Subject to the provisions of Section 2.06(e), the Loans comprising each Alternate Currency Term Rate Borrowing shall bear interest at a rate per annum equal to the Alternate Currency Term Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time
(d)
Alternate Currency Daily Rate Loans. Subject to the provisions of Section 2.06(e), the Loans comprising each Alternate Currency Daily Rate Borrowing shall bear interest at a rate per annum equal to the Alternate Currency Daily Rate plus the Applicable Margin in effect from time to time
(e)
Default Rate. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, all outstanding Obligations, to the extent permitted by applicable law, bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of amounts constituting principal on any Loan, 2% plus the rate otherwise applicable to such Loan as provided in this Section 2.06 or (ii) in the case of any other outstanding amount, 2% plus a rate per annum equal to the Alternate Base Rate plus the Applicable Margin applicable to ABR Revolving Loans (in the case of either of the foregoing clauses (i) and (ii), the “Default Rate”). Additionally, upon request of the Required Lenders, while any Event of Default exists (excluding an Event of Default pursuant to Section 8.01(a) or Section 8.01(b)), all outstanding Obligations may accrue at a fluctuating interest rate per annum at all times equal to the Default Rate to the extent permitted by applicable law.
(f)
Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided, that, (i) interest accrued pursuant to Section 2.06(e) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or a Swingline Loan without a permanent reduction in the Aggregate Revolving Commitments), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any ~~Eurodollar~~Term SOFR Loan or Alternate Currency Term Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(g)
Interest Calculation. All interest hereunder shall be computed on the basis of a year of 360 days (or, in the case of interest in respect of Loans denominated in Alternate Currencies as to which market practice differs from the foregoing, in accordance with such market practice), except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and interest on obligations denominated in pounds shall be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day (provided, that, any Loan that is repaid on the same date on which it is made shall bear interest for one day)). ~~The~~Term SOFR, and the applicable Alternate Base Rate, ~~LIBOR Rate,~~ Alternate Currency Daily Rate or Alternate Currency Term Rate, as applicable, shall be determined by the Administrative Agent in accordance with the provisions of this Agreement and such determination shall be conclusive absent manifest error. To the extent that any calculation of interest to be paid under this Agreement shall be based on (or result in) a calculation that is less than zero, such calculation shall be deemed zero for purposes of this Agreement.
(h)
Currency for Payment of Interest. All interest paid or payable pursuant to this Section 2.06 shall be paid in the Approved Currency in which the Loan, Letter of Credit or other Obligation giving rise to such interest is denominated (except, in the case of any obligation with respect to a Letter of Credit denominated in an Alternate Currency, to the extent the applicable Issuing Bank shall have requested such amount be paid in dollars).
SECTION 2.07
Termination and Reduction of Commitments.
(a)
Automatic Termination of Commitments. The aggregate Term Loan Commitments shall automatically terminate on the date of the Term Borrowing. The Aggregate Revolving Commitments, the Swingline Commitment and the LC Commitment shall automatically terminate on the Business Day preceding the Revolving Maturity Date. The aggregate Incremental Term Loan Commitments established under any Incremental Term Loan Facility pursuant to an Increase Joinder shall automatically terminate on the date of the Incremental Term Borrowing with respect to such Incremental Term Loan Facility. The aggregate Replacement Term Loan Commitments established under any Replacement Term Loan Facility pursuant to a Replacement Term Loan Facility Amendment shall automatically terminate on the date of the Replacement Term Borrowing with respect to such Replacement Term Loan Facility.
(b)
Optional Terminations and Reductions. At its option, Borrower may at any time terminate, or from time to time permanently reduce, the Aggregate Revolving Commitments, the Swingline Commitment or the LC Commitment; provided, that, (i) each partial reduction of the shall be in an amount that is an integral multiple of $1.0 million and not less than $5.0 million, (ii)(A) the Aggregate Revolving Commitments shall not be terminated or reduced if, after giving effect thereto and to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the Total Revolving Outstandings would exceed the Aggregate Revolving Commitments, (B) the Swingline Commitment shall not be terminated or reduced if, after giving effect thereto and any concurrent prepayments of the Swingline Loans in accordance with Section 2.10, the outstanding amount of Swingline Loans would exceed the Swingline Commitment, or (C) the LC Commitment if, after giving effect thereto, the outstanding amount of LC Obligations not fully Cash Collateralized hereunder would exceed the LC Commitment, and (iii) if after giving effect to any reduction or termination of Aggregate Revolving Commitments, the LC Commitment, the Alternate Currency Sublimit or the Swingline Commitment exceeds the Aggregate Revolving Commitments at such time, the LC Commitment, the Alternate Currency Sublimit or the Swingline Commitment, as the case may be, shall be automatically reduced by the amount of such excess.
(c)
Borrower Notice. Borrower shall notify the Administrative Agent in writing of any election to terminate or reduce Commitments under Section 2.07(b) at least three Business Days prior to the effective date of such termination or reduction (or such shorter period of time as is acceptable to the Administrative Agent in its sole discretion), specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by Borrower pursuant to this Section shall be irrevocable; provided, that, a notice of termination or reduction of

Commitments delivered by Borrower may state that such notice is conditioned upon the effectiveness of another credit facility or the closing of a securities offering or Asset Sale, in which case such notice may be revoked by Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of any Commitments pursuant to this Section 2.07 shall be permanent. Each reduction of the Commitments pursuant to this Section 2.07 shall be made ratably among the Lenders in accordance with their respective Pro Rata Percentages of such Commitments. All fees in respect of the Commitments being terminated or reduced pursuant to this Section 2.07 shall be paid on the effective date of such termination or reduction.
SECTION 2.08
Interest Elections.
(a)
Generally. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a ~~Eurodollar~~Term SOFR Borrowing or Alternate Currency Term Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a ~~Eurodollar~~Term SOFR Borrowing or Alternate Currency Term Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section. Borrowings of Alternate Currency Revolving Loans may not be converted to a different Type. Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding anything to the contrary in this Agreement, Borrower shall not be entitled to request any conversion or continuation that, if made, would result in more than ten ~~Eurodollar~~Term SOFR Borrowings and Alternate Currency Term Rate Borrowings outstanding hereunder at any one time. This Section shall not apply to Borrowings of Swingline Loans, which may not be converted or continued.
(b)
Interest Election Notice. To make an election pursuant to this Section, Borrower shall deliver a duly completed and executed Interest Election Request to the Administrative Agent not later than the time that a Borrowing Request would be required under Section 2.03 if Borrower were requesting Loans of the Type resulting from such election to be made on the effective date of such election; provided, that, if Borrower elects to convert a Borrowing into ABR Loans, Borrower shall deliver the Interest Election Request not later than 10:00 a.m. one day prior to the date of the proposed conversion, or, if such request is delivered after 10:00 a.m., such conversion shall occur on the second Business Day following the date of the submission of the Interest Election Request. Each Interest Election Request shall be irrevocable. Each Interest Election Request shall specify the following information in compliance with Section 2.02: (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, or if outstanding Borrowings are being combined, allocation to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; (iii) whether the resulting Borrowing is to be an ABR Borrowing, a ~~Eurodollar~~Term SOFR Borrowing, an Alternate Currency Term Rate Borrowing or an Alternate Currency Daily Rate Borrowing; provided, that, no Borrowing denominated in an Alternate Currency shall be an ABR Borrowing or a ~~Eurodollar~~Term SOFR Borrowing; (iv) if the resulting Borrowing is a ~~Eurodollar~~Term SOFR Borrowing or an Alternate Currency Term Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” (it being understood and agreed that, with respect to any resulting Alternative Currency Term Rate Borrowing, the Administrative Agent shall give prompt notice to the appropriate Lenders of any request for an Interest Period having a duration other than one, three or six months as provided in the definition of “Interest Period,” and, not later than 11:00 a.m.~~, (x) three Business Days before the requested date of such conversion or continuation that is to be denominated in dollars, or (y)~~ four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of such continuation ~~that is to be denominated in an Alternate Currency~~, the Administrative Agent shall notify Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the appropriate Lenders); and (v) in the case of Alternate Currency Term Rate Loans, the Alternate Currency for such Loans following such continuation.

If any such Interest Election Request requests a ~~Eurodollar~~Term SOFR Borrowing or an Alternate Currency Term Rate Borrowing but does not specify an Interest Period, or if Borrower fails to timely deliver an applicable Interest Election Request, then Borrower shall be deemed to have selected an Interest Period of (x) three months’ duration, in the case of any ~~Eurodollar~~Term SOFR Term Borrowing, any ~~Eurodollar~~Term SOFR Incremental Term Borrowing, or any ~~Eurodollar~~Term SOFR Replacement Term Borrowing, and (y) one month duration, in the case of any ~~Eurodollar~~Term SOFR Revolving Borrowing or any Alternate Currency Term Rate Borrowing. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be repaid in the original currency of such Loan and reborrowed in the other currency. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(c)
Automatic Conversions and Continuations of Certain Borrowings. If an Interest Election Request with respect to a ~~Eurodollar~~Term SOFR Borrowing or Alternate Currency Term Rate Borrowing is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period (i) if such Borrowing is denominated in dollars, such Borrowing shall be converted to an ABR Borrowing and (ii) if such Borrowing is denominated in an Alternate Currency, such Borrowing shall be continued for an additional Interest Period of one month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, the Administrative Agent or the Required Lenders may require, by notice to Borrower, that (A) no outstanding Borrowing in dollars may be converted to or continued as a ~~Eurodollar~~Term SOFR Borrowing or an Alternate Currency Term Rate Borrowing, (B) unless repaid, each ~~Eurodollar~~Term SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (C) any Alternate Currency Term Rate Loan shall not be continued with an Interest Period of more than one month.
SECTION 2.09
Amortization of Term Loans.

The Term Loan of each Term Loan Lender shall be repaid by Borrower in installments on each Amortization Date, each of which installments shall be in an amount equal to such Term Loan Lender’s Pro Rata Term Percentage multiplied by the amount (as the same may be reduced on account of prepayments pursuant to Section 2.10(f)) set forth below opposite the date set forth below that is nearest to such Amortization Date, with all outstanding Term Loans being repaid in full on the Term Loan Maturity Date.

Payment Date	Principal Amortization Payment
December 31, 2021	$1,875,000.00
March 31, 2022	$1,875,000.00
June 30, 2022	$1,875,000.00
September 30, 2022	$1,875,000.00

December 31, 2022	$1,875,000.00
March 31, 2023	$1,875,000.00
June 30, 2023	$1,875,000.00
September 30, 2023	$1,875,000.00
December 31, 2023	$1,875,000.00
March 31, 2024	$1,875,000.00
June 30, 2024	$1,875,000.00
September 30, 2024	$1,875,000.00
December 31, 2024	$1,875,000.00
March 31, 2025	$1,875,000.00
June 30, 2025	$1,875,000.00
September 30, 2025	$1,875,000.00
December 31, 2025	$1,875,000.00
March 31, 2026	$1,875,000.00
June 30, 2026	$1,875,000.00
Term Loan Maturity Date	Aggregate Outstanding Amount of Term Loans
SECTION 2.10
Optional and Mandatory Prepayments of Loans.
(a)
Optional Prepayments. Borrower shall have the right at any time and from time to time to prepay any Loans, in whole or in part, subject to the requirements of this Section 2.10; provided, that, each partial prepayment shall be in an amount that is (i) in the case of Loans denominated in dollars, an integral multiple of $1.0 million, (ii) in the case of Loans denominated in euros, an integral multiple of €1.0 million, (iii) in the case of Loans denominated in pounds, an integral multiple of £1.0 million, (iv) in the case of Loans denominated in Australian dollars, an integral multiple of A$1.0 million, (v) in the case of Loans denominated in any other Alternate Currency, an integral multiple of the number of units of such Alternate Currency as is agreed by Borrower and the Administrative Agent at the time such Alternate Currency is approved pursuant to Section 1.09 or (vi) in any case, the outstanding principal amount of such Loans. Each prepayment of Term Loans, Incremental Term Loans or Replacement Term Loans pursuant to this Section 2.10(a) shall be applied to the Term Loans, any then-existing Incremental Term Loans and any then-existing Replacement Term Loans on a pro rata basis, and, with respect to the Term Loans, to the principal repayment installments thereof in direct order of maturity, and, with respect to any then-existing Incremental Term Loans, as set forth in the applicable Increase Joinder, and, with respect to any then-existing Replacement Term Loans, as set forth in the applicable Replacement Term Loan Facility Amendment; provided, that, for the avoidance of doubt, Borrower shall be under no obligation to prepay any Revolving Loans in connection with any prepayment of Term Loans, Incremental Term Loans or Replacement Term Loans.
(b)
Revolving Loan Prepayments.
(i)
In the event of the termination of the Aggregate Revolving Commitments, Borrower shall, on the date of such termination, (A) repay or prepay all outstanding Revolving Loans, (B) repay or prepay all outstanding Swingline Loans, (C) repay all outstanding LC Borrowings, and (D) replace all outstanding Letters of Credit (or Cash Collateralize all outstanding Letters of Credit).

(ii)
If for any reason the Total Revolving Outstandings at any time exceed the Aggregate Revolving Commitments at such time, Borrower shall immediately prepay first, Swingline Loans, second, Revolving Loans, and third LC Borrowings (together with all accrued but unpaid interest thereon) and/or Cash Collateralize the LC Obligations, in an aggregate amount equal to such excess; provided, that, Borrower shall not be required to Cash Collateralize the LC Obligations pursuant to this Section 2.10(b)(ii) unless, after the prepayment of the Swingline Loans and the Revolving Loans, the Total Revolving Outstandings exceed the Aggregate Revolving Commitments at such time.
(iii)
If the Administrative Agent notifies Borrower at any time that the outstanding amount of all Loans and LC Obligations denominated in Alternate Currencies at such time exceeds an amount equal to 105% of the Alternate Currency Sublimit then in effect, then, within two (2) Business Days after receipt of such notice, Borrower shall prepay Loans and/or Cash Collateralize Letters of Credit in an aggregate amount sufficient to reduce such outstanding amount as of such date of payment to an amount not to exceed 100% of the Alternate Currency Sublimit then in effect.
(c)
Asset Sales. Not later than five (or in the case of any Asset Sale by a Foreign Subsidiary, ten) Business Days following the receipt of any Net Cash Proceeds of any Asset Sale by Borrower or any of its Subsidiaries, Borrower shall make prepayments in accordance with Sections 2.10(f) and (g) in an aggregate amount of Net Cash Proceeds from such Asset Sale equal to the amount necessary to cause the First-Lien Leverage Ratio to not be greater than 2.25 to 1.00 upon giving effect to such prepayment; provided, that:
(i)
no such prepayment shall be required under this Section 2.10(c) with respect to (A) any Asset Sale permitted by Section 6.06(a) or Section 6.06(g), (B) the disposition of property which constitutes a Casualty Event, or (C) Asset Sales resulting in no more than $20.0 million in Net Cash Proceeds per Asset Sale (or series of related Asset Sales);
(ii)
so long as no Event of Default shall then exist or would arise therefrom, such proceeds shall not be required to be so applied on such date to the extent that Borrower shall have delivered an Officer’s Certificate to the Administrative Agent on or prior to such date stating that such Net Cash Proceeds are expected to be reinvested in Capital Assets or a Permitted Acquisition within 12 months following the date of such Asset Sale (which Officer’s Certificate shall set forth the estimates of the proceeds to be so expended); provided, further, that, if all or any portion of such Net Cash Proceeds is not so reinvested within such 12-month period, such unused portion shall be applied on the last day of such period as a mandatory prepayment as provided in this Section 2.10(c); and
(iii)
notwithstanding any other provisions of this Section 2.10(c), to the extent any or all of the Net Cash Proceeds from any Asset Sale received by a Foreign Subsidiary are prohibited or delayed by any applicable local law (including financial assistance, corporate benefit restrictions on upstreaming of cash intra group and the fiduciary and statutory duties of the directors of such Foreign Subsidiary) from being repatriated or passed on to or used for the benefit of Borrower or any applicable Domestic Subsidiary (the Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation as long as such repatriation does not create a material adverse tax consequence as determined in good faith by the Borrower in consultation with the Administrative Agent) or if the Borrower has determined in good faith in consultation with the Administrative Agent that repatriation of any such amount to the Borrower or any applicable Domestic Subsidiary would have material adverse tax consequences with respect to such amount, the portion of such Net Cash Proceeds so affected will not be required to be applied to make such prepayments as provided in this Section 2.10(c) but may be retained by the applicable Foreign Subsidiary for so long, but only so long, as the applicable local law will not permit repatriation or the passing on to or otherwise using for the benefit of the Borrower or the applicable Domestic Subsidiary, or the Borrower has determined in good faith in consultation with the Administrative Agent that such material adverse tax consequence would result, and once such repatriation of any of such affected Net Cash Proceeds is permitted under the applicable local law or the Borrower determines in good faith in consultation with the Administrative Agent that such repatriation would no longer would have such material adverse tax consequences, such repatriation will be promptly effected and such repatriated Net Cash Proceeds will be promptly (and in any event not later than five Business Days after such repatriation) applied (net of additional taxes payable or reasonably estimated to be payable as a result thereof) to the prepayment of the applicable Term Loans as otherwise required pursuant to this Section 2.10(c).
(d)
Debt Issuance or Preferred Stock Issuance. Not later than one Business Day (or in the case of any Debt Issuance or Preferred Stock Issuance by a Foreign Subsidiary, five Business Days) following the receipt of any Net Cash Proceeds of any Debt Issuance or Preferred Stock Issuance by Borrower or any of its Subsidiaries, Borrower shall make prepayments in accordance with Sections 2.10(f) and (g) in an aggregate amount equal to 100% of such Net Cash Proceeds.
(e)
Casualty Events. Not later than ten Business Days following the receipt of any Net Cash Proceeds from a Casualty Event by Borrower or any of its Subsidiaries (other than any Casualty Event resulting in Net Cash Proceeds of less than $10 million), Borrower shall make prepayments in accordance with Sections 2.10(f) and (g) in an aggregate amount of Net Cash Proceeds from such Casualty Event equal to the amount necessary to cause the First-Lien Leverage Ratio to not be greater than 2.25 to 1.00 upon giving effect to such prepayment; provided, that:
(i)
so long as no Event of Default shall then exist or arise therefrom, such proceeds shall not be required to be so applied on such date to the extent that Borrower shall have delivered an Officer’s Certificate to the Administrative Agent on or prior to such date stating that such proceeds are expected to be used to repair, replace or restore any property in respect of which such Net Cash Proceeds were paid or to reinvest in other Capital Assets or a Permitted Acquisition, no later than 12 months following the date of receipt of such proceeds; and
(ii)
if any portion of such Net Cash Proceeds shall not be so applied within such 12-month period, such unused portion shall be applied on the last day of such period as a mandatory prepayment as provided in this Section 2.10(e).
(f)
Application of Prepayments. Mandatory prepayments pursuant to Sections 2.10(c), (d) and (e) shall be applied to the Term Loans, any then-existing Incremental Term Loans and any then-existing Replacement Term Loans on a pro rata basis, and, with respect to the Term Loans, to the principal repayment installments thereof in direct order of maturity, and, with respect to any then-existing Incremental Term Loans, as set forth in the applicable Increase Joinder, and, with respect to any then-existing Replacement Term Loans, as set forth in the applicable Replacement Term Loan Facility Amendment. Amounts to be applied pursuant to this Section 2.10 shall be applied first to reduce outstanding ABR Loans. Any amounts remaining after each such application shall be applied to prepay ~~Eurodollar~~Term SOFR Loans. Notwithstanding the foregoing, if the amount of any prepayment of Loans required under this Section 2.10 shall be in excess of the amount of the ABR Loans at the time outstanding (an “Excess Amount”), only the portion of the amount of such prepayment as is equal to the amount of such outstanding ABR Loans shall be immediately prepaid and, at the election of Borrower, the Excess Amount shall be either (i) deposited in an escrow account on terms satisfactory to the Collateral Agent and applied to the prepayment of ~~Eurodollar~~Term SOFR Loans on the last day of the then next-expiring Interest Period for such ~~Eurodollar~~Term SOFR Loans (provided, that, (A) interest in respect of such Excess Amount shall continue to accrue thereon at the rate provided hereunder for the Loans which such Excess Amount is intended to repay until such Excess Amount shall have been used in full to repay such Loans and (B) at any time while an Event of Default has occurred and is continuing, the Administrative Agent may, and upon written direction from the Required Lenders shall, apply any or all proceeds then on deposit to the payment of such Loans in an amount equal to such Excess Amount) or (ii) prepaid immediately, together with any amounts owing to the Lenders under Section 2.13.
(g)
Notice of Prepayment. Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by written notice of any prepayment pursuant to this Section 2.10, which will be provided substantially in the form of Exhibit A or such other form as shall be acceptable to the Administrative Agent, which notice shall be delivered, unless otherwise agreed by the Administrative Agent (and, in the case of a prepayment of a Swingline Loan, the Swingline Lender), (i) in the case of prepayment of a ~~Eurodollar~~Term SOFR Borrowing, not later than 11:00 a.m. ~~three~~two Business Days before the date of prepayment, (ii) in the case of a prepayment of an Alternate Currency Term Rate Borrowing or Alternate Currency Daily Rate Borrowing denominated in an Alternate Currency (other than any Special Notice Currency), not later than 11:00 a.m. four Business Days before the date of prepayment, (iii) in the case of a prepayment of an Alternate Currency Term Rate Borrowing or Alternate Currency Daily Rate Borrowing denominated in a Special Notice Currency, not later than 11:00 a.m. five Business Days before the date of prepayment, (iv) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m. one Business Day before the date of prepayment and (v) in the case of prepayment of a Swingline Loan, not later than 11:00 a.m. on the date of prepayment (or, in each case, such shorter notice as shall be acceptable to the Administrative Agent in its sole discretion). Each such notice shall be irrevocable; provided, that, a notice of prepayment delivered by Borrower may state that such notice is conditioned upon the effectiveness of another credit facility or the closing of a securities offering or Asset Sale, in which case such notice may be revoked by Borrower (by notice to the Administrative Agent on or prior to the specified prepayment date) if such condition is not satisfied. Each such notice shall specify the prepayment date, the principal amount, currency and, if applicable Interest Period(s), of each Borrowing or portion thereof to be prepaid, and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the applicable Lenders of the contents thereof. Subject to Section 2.10(f), each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing and otherwise in accordance with this Section 2.10. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.06.
SECTION 2.11
Alternate Rate of Interest; Successor Rates; Term SOFR Successor Rates.
(a)
If in connection with any request for a ~~Eurodollar~~Term SOFR Loan, an Alternate Currency Revolving Loan, or in connection with a request for a conversion of ABR Loans to ~~Eurodollar~~Term SOFR Loans, or in connection with a request for continuation of any such ~~Eurodollar~~Term SOFR Loans or Alternate Currency Revolving Loans, as applicable, (i) the

Administrative Agent determines that (A) no ~~Benchmark Replacement~~Term SOFR Successor Rate or Successor Rate, as applicable, for the Relevant Rate for the applicable currency has been determined in accordance with Section 2.11(b) or Section 2.11(c), as applicable, and the circumstances under Section 2.11(b)(i) or Section 2.11(c)(i) or the Term SOFR Scheduled Unavailability Date or the Scheduled Unavailability Date has occurred with respect to such Relevant Rate (as applicable), or (B) adequate and reasonable means do not otherwise exist for determining the Relevant Rate for the applicable currency for any determination date(s) or requested Interest Period, as applicable, with respect to a proposed ~~Eurodollar~~Term SOFR Loan, a proposed Alternate Currency Revolving Loan, or in connection with an existing or proposed ABR Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason the Relevant Rate with respect to a proposed Revolving Loan for any requested Interest Period or determination date(s) does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify Borrower and each Lender.

Thereafter, (i) the obligation of the Lenders to make or maintain Loans in the affected currency or currencies or to convert ABR Loans to ~~Eurodollar~~Term SOFR Loans shall be suspended (to the extent of the affected Loans or Interest Periods or determination dates, as applicable), and (ii) in the event of a determination described in the preceding paragraph with respect to the ~~Eurodollar Rate~~Term SOFR component of the Alternate Base Rate, the utilization of the ~~Eurodollar Rate~~Term SOFR component in determining the Alternate Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (a)(ii) of the preceding paragraph, until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) Borrower may revoke any pending request for a Borrowing of, or conversion to, ~~Eurodollar~~Term SOFR Loans, or any pending request for a Borrowing of, or a continuation of Alternate Currency Revolving Loans, in each case to the extent of the affected Loans or Interest Period or determination date(s), as applicable, or, failing that, in the case of a request for Loans, will be deemed to have converted such request into a request for a Borrowing of ABR Loans in the Dollar Equivalent of the amount specified therein and (B) any outstanding affected Alternate Currency Revolving Loans, at Borrower’s election, shall either (1) be converted into a Borrowing of ABR Loans in the Dollar Equivalent of the amount of such outstanding Alternate Currency Revolving Loan immediately, in the case of an Alternate Currency Daily Rate Loan or at the end of the applicable Interest Period, in the case of an Alternate Currency Term Rate Loan, or (2) be prepaid in full immediately, in the case of an Alternate Currency Daily Rate Loan, or at the end of the applicable Interest Period, in the case of an Alternate Currency Term Rate Loan (provided, that, if no election is made by Borrower (x) in the case of an Alternate Currency Daily Rate Loan, by the date that is three (3) Business Days after receipt by Borrower of such notice, or (y) in the case of an Alternate Currency Term Rate Loan, by the last day of the current Interest Period for the applicable Alternate Currency Term Rate Loan, Borrower shall be deemed to have elected clause (1) above).

(a)
Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower) that Borrower or Required Lenders (as applicable) have determined, that:
(i)
adequate and reasonable means do not exist for ascertaining the Relevant Rate for an Alternate Currency because none of the tenors of such Relevant Rate (including any forward-looking term rate thereof) is available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)
the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Relevant Rate for an Alternate Currency (including any forward-looking term rate thereof) shall or will no longer be representative or made available, or used for determining the interest rate of loans denominated in such Alternate Currency, or shall or will otherwise cease; provided, that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Relevant Rate for such Alternate Currency (the latest date on which all tenors of the Relevant Rate for such Alternate Currency (including any forward-looking term rate thereof) are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”); or
(iii)
syndicated loans currently being executed and agented in the United States are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the Relevant Rate for an Alternate Currency;

or if the events or circumstances of the type described in Section 2.11(b)(i), (ii) or (iii) have occurred with respect to any Successor Rate then in effect, then, the Administrative Agent and Borrower may amend this Agreement solely for the purpose of replacing the Relevant Rate for an Alternate Currency or any then-current Successor Rate for an Alternate Currency in accordance with this Section 2.11(b) with an alternative benchmark rate giving due consideration to any evolving or then-existing convention for similar credit facilities syndicated and agented in the United States and denominated in such Alternate Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then-existing convention for similar credit facilities syndicated and agented in the United States and denominated in such Alternate Currency for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify Borrower and each Lender of the implementation of any Successor Rate. Any Successor Rate shall be applied in a manner consistent with market practice; provided, that, to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent. Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, such Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided, that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to Borrower and the Lenders reasonably promptly after such amendment becomes effective.

(b)
Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower) that Borrower or Required Lenders (as applicable) have determined, that: (i) adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or (ii) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of dollar-denominated syndicated loans, or shall or will otherwise cease; provided, that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Term SOFR Scheduled Unavailability Date”); then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Term SOFR Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Term SOFR Successor Rate”). If the Term SOFR Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a monthly basis.

Notwithstanding anything to the contrary herein, (A) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (B) if the events or circumstances of the type described in Section 2.11(c)(i) or Section 2.11(c)(ii) have occurred with respect to the Term SOFR Successor Rate then in effect, then in each case, the Administrative Agent and Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Term SOFR Successor Rate in accordance with this Section 2.11(c) at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then-existing convention for similar dollar-denominated credit facilities syndicated and agented in the United States for such alternative benchmark and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then-existing convention for similar dollar-denominated credit facilities syndicated and agented in the United States for such benchmark. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Term SOFR Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify Borrower and each Lender of the implementation of any Term SOFR Successor Rate. Any Term SOFR Successor Rate shall be applied in a manner consistent with market practice; provided, that, to the extent such market practice is not administratively feasible for the Administrative Agent, such Term SOFR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent. Notwithstanding anything else herein, if at any time any Term SOFR Successor Rate as so determined would otherwise be less than zero, the Term SOFR Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

~~(c) Notwithstanding anything to the contrary in this Agreement or any other Loan Document:~~

~~(i) On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12- month dollar LIBOR tenor settings. On the earliest of (A) the date that all Available Tenors of dollar LIBOR have permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative, (B) June 30, 2023, and (C) the Early Opt-in Effective Date in respect of a SOFR Early Opt-in, if the then-current Benchmark is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.~~

~~(ii) (A) Upon (1) the occurrence of a Benchmark Transition Event, or (2) a determination by the Administrative Agent that neither of the alternatives under clause (a) of the definition of “Benchmark Replacement” are available, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders (and any such objection shall be conclusive and binding absent manifest error); provided, that, solely in the event that the then-current Benchmark at the time of such Benchmark Transition Event is not a SOFR-based rate, the Benchmark Replacement therefor shall be determined in accordance with clause (a) of the definition of “Benchmark Replacement” unless the Administrative Agent determines that neither of such alternative rates is available.~~

~~(B) On the Early Opt-in Effective Date in respect of an Other Rate Early Opt-in, the Benchmark Replacement will replace LIBOR for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document.~~

~~(iii) At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark~~

~~pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, Borrower will be deemed to have converted any such request into a request for a borrowing of, or conversion to, ABR Loans. During the period referenced in the foregoing sentence, the component of Alternate Base Rate based upon the Benchmark will not be used in any determination of the Alternate Base Rate.~~

~~(iv)~~ In connection with the implementation ~~and administration of a Benchmark Replacement~~of a Term SOFR Successor Rate, the Administrative Agent will have the right to make ~~Benchmark Replacement~~Term SOFR Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~Benchmark Replacement~~Term SOFR Conforming Changes will become effective without any further action or consent of any other party to this Agreement~~.~~; provided, that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Term SOFR Conforming Changes to Borrower and the Lenders reasonably promptly after such amendment becomes effective.

For purposes of this Section 2.11(c), those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in dollars shall be excluded from any determination of Required Lenders.

~~(v) The Administrative Agent will promptly notify Borrower and the Lenders of (A) the implementation of any Benchmark Replacement, and (B) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 2.11(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.11(c).~~

~~(vi) At any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings, and (B) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.~~

SECTION 2.12
Yield Protection.
(a)
Increased Costs Generally. If any Change in Law shall:
(i)
impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in, by any Lender ~~(except any reserve requirement contemplated by Section 2.12(f))~~ or any Issuing Bank;

(ii)
subject any Lender, the Administrative Agent or any Issuing Bank to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Loan made by it (except for Indemnified Taxes or Other Taxes indemnifiable under Section 2.15 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender, the Administrative Agent or such Issuing Bank); or
(iii)
impose on any Lender or any Issuing Bank or the applicable interbank market any other condition, cost or expense affecting this Agreement or ~~Eurodollar~~Term SOFR Loans or Alternate Currency Revolving Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender, the Administrative Agent or such Issuing Bank of making, converting to, continuing or maintaining any Loan, or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, the Administrative Agent, such Issuing Bank or such Lender’s or such Issuing Bank’s holding company, if any, of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Administrative Agent or such Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Administrative Agent or such Issuing Bank, Borrower will pay to such Lender, the Administrative Agent or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender, the Administrative Agent or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered. Notwithstanding anything herein to the contrary, for all purposes under this Agreement, (x) all requests, rules, guidelines requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III and (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented.

(b)
Capital Requirements. If any Lender or any Issuing Bank determines (in good faith, but in its absolute sole discretion) that any Change in Law affecting such Lender or such Issuing Bank or any Lending Office of such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy or liquidity), then from time to time Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.
(c)
[Reserved].

(d)
Certificates for Reimbursement. A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in Sections 2.12(a), (b) or (c) and delivered to Borrower shall (i) set forth in reasonable detail the basis for, and the calculation of, such amount or amounts and (ii) be conclusive absent manifest error. Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(e)
Delay in Requests. Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided, that, Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or such Issuing Bank, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

~~(f) Reserves. Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan; provided, that, Borrower shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.~~

SECTION 2.13
Breakage Payments.

In the event of (a) the payment or prepayment, whether optional or mandatory, of any principal of any ~~Eurodollar~~Term SOFR Loan or Alternate Currency Revolving Loan earlier than the last day of an Interest Period or payment period applicable thereto (including as a result of an Event of Default), (b) the conversion of any ~~Eurodollar~~Term SOFR Loan or Alternate Currency Revolving Loan earlier than the last day of the Interest Period or payment period applicable thereto, (c) the failure to borrow, convert, continue or prepay any ~~Eurodollar~~Term SOFR Loan or Alternate Currency Revolving Loan on the date specified in any notice delivered pursuant hereto, (d) the assignment of any ~~Eurodollar~~Term SOFR Loan or Alternate Currency Revolving Loan earlier than the last day of the Interest Period or payment period applicable thereto as a result of a request by Borrower pursuant to Section 2.16(b), or (e) any failure by Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternate Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, upon demand of any Lender, Borrower shall compensate such Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at ~~the LIBOR Rate~~Term SOFR, Alternate Currency Daily Rate or Alternate Currency Term Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period or payment period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period or payment period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the applicable interbank market. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.13 shall be delivered to Borrower (with a copy to the Administrative Agent) and shall be conclusive and binding absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.14
Payments Generally; Pro Rata Treatment; Sharing of Setoffs.
(a)
Payments Generally. All payments to be made by Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternate Currency, all payments by Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by Borrower hereunder with respect to principal and interest on Loans denominated in an Alternate Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in such Alternate Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, Borrower is prohibited by any law from making any required payment hereunder in an Alternate Currency, Borrower shall make such payment in dollars in the dollar Equivalent of the Alternate Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Pro Rata Percentage in respect of the relevant facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in dollars, or (ii) after the Applicable Time specified by the Administrative Agent, in the case of payments in an Alternate Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Except as otherwise specifically provided for in this Agreement, if any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may.
(b)
Pro Rata Treatment.
(i)
Each payment of interest in respect of the Loans shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts due and owing to the Lenders.
(ii)
Each payment on the account of principal of the Term Loans shall be allocated among the Term Loan Lenders pro rata based on the principal amount of the Term Loans held by the Term Loan Lenders. Each payment on the account of principal of any Incremental Term Loans under any Incremental Term Loan Facility shall be allocated among the Incremental Term Loan Lenders under such Incremental Term Loan Facility pro rata based on the principal amount of such Incremental Term Loans under such Incremental Term Loan Facility held by the Incremental Term Loan Lenders under such Incremental Term Loan Facility. Each payment on the account of principal of any Replacement Term Loans under any Replacement Term Loan Facility shall be allocated among the Replacement Term Loan Lenders under such Replacement Term Loan Facility pro rata based on the principal amount of such Replacement Term Loans under such Replacement Term Loan Facility held by the Replacement Term Loan Lenders under such Replacement Term Loan Facility. Each payment on account of principal of the Revolving Borrowings shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders, except as expressly provided by Section 2.22(d).
(c)
Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts owing hereunder, such funds shall be applied in the manner set forth in, and subject to, Section 8.03.
(d)
Sharing of Set-Off. If any Lender (and/or any Issuing Bank, each of which shall be deemed a “Lender” for purposes of this Section 2.14(d)) shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other Obligations resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other Obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other Obligations owing them (all as calculated by using Dollar Equivalents of any amounts in Alternate Currencies on the date of such purchase); provided, that:
(i)
if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)
the provisions of this paragraph shall not be construed to apply to (x) any payment made by or on behalf of Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.21, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or in LC Obligations or Swingline Loans to any assignee or participant, other than an assignment to any Loan Party or any Affiliate thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation. If under applicable bankruptcy, insolvency or any similar law any Secured Party receives a secured claim in lieu of a setoff or counterclaim to which this

Section 2.14(d) applies, such Secured Party shall to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights to which the Secured Party is entitled under this Section 2.14(d) to share in the benefits of the recovery of such secured claim.

(e)
Borrower Default. Unless the Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any of the Lenders or any of the Issuing Banks hereunder that Borrower will not make such payment, the Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or the applicable Issuing Banks, as the case may be, the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders or each of the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and, in the case of a Borrowing in dollars, if greater, the Federal Funds Rate.
SECTION 2.15
Taxes.
(a)
Payments Free of Taxes.
(i)
Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Taxes; provided, that, if the applicable Withholding Agent shall be required by applicable Requirements of Law (as determined in the good faith discretion of the applicable Withholding Agent) to deduct or withhold any Tax, then the applicable Withholding Agent shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to Section 2.15(e).
(ii)
If the applicable Withholding Agent shall be required by any Requirement of Law to deduct or withhold any Taxes from any payment, then (A) the applicable Withholding Agent, as required by such Requirement of Law, shall withhold or make such deductions as are determined by the applicable Withholding Agent to be required based upon the information and documentation it has received pursuant to Section 2.15(e), (B) the applicable Withholding Agent, to the extent required by such Requirement of Law, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Requirement of Law, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 2.15) the Lender receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)
Payment of Other Taxes by Borrower. Without limiting the provisions of Section 2.15(a), Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law.
(c)
Indemnification by Borrower. Borrower shall indemnify the Administrative Agent, each Lender and any other recipient or beneficial owner of any payment to be made by or on account of any obligation of any Loan Party hereunder, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) payable by such party, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by such party (other than the Administrative Agent) with a copy to the Administrative Agent, or by the Administrative Agent on its own behalf or on behalf of any such party, shall be conclusive absent manifest error.
(d)
Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrower to a Governmental Authority, Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)
Status of Lenders and Administrative Agent. Any Lender that is entitled to an exemption from or reduction of any withholding Tax with respect to any payments hereunder or under any other Loan Document shall, to the extent it may lawfully do so, deliver to Borrower and to the Administrative Agent, at the time or times reasonably requested by Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Requirements of Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by Borrower or the Administrative Agent as will enable Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the above two sentences, in the case of any Taxes that are not U.S. federal withholding Taxes, the completion, execution and submission of non-U.S. federal forms shall not be required if in the Lender’s reasonable judgment it is not lawfully able to do so or such completion, execution or submission would subject such Lender to any unreimbursed cost or expense or would be disadvantageous to such Lender in any material respect.

Without limiting the generality of the foregoing, in the event that any Loan Party is resident for tax purposes in the United States, any Foreign Lender shall, to the extent it may lawfully do so, deliver to Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i)
duly completed copies of Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8BEN-E or any successor forms claiming eligibility for benefits of an income tax treaty to which the United States is a party,
(ii)
duly completed copies of Internal Revenue Service Form W-8ECI (or any successor forms),
(iii)
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate, in substantially the form of Exhibit K-1, or any other form approved by the Administrative Agent, to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments in connection with the Loan Documents are effectively connected with such Foreign Lender’s conduct of a U.S. trade or business or, to the extent any payments are effectively connected, such payments are not includable in the Foreign Lender’s gross income for U.S. federal income tax purposes under an income tax treaty and (y) duly completed copies of Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8BEN-E or any successor forms,
(iv)
to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or participating Lender granting a typical participation), an Internal Revenue Service Form W-8IMY, accompanied by an Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8BEN-E, a certificate in substantially the form of Exhibit K-2 or Exhibit K-3, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that, if the Foreign Lender is a partnership (and not a participating Lender) and one or more beneficial owners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a certificate, in substantially the form of Exhibit K-4, on behalf of such beneficial owner(s), or
(v)
any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax duly completed together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit Borrower and the Administrative Agent to determine the withholding or deduction required to be made.

Each Foreign Lender shall, from time to time after the initial delivery by such Foreign Lender of the forms described in this Section 2.15(e), whenever a lapse in time or change in such Foreign Lender’s circumstances renders such forms, certificates or other evidence so delivered obsolete or inaccurate, promptly (1) deliver to Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) renewals, amendments or additional or successor forms, properly completed and duly executed by such Foreign Lender, together with any other certificate or statement of exemption required in order to confirm or establish such Foreign Lender’s status or that such Foreign Lender is entitled to an exemption from or reduction in U.S. federal withholding Tax or (2) notify Administrative Agent and Borrower of its legal inability to deliver any such forms, certificates or other evidence.

Any Lender that is not a Foreign Lender shall deliver to Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter as prescribed by applicable law or upon the request of Borrower or the Administrative Agent), duly executed and properly completed copies of Internal Revenue Service Form W-9 certifying that it is not subject to backup withholding.

If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph, “FATCA” shall include any amendments made to FATCA after the Closing Date.

(f)
Treatment of Certain Refunds. Unless required by a Requirement of Law, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If the Administrative Agent or a Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section, it shall pay to the applicable Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that, such Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender or in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its Tax Returns (or any other information relating to its Taxes that it deems confidential) to Borrower or any other Person. Notwithstanding anything to the contrary in this Agreement, in no event will the Administrative Agent or any Lender be required to pay any amount to a Loan Party the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been in if the Indemnified Taxes or Other Taxes giving rise to such refund had never been imposed in the first instance.
(g)
Indemnification by Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, (i) against any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Loan Parties to do so) and (ii) against any Indemnified Taxes or Other Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.04(d) relating to the maintenance of a Participant Register and any Excluded Taxes attributable to such Lender, in either case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.15(g).
(h)
Payments. For purposes of this Section 2.15, any payments by the Administrative Agent to a Lender of any amounts received by the Administrative Agent from a Loan Party on behalf of such Lender shall be treated as a payment from the Loan Party to such Lender.

(i)
Defined Terms. For all purposes of this Section 2.15, the term “Lender” shall include each Issuing Bank and the term “applicable Requirements of Law” shall include FATCA.
SECTION 2.16
Mitigation Obligations; Replacement of Lenders.
(a)
Designation of a Different Lending Office. If any Lender requests compensation under Section 2.12, or requires Borrower to pay any additional amount or indemnity payment to any Lender, any Issuing Bank or any Governmental Authority for the account of any Lender or any Issuing Bank pursuant to Section 2.15, or if any Lender gives notice pursuant to Section 2.17, then at the request of Borrower, such Lender or such Issuing Bank shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such Issuing Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.15, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 2.17, as applicable, and (ii) in each case, would not subject such Lender or such Issuing Bank, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such Issuing Bank, as the case may be. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or any Issuing Bank in connection with any such designation or assignment. A certificate setting forth such costs and expenses submitted by such Lender or such Issuing Bank to Borrower shall be conclusive absent manifest error.
(b)
Replacement of Lenders. If (i) any Lender requests compensation under Section 2.12, or if Borrower is required to pay any additional amount or indemnity payment to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 2.16(a), (ii) any Lender is a Defaulting Lender, or (iii) any Lender is a Non-Consenting Lender, Borrower may, in each case, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.04), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.12 or Section 2.15) and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that, (A) Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.04; (B) such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and LC Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.13) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts); (C) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments thereafter; (D) such assignment does not conflict with applicable Requirements of Law; and (E) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

Each party hereto agrees that (i) an assignment required pursuant to this Section 2.16(b) may be effected pursuant to an Assignment and Assumption executed by Borrower, the Administrative Agent and the assignee and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided, that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided, further, that any such documents shall be without recourse to or warranty by the parties thereto.

Notwithstanding anything in this Section 2.16(b) to the contrary, (A) a Lender that acts as an Issuing Bank may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such Issuing Bank or the depositing of Cash Collateral into a Cash Collateral account in amounts and pursuant to arrangements reasonably satisfactory to such Issuing Bank) have been made with respect to such outstanding Letter of Credit and (B) the Lender that acts as the Administrative Agent or Collateral Agent may not be replaced hereunder except in accordance with the terms of Section 9.06.

Each Lender agrees that, if Borrower elects to replace such Lender in accordance with this Section 2.16(b), it shall promptly execute and deliver to the Administrative Agent an Assignment and Assumption to evidence the assignment and shall deliver to the Administrative Agent any Note (if Notes have been issued in respect of such Lender’s Loans) subject to such Assignment and Assumption; provided, that, the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register.

SECTION 2.17
Illegality.

If any Lender determines in good faith that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to perform any of its obligations hereunder or to make, maintain or fund or charge interest with respect to any Credit Extension or to determine or charge interest rates based upon ~~the LIBOR Rate~~SOFR, Term SOFR, the Alternate Currency Term Rate or the Alternate Currency Daily Rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, dollars or any Alternate Currency in the applicable interbank market, then, on notice thereof by such Lender to Borrower through the Administrative Agent, (a) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or continue ~~Eurodollar~~Term SOFR Loans or Alternate Currency Revolving Loans in the affected currency or currencies or, in the case of ~~Eurodollar~~Term SOFR Loans, to convert ABR Loans to ~~Eurodollar~~Term SOFR Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the ~~LIBOR Rate~~Term SOFR component of the Alternate Base Rate, the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~LIBOR Rate~~Term SOFR component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), (A) prepay all Alternate Currency Revolving Loans in the affected currency or currencies or all ~~Eurodollar~~Term SOFR Loans, as applicable, or (B) if applicable, convert all ~~Eurodollar~~Term SOFR Loans of such Lender to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~LIBOR Rate~~Term SOFR component of the Alternate Base Rate), in each case, immediately, or, in the case of ~~Eurodollar~~Term SOFR Loans or Alternate Currency Term Rate Loans, as applicable, on the last day of the Interest Period therefor if such Lender may lawfully continue to maintain such ~~Eurodollar~~Term SOFR Loans or Alternate

Currency Term Rate Loans, as applicable, to such day, and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon ~~the LIBOR Rate~~SOFR or Term SOFR, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the ~~LIBOR Rate~~Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon ~~the LIBOR Rate~~SOFR and Term SOFR. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.13.

SECTION 2.18
Swingline Loans.
(a)
The Swingline. Subject to the terms and conditions set forth herein, the Swingline Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.18, may in its sole discretion make loans to Borrower (each such loan, a “Swingline Loan”). Each such Swingline Loan may be made, subject to the terms and conditions set forth herein, to Borrower, in dollars, from time to time on any Business Day during the Revolving Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swingline Commitment or the Swingline Lender’s Swingline Lender Commitment, notwithstanding the fact that such Swingline Loans, when aggregated with the Pro Rata Revolving Percentage of the outstanding amount of Revolving Loans and LC Obligations of the Lender acting as Swingline Lender, may exceed the amount of such Lender’s Revolving Commitment; provided, that, () after giving effect to any Swingline Loan, () the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments at such time, and () the Revolving Exposure of any Revolving Lender at such time shall not exceed such Lender’s Revolving Commitment, () Borrower shall not use the proceeds of any Swingline Loan to refinance any outstanding Swingline Loan, and () the Swingline Lender shall not be under any obligation to make any Swingline Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, Borrower may borrow under this Section 2.18, prepay under Section 2.10(a), and reborrow under this Section 2.18. Immediately upon the making of a Swingline Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product of such Revolving Lender’s Pro Rata Revolving Percentage times the amount of such Swingline Loan.
(b)
Swingline Loans. To request a Swingline Loan, Borrower shall deliver a duly completed and executed Borrowing Request to the Swingline Lender. Each such Borrowing Request must be received by the Swingline Lender not later than 12:00 p.m. on the requested borrowing date, and shall specify () the amount to be borrowed, which shall be a minimum of $1.0 million and integral multiples of such amount, and () the requested date of the Borrowing of such Swingline Loan (which shall be a Business Day). Promptly after receipt by the Swingline Lender of any such Borrowing Request, the Swingline Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Borrowing Request and, if not, the Swingline Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Lender) prior to 2:00 p.m. on the date of the proposed Borrowing of a Swingline Loan () directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in the proviso to the second sentence of Section 2.18(a), or () that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swingline

Lender may make the amount of its Swingline Loan available to Borrower at its office by crediting the account of Borrower on the books of the Swingline Lender in immediately available funds.
(c)
Refinancing of Swingline Loans.
(i)
The Swingline Lender at any time in its sole discretion may request, on behalf of Borrower (which hereby irrevocably authorizes the Swingline Lender to so request on its behalf), that each Revolving Lender make an ABR Revolving Loan in an amount equal to such Lender’s Pro Rata Revolving Percentage of the amount of Swingline Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Borrowing Request for purposes hereof) and in accordance with the requirements of Sections 2.02 and 2.03, without regard to the minimum and multiples specified therein for the principal amount of ABR Loans, but subject to the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 4.02. The Swingline Lender shall furnish Borrower with a copy of the applicable Borrowing Request promptly after delivering such notice to the Administrative Agent. Each Revolving Lender shall make an amount equal to its Pro Rata Revolving Percentage of the amount specified in such Borrowing Request available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swingline Loan) for the account of the Swingline Lender at the Administrative Agent’s Office for dollar-denominated payments not later than 1:00 p.m. on the day specified in such Borrowing Request, whereupon, subject to Section 2.18(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made an ABR Revolving Loan to Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swingline Lender.
(ii)
If for any reason any Swingline Loan cannot be refinanced by ABR Revolving Loans in accordance with Section 2.18(c)(i), the request for ABR Revolving Loans submitted by the Swingline Lender as set forth herein shall be deemed to be a request by the Swingline Lender that each of the Revolving Lenders fund its risk participation in the relevant Swingline Loan and each Revolving Lender’s payment to the Administrative Agent for the account of the Swingline Lender pursuant to Section 2.18(c)(i) shall be deemed payment in respect of such participation.
(iii)
If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.18(c) by the time specified in Section 2.18(c)(i), the Swingline Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s ABR Revolving Loan included in the relevant ABR Revolving Borrowing or funded participation in the relevant Swingline Loan, as the case may be. A certificate of the Swingline Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.18(c)(iii) shall be conclusive absent manifest error.

(iv)
Each Revolving Lender’s obligation to make ABR Revolving Loans or to purchase and fund risk participations in Swingline Loans pursuant to this Section 2.18(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, that, each Revolving Lender’s obligation to make ABR Revolving Loans pursuant to this Section 2.18(c) is subject to the conditions set forth in Section 4.02 (other than delivery by Borrower of a Borrowing Request). No such funding of risk participations shall relieve or otherwise impair the obligation of Borrower to repay Swingline Loans, together with interest as provided herein.
(d)
Repayment of Participations.

() At any time after any Revolving Lender has purchased and funded a risk participation in a Swingline Loan, if the Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute to such Revolving Lender its Pro Rata Revolving Percentage thereof in the same funds as those received by the Swingline Lender.

() If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by the Swingline Lender for any reason (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each Revolving Lender shall pay to the Swingline Lender its Pro Rata Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swingline Lender. The obligations of the Lenders under this clause shall survive the Facility Termination Date and the termination of this Agreement.

(e)
Interest for Account of Swingline Lender. The Swingline Lender shall be responsible for invoicing Borrower for interest on the Swingline Loans. Until each Revolving Lender funds its ABR Revolving Loan or risk participation pursuant to this Section 2.18 to refinance such Revolving Lender’s Pro Rata Revolving Percentage of any Swingline Loan, interest in respect of such Pro Rata Revolving Percentage shall be solely for the account of the Swingline Lender.
(f)
Payments Directly to Swingline Lender. Borrower shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender.
SECTION 2.19
Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) each Issuing Bank agrees, in reliance upon the agreements of the Revolving Lenders set forth in this Section, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of Borrower or any of its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.19(b), and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of Borrower or any of its Subsidiaries and any drawings thereunder; provided, that, after giving effect to any LC Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (y) the Revolving Exposure of any Revolving Lender shall not exceed such Lender’s Revolving Commitment, and (z) the outstanding amount of the LC Obligations shall not exceed the LC Commitment; provided, further, that, after giving effect to all LC Credit Extensions, the aggregate outstanding amount of all LC Obligations of any Issuing Bank shall not exceed such Issuing Bank’s Issuing Bank Commitment. Each request by Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by Borrower that the LC Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) No Issuing Bank shall issue any Letter of Credit if: (A) subject to Section 2.19(b)(iv), the expiry date of the requested Letter of Credit would occur more than twelve (12) months after the date of issuance or last extension, unless the Required Revolving Lenders have approved such expiry date; or (B) the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Lenders have approved such expiry date.

(iii) No Issuing Bank shall be under any obligation to issue any Letter of Credit if: (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing the Letter of Credit, or any Requirement of Law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Bank in good faith deems material to it; (B) the issuance of the Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally; (C) except as otherwise agreed by the Administrative Agent and such Issuing Bank, the Letter of Credit is in an initial stated amount less than $500,000; (D) except as otherwise agreed by the Administrative Agent and such Issuing Bank, the Letter of Credit is to be denominated in a currency other than an Approved Currency; (E) any Revolving Lender is at that time a Defaulting Lender, unless such Issuing Bank has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such Issuing Bank (in its sole discretion) with Borrower or such Revolving Lender to eliminate such Issuing Bank’s actual or potential Fronting Exposure (after giving effect to Section 2.20(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other LC Obligations as to which such Issuing Bank has actual or potential Fronting Exposure, as it may elect in its sole discretion; (F) the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or (G) such Issuing Bank does not as of the issuance date of the requested Letter of Credit issue Letters of Credit in the requested currency.

(iv) No Issuing Bank shall amend any Letter of Credit if such Issuing Bank would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v) No Issuing Bank shall be under any obligation to amend any Letter of Credit if (A) such Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi) Each Issuing Bank shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each Issuing Bank shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by any Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such Issuing Bank with respect to such acts or omissions, and (B) as additionally provided herein with respect to each Issuing Bank.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of Borrower delivered to an Issuing Bank (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of Borrower and/or the Subsidiary for which such Letter of Credit is being issued, as required by such Issuing Bank. Such Letter of Credit Application may be sent by fax transmission, by United States mail, by overnight courier, by electronic transmission using the system provided by the applicable Issuing Bank, by personal delivery or by any other means acceptable to such Issuing Bank. Such Letter of Credit Application must be received by the applicable Issuing Bank and the Administrative Agent not later than 11:00 a.m. at least five Business Days (or such later date and time as the Administrative Agent and such Issuing Bank may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable Issuing Bank: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof (and in the absence of specification of currency shall be deemed a request for a Letter of Credit denominated in dollars); (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as such Issuing Bank may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable Issuing Bank: (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as such Issuing Bank may require. Additionally, Borrower shall furnish to the applicable Issuing Bank and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such Issuing Bank or the Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, the applicable Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from Borrower and, if not, such Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the applicable Issuing Bank has received written notice from any Revolving Lender, the Administrative Agent or any Loan Party, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such Issuing Bank’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Issuing Bank a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Lender’s Pro Rata Revolving Percentage times the amount of such Letter of Credit.

(iii) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable Issuing Bank will also deliver to Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(iv) If Borrower so requests in any applicable Letter of Credit Application, an Issuing Bank may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided, that, any such Auto-Extension Letter of Credit must permit such Issuing Bank to prevent any such extension at least once in each twelve (12) month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve (12) month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable Issuing Bank, Borrower shall not be required to make a specific request to such Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, that, such Issuing Bank shall not permit any such extension if (A) such Issuing Bank has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Lender or Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such Issuing Bank not to permit such extension.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable Issuing Bank shall notify Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternate Currency, Borrower shall reimburse the applicable Issuing Bank in such Alternate Currency, unless (A) such Issuing Bank (at its option) shall have specified in such notice that it will require reimbursement in dollars, or (B) in the absence of any such requirement for reimbursement in dollars, Borrower shall have notified such Issuing Bank promptly following receipt of the notice of drawing that Borrower will reimburse such Issuing Bank in dollars. In the case of any such reimbursement in dollars of a drawing under a Letter of Credit denominated in an Alternate Currency, the applicable Issuing Bank shall notify Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the date of any payment by the applicable Issuing Bank under a Letter of Credit to be reimbursed in dollars, or the Applicable Time on the date of any payment by the applicable Issuing Bank under a Letter of Credit to be reimbursed in an Alternate Currency (each such date, an “Honor Date”), Borrower shall reimburse such Issuing Bank through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. In the event that (1) a drawing denominated in an Alternate Currency is to be reimbursed in dollars pursuant to the second sentence in this Section 2.19(c)(i) and (2) the dollar amount paid by Borrower, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternate Currency equal to the drawing, Borrower agrees, as a separate and independent obligation, to indemnify the applicable Issuing Bank for the loss resulting from its inability on that date to purchase the Alternate Currency in the full amount of the drawing. If Borrower fails to so reimburse the applicable Issuing Bank by such time, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternate Currency) (the “Unreimbursed Amount”), and the amount of such Revolving Lender’s Pro Rata Revolving Percentage thereof. In such event, Borrower shall be deemed to have requested an ABR Revolving Borrowing to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of ABR Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Borrowing Request). Any notice given by an Issuing Bank or the Administrative Agent pursuant to this Section 2.19(c)(i) may be given by telephone if immediately confirmed in writing; provided, that, the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Lender shall upon any notice pursuant to Section 2.19(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable Issuing Bank, in dollars, at the Administrative Agent’s Office for dollar-denominated payments in an amount equal to its Pro Rata Revolving Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.19(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made an ABR Revolving Loan to Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable Issuing Bank in dollars.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by ABR Revolving Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, Borrower shall be deemed to have incurred from the applicable Issuing Bank an LC Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which LC Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Lender’s payment to the Administrative Agent for the account of the applicable Issuing Bank pursuant to Section 2.19(c)(ii) shall be deemed payment in respect of its participation in such LC Borrowing and shall constitute an LC Advance from such Lender in satisfaction of its participation obligation under this Section.

(iv) Until each Revolving Lender funds its ABR Revolving Loan or LC Advance pursuant to this Section 2.19(c) to reimburse an Issuing Bank for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Revolving Percentage of such amount shall be solely for the account of such Issuing Bank.

(v) Each Revolving Lender’s obligation to make ABR Revolving Loans or LC Advances to reimburse an Issuing Bank for amounts drawn under Letters of Credit, as contemplated by this Section 2.19(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such Issuing Bank, Borrower, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, that, each Revolving Lender’s obligation to make ABR Revolving Loans pursuant to this Section 2.19(c) is subject to the conditions set forth in Section 4.02 (other than delivery of a Borrowing Request). No such making of an LC Advance shall relieve or otherwise impair the obligation of Borrower to reimburse an Issuing Bank for the amount of any payment made by such Issuing Bank under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Lender fails to make available to the Administrative Agent for the account of an Issuing Bank any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.19(c) by the time specified in Section 2.19(c)(ii), then, without limiting the other provisions of this Agreement, such Issuing Bank shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Bank at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such Issuing Bank in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s ABR Revolving Loan included in the relevant ABR Revolving Borrowing or LC Advance in respect of the relevant LC Borrowing, as the case may be. A certificate of an Issuing Bank submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.19(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after an Issuing Bank has made a payment under any Letter of Credit and has received from any Revolving Lender such Lender’s LC Advance in respect of such payment in accordance with Section 2.19(c), if the Administrative Agent receives for the account of such Issuing Bank any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Revolving Percentage thereof in dollars and in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of an Issuing Bank pursuant to Section 2.19(c)(i) is required to be returned under any circumstances (including pursuant to any settlement entered into by such Issuing Bank in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of such Issuing Bank its Pro Rata Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the Facility Termination Date and the termination of this Agreement.

(e) Obligations Absolute. The obligation of Borrower to reimburse each Issuing Bank for each drawing under each Letter of Credit and to repay each LC Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following: (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document; (ii) the existence of any claim, counterclaim, setoff, defense or other right that Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such Issuing Bank or any other Person, whether in connection with this Agreement or by such Letter of Credit, the transactions contemplated hereby or any agreement or instrument relating thereto, or any unrelated transaction; (iii) any draft, demand, endorsement, certificate or other document presented under or in connection with such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit; (iv) waiver by such Issuing Bank of any requirement that exists for such Issuing Bank’s protection and not the protection of Borrower or any waiver by such Issuing Bank which does not in fact materially prejudice Borrower; (v) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft; (vi) any payment made by such Issuing Bank in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the UCC or the ISP, as applicable; (vii) any payment by such Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; (viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or any of its Subsidiaries; or (ix) any adverse change in the relevant exchange rates or in the availability of the relevant Alternate Currency to Borrower or any Subsidiary or in the relevant currency markets generally.

Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Borrower’s instructions or other irregularity, Borrower will immediately notify the applicable Issuing Bank. Borrower shall be conclusively deemed to have waived any such claim against the applicable Issuing Bank and its correspondents unless such notice is given as aforesaid.

(f) Role of Issuing Bank. Each Lender and Borrower agree that, in paying any drawing under a Letter of Credit, no Issuing Bank shall have any responsibility to obtain any document (other than any sight or time draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of any Issuing Bank, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any Issuing Bank shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, that, this assumption is not intended to, and shall not, preclude Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of any Issuing Bank, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any Issuing Bank shall be liable or responsible for any of the matters described in Section 2.19(e); provided, that, anything in such clauses to the contrary notwithstanding, Borrower may have a claim against an Issuing Bank, and an Issuing Bank may be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Borrower which Borrower proves, as determined by a final nonappealable judgment of a court of competent jurisdiction, were caused by such Issuing Bank’s willful misconduct or gross negligence or such Issuing Bank’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight or time draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no Issuing Bank shall be responsible for the validity or sufficiency of any instrument transferring, endorsing or assigning or purporting to transfer, endorse or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. Each Issuing Bank may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g) Applicability of ISP; Limitation of Liability. Unless otherwise expressly agreed by the applicable Issuing Bank and Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, no Issuing Bank shall be responsible to Borrower for, and each Issuing Bank’s rights and remedies against Borrower shall not be impaired by, any action or inaction of such Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Requirement(s) of Law or any order of a jurisdiction where such Issuing Bank or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(h) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(i) Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section 2.19, provide the Administrative Agent a Letter of Credit Report, as set forth below: (i) reasonably prior to the time that such Issuing Bank issues, amends, renews, increases or extends a Letter of Credit, the date of such issuance, amendment, renewal, increase or extension and the stated amount of the applicable Letters of Credit after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed); (ii) on each Business Day on which such Issuing Bank makes a payment pursuant to a Letter of Credit, the date and amount of such payment; (iii) on any Business Day on which Borrower fails to reimburse a payment made pursuant to a Letter of Credit required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such payment; (iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank; and (v) for so long as any Letter of Credit issued by an Issuing Bank is outstanding, such Issuing Bank shall deliver to the Administrative Agent (A) on the last Business Day of each calendar month, (B) at all other times a Letter of Credit Report is required to be delivered pursuant to this Agreement, and (C) on each date that (1) an LC Credit Extension occurs or (2) there is any expiration, cancellation and/or disbursement, in each case, with respect to any such Letter of Credit, a Letter of Credit Report appropriately completed with the information for every outstanding Letter of Credit issued by such Issuing Bank.

(j) Additional Issuing Banks. Any Revolving Lender hereunder may become an Issuing Bank upon receipt by the Administrative Agent of a fully executed Notice of Additional Issuing Bank which shall be signed by Borrower, the Administrative Agent and each Issuing Bank. Such new Issuing Bank shall provide its Issuing Bank Commitment in such Notice of Additional Issuing Bank and upon the receipt by the Administrative Agent of the fully executed Notice of Additional Issuing Bank, Schedule 1.01(d) shall be deemed amended to incorporate the Issuing Bank Commitment of such new Issuing Bank.

(k) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, Borrower shall be obligated to reimburse the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit. Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of Borrower, and that Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

SECTION 2.20
Defaulting Lenders.

() Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Requirements of Law:

() Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Class Lenders,” “Required Lenders,” “Required Revolving Lenders” and Section 10.02.

() Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender

(whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or the Swingline Lender hereunder; third, to Cash Collateralize any Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.21; fourth, as Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and Borrower, to be held in a deposit account and released pro rata in order to () satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and () Cash Collateralize any Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.21; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise may be required under the Loan Documents in connection with any Lien conferred thereunder or directed by a court of competent jurisdiction; provided, that, if (1) such payment is a payment of the principal amount of any Loans or LC Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.20(a)(v). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.20(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

() Certain Fees.

() Commitment Fees. No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

() LC Participation Fees. Each Defaulting Lender shall be entitled to receive LC Participation Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Revolving Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.21.

() Defaulting Lender Fees. With respect to any LC Participation Fee not required to be paid to any Defaulting Lender pursuant to Section 2.20(a)(iii)(B), Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Obligations that has been reallocated to such Non-Defaulting Lender pursuant to Section 2.20(a)(iv), (2) pay to the applicable Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

() Reallocation of Pro Rata Revolving Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in LC Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Revolving Percentages (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 10.23, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

() Cash Collateral, Repayment of Swingline Loans. If the reallocation described in Section 2.20(a)(iv) cannot, or can only partially, be effected, Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Requirement(s) of Law, () first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and () second, Cash Collateralize any Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in Section 2.21.

() Defaulting Lender Cure. If Borrower, the Administrative Agent, the Swingline Lender and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Percentages (without giving effect to Section 2.20(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided, that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

() Replacement of Defaulting Lenders. If any Lender is a Defaulting Lender, then Borrower may replace such Lender in accordance with Section 2.16(b).

(d) New Swingline Loans/Letters of Credit. So long as any Revolving Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no Issuing Bank shall be required to issue, extend, increase, reinstate or renew any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

SECTION 2.21
Cash Collateral.

() Certain Credit Support Events. If () an Issuing Bank has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an LC Borrowing, () as of the Letter of Credit Expiration Date, any LC Obligation for any reason remains outstanding, () Borrower shall be required to provide Cash Collateral pursuant to Section 2.10 or Section 8.02, or () there shall exist a Defaulting Lender, Borrower shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or the applicable Issuing Bank, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.20(a)(iv) and any Cash Collateral provided by the Defaulting Lender). Additionally, if the Administrative Agent notifies Borrower at any time that the outstanding amount of all LC Obligations at such time exceeds 105% of the LC Commitment then in effect, then within two Business Days after receipt of such notice, Borrower shall provide Cash Collateral for the outstanding amount of the LC Obligations in an amount not less than the amount by which the outstanding amount of all LC Obligations exceeds the LC Commitment.

() Grant of Security Interest. Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Collateral Agent, for the benefit of the Collateral Agent, the applicable Issuing Banks and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.21(c). If at any time the Collateral Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Collateral Agent, the applicable Issuing Banks or the Lenders as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, Borrower will, promptly upon demand by the Collateral Agent, pay or provide to the Collateral Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in one or more blocked, non-interest bearing deposit accounts at Bank of America. Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

() Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.21 or Section 2.10(b), Section 2.19, Section 2.20 or Section 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific LC Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Revolving Lender that is a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

() Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following () the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Revolving Lender (or, as appropriate, its assignee) following compliance with Section 10.04)) or () the determination by the Collateral Agent and the applicable Issuing Banks that there exists excess Cash Collateral; provided, that, () any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and () the Person providing Cash Collateral and the applicable Issuing Banks may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

SECTION 2.22
Increase in Commitments.
(a)
Borrower Request. Borrower may by written notice to the Administrative Agent elect to request (i) prior to the last day of the Revolving Availability Period, an increase to the Aggregate Revolving Commitments (each, an “Incremental Revolving Increase” and collectively, the “Incremental Revolving Increases”) and/or (ii) the establishment of one or more tranches of term loans (each, an “Incremental Term Loan Facility” and collectively the “Incremental Term Loan Facilities”; the Incremental Revolving Increases, together with the Incremental Term Loan Facilities, each an “Incremental Facility” and collectively the “Incremental Facilities”) in an amount not in excess of the Incremental Amount in the aggregate and not less than $10.0 million individually. Each such notice shall specify (A) the date (each, an “Increase Effective Date”) on which Borrower proposes that an Incremental Facility shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent and (ii) the identity of each Lender or Eligible Assignee to whom Borrower proposes any portion of such Incremental Facility be allocated and the amounts of such allocations; provided, that, any existing Lender approached to provide all or a portion of any Incremental Facility may elect or decline, in its sole discretion, to provide all or any portion of any Incremental Facility.
(b)
Conditions. Each Incremental Facility shall become effective, as of such Increase Effective Date; provided, that:
(i)
subject to the last proviso of this Section 2.22(b), each of the conditions set forth in Section 4.02 shall be satisfied;
(ii)
subject to the last proviso of this Section 2.22(b), after giving effect to the incurrence of such Incremental Facility (and assuming for such purposes that any undrawn capacity under such Incremental Facility has been fully drawn) and to any change in Consolidated EBITDA and any increase in Indebtedness resulting from the consummation of any Permitted Acquisition concurrently with such Incremental Facility on a Pro Forma Basis, (A) Borrower shall be in compliance with each of the covenants set forth in Section 6.09 as of the most recent fiscal quarter for which Borrower was required to deliver financial statements pursuant to Section 5.01(a) or (b) (or, with respect to any such calculation to be made prior to the delivery of the first financial statements pursuant to Section 5.01(b) after the Closing Date, as of June 30, 2021 and with reference to the Interim Financial Statements), and (B) the First-Lien Leverage Ratio shall not be greater than 2.25:1.00;
(iii)
Borrower shall make any payments required pursuant to Section 2.13 in connection with any adjustment of Revolving Loans pursuant to Section 2.22(d); and

(iv)
Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such Incremental Facility;

provided, further, that, to the extent the proceeds of any Incremental Facility are used to finance all or a portion of the purchase price of a Permitted Acquisition whose consummation is not conditioned on the availability of, or on obtaining, third party financing (any such Permitted Acquisition, a “Limited Condition Acquisition”), and Borrower has obtained commitments from lenders to fund such Incremental Facility (such commitments for such Incremental Facility, the “Incremental Financing Commitments”), then (1) if and to the extent the lenders providing the Incremental Financing Commitments for such Incremental Facility so agree, (x) the condition set forth in Section 4.02(c) shall be limited such that the only representations and warranties the accuracy of which shall be a condition to the availability of such Incremental Facility shall be (I) the Specified Representations, and (II) such representations and warranties under the definitive documentation for such Limited Condition Acquisition as entitle the applicable Loan Party and/or the applicable Subsidiary to terminate its obligations under such definitive documentation or decline to consummate such Limited Condition Acquisition, in each case, without paying any penalty or compensation to any party or incurring liability for breach if such representations and warranties fail to be true and correct, and (y) the condition set forth in Section 4.02(b) shall mean (I) no Default shall have occurred and be continuing at the time of execution of the definitive documentation for such Limited Condition Acquisition, and (II) no Specified Event of Default shall have occurred and be continuing at the time of the funding of such Incremental Facility in connection with the consummation of such Limited Condition Acquisition, and (2) for purposes of determining whether the conditions set forth in clause (b)(ii) above have been satisfied in connection with such Limited Condition Acquisition, upon an LCA Election, the date of determination of whether any such condition has been satisfied shall be deemed to be the LCA Test Date, and if, for such Limited Condition Acquisition, such condition would have been satisfied on the relevant LCA Test Date, such condition shall be deemed to have been satisfied.

(c)
Terms of New Loans and Commitments. The terms and provisions of loans made pursuant to an Incremental Facility shall be as follows:
(i)
terms and provisions of any loan made under an Incremental Term Loan Facility (any such loan, an “Incremental Term Loan”) shall be, except as otherwise set forth herein or in the Increase Joinder applicable to such Incremental Term Loan Facility, identical to the terms and provisions applicable to the Term Loans;
(ii)
the terms and provisions of Revolving Loans made in connection with any Incremental Revolving Increase shall be identical to the terms and provisions applicable to Revolving Loans;
(iii)
the weighted average life to maturity of any Incremental Term Loans shall be no shorter than the then-remaining weighted average life to maturity of the existing Term Loans;
(iv)
the maturity date of Incremental Term Loans under any Incremental Term Loan Facility (such maturity date for such Incremental Term Loan Facility, the “Incremental Term Loan Maturity Date”) shall not be earlier than the Term Loan Maturity Date, any then-existing Incremental Term Loan Maturity Date, or any then-existing Replacement Term Loan Maturity Date;

(v)
the Applicable Margins for any Incremental Term Loans shall be determined by Borrower and the lenders providing such Incremental Term Loans; provided, that, in the event that the Applicable Margins for any Incremental Term Loans made prior to the date that is six (6) months after the Closing Date are greater by more than 50 basis points than the Applicable Margins for the Term Loans, any other then-existing Incremental Term Loans, or any then-existing Replacement Term Loans, then the Applicable Margins for the Term Loans, any other then-existing Incremental Term Loans, and any then-existing Replacement Term Loans shall be increased to the extent necessary so that the Applicable Margins for the Incremental Term Loans are only 50 basis points greater than the Applicable Margins for the Term Loans, any other then-existing Incremental Term Loans, or any then-existing Replacement Term Loans, as applicable; provided, further, that, in determining the Applicable Margins applicable to the Term Loans, the Incremental Term Loans, and the Replacement Term Loans, (A) original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID) payable by Borrower to the Lenders of such Loans in the primary syndication thereof shall be included (with OID being equated to interest based on an assumed four-year life to maturity) and (B) customary arrangement or commitment fees payable to one or more arrangers (or their affiliates) of such Loans shall be excluded;
(vi)
to the extent that the terms and provisions of any Incremental Term Loans are not identical to the Term Loans (except to the extent permitted by clause (iii), (iv), or (v) above) they shall be reasonably satisfactory to the Administrative Agent; and
(vii)
any Incremental Revolving Increase shall be on terms (other than upfront fees payable to lenders providing all or any portion of any Incremental Revolving Increase or arrangement fees payable to arrangers (or their affiliates) in connection therewith) and pursuant to documentation applicable to the Aggregate Revolving Commitments.

Any Incremental Facility shall be effected pursuant to a joinder agreement (an “Increase Joinder”) executed by Borrower, the Administrative Agent and each lender providing any portion of such Incremental Facility, such Increase Joinder to be satisfactory to each such Person. An Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.22 (including any such changes to this Agreement or the other Loan Documents as may be necessary to the extent any Incremental Term Loans are subordinated in right of payment to the Term Loans or any other then-existing Incremental Term Loans or the Liens securing any Incremental Term Loans are subordinated to the Secured Obligations, in each case, as contemplated by Section 2.22(f)).

(d)
Adjustment of Revolving Loans. In connection with any Incremental Revolving Increase, each Revolving Lender that is acquiring a new or additional Revolving Commitment on the Increase Effective Date applicable to such Incremental Revolving Increase shall, to the extent necessary, make a Revolving Loan, the proceeds of which will be used to prepay the Revolving Loans of the other Revolving Lenders outstanding immediately prior to such Increase Effective Date, so that, after giving effect thereto, the Revolving Loans outstanding are held by the Revolving Lenders pro rata based on their Revolving Commitments after giving effect to such Incremental Revolving Increase. If there is a new borrowing of Revolving Loans in connection with any Incremental Revolving Increase on the Increase Effective Date applicable to such Incremental Revolving Increase, the lenders party to the Increase Joinder for such Incremental Revolving Increase shall make such Revolving Loans in accordance with Section 2.01(b).

(e)
Making of Incremental Term Loans. On any Increase Effective Date for any Incremental Term Loan Facility, subject to the satisfaction of the foregoing terms and conditions, each lender providing all or any portion of such Incremental Term Loan Facility shall make an Incremental Term Loan under such Incremental Term Loan Facility to Borrower in an amount equal to its Incremental Term Loan Commitment for such Incremental Term Loan Facility in accordance with Section 2.01(c).
(f)
Equal and Ratable Benefit. The Loans and Commitments established pursuant to any Incremental Facility shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security Documents, except that Incremental Term Loans may be subordinated in right of payment to the Term Loans or any other then-existing Incremental Term Loans or the Liens securing any Incremental Term Loans may be subordinated to the Secured Obligations, in each case, as set forth in the Increase Joinder applicable to such Incremental Term Loans. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Liens and security interests granted by the Security Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such Incremental Facility.
Article III

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Administrative Agent, the Collateral Agent, each of the Issuing Banks and each of the Lenders that:

SECTION 3.01
Organization; Powers.

Each Company (a) is duly organized and validly existing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted and to own and lease its property, except where the failure to have any such power or authority could not reasonably be expected to result in a Material Adverse Effect and (c) is qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required, except in such jurisdictions where the failure to so qualify or be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.02
Authorization; Enforceability.

This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03
No Conflicts.

Except as set forth on Schedule 3.03, the execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings and recordings necessary to perfect Liens created by the

Loan Documents and (iii) consents, approvals, registrations, filings, permits or actions the failure to obtain or perform which could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate the Organizational Documents of such Loan Party, (c) will not violate any Requirement of Law, except for violations that could not reasonably be expected to result in a Material Adverse Effect, (d) will not violate or result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon such Loan Party or its property, or (other than the Loan Documents) give rise to a right thereunder to require any payment to be made by any Loan Party, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, and (e) will not result in the creation or imposition of any Lien on any property of any Loan Party, except Liens created by the Loan Documents and Permitted Liens.

SECTION 3.04
Financial Statements; Projections; No Default.
(a)
Historical Financial Statements of Borrower. Borrower has heretofore delivered to the Lenders (i) the consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Borrower as of and for the fiscal years ended December 31, 2018, December 31, 2019 and December 31, 2020, reported upon by KPMG LLP, independent public accountants (the consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Borrower as of and for the fiscal year ended December 31, 2020 being referred to herein as the “Audited Financial Statements”), and (ii) the consolidated balance sheets of Borrower as of June 30, 2021, and the related statement of income and cash flows of Borrower for the six-month period ended June 30, 2021 and for the comparable period of the preceding fiscal year (the consolidated balance sheets and related statements of income and cash flows of Borrower as of and for the fiscal quarter ended June 30, 2021 being referred to herein as the “Interim Financial Statements”). Such financial statements and all financial statements delivered pursuant to Sections 5.01(a) and (b) present fairly in all material respects in accordance with GAAP the consolidated financial condition and results of operations and cash flows of Borrower and its Subsidiaries as of the dates and for the periods to which they relate, subject, in the case of the financial statements referred to in clause (ii) of the preceding sentence or delivered pursuant to Section 5.01(b), to year-end audit adjustments and the absence of footnotes.
(b)
No Liabilities. Since December 31, 2020, there has been no event, change, circumstance or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect.
(c)
Forecasts. The forecasts of financial performance of Borrower and its Subsidiaries furnished to the Lenders have been prepared in good faith by Borrower and based on assumptions believed by Borrower to be reasonable.
(d)
No Default. No Company is in default under or with respect to, or a party to, any contractual obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
SECTION 3.05
Properties.
(a)
Generally. Each Company has good title to, or valid leasehold interests in, all of its property material to its business except to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect, and such title or leasehold interest is free and clear of all Liens except for Permitted Liens and minor irregularities or deficiencies in title that, individually or in the aggregate, do not interfere with its ability to conduct its business as currently conducted or to utilize such property for its intended purpose. Except to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect, the property of the Companies, taken as a whole, (i) is in good operating order, condition and repair (ordinary wear and tear excepted) and (ii) constitutes all the property which is required for the business and operations of the Companies as presently conducted.
(b)
Real Property. As of the Closing Date, no Company owns any fee interest in any material real property in the United States.
(c)
Collateral. Except to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect, each Company owns or has rights to use all of the Collateral purportedly owned by it and all rights with respect to any of the foregoing used in, necessary for or material to such Company’s business as currently conducted. The use by each Company of such Collateral and all such rights with respect to the foregoing do not infringe on the rights of any Person other than such infringement which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No claim has been made and remains outstanding that any Company’s use of any Collateral does or may violate the rights of any third party that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
SECTION 3.06
Intellectual Property.
(a)
Ownership/No Claims. Each Company owns, is licensed, or is otherwise authorized to use, all patents, patent applications, trademarks, trade names, service marks, copyrights, trade secrets, proprietary information and processes, domain names and know-how, in each case necessary for the conduct of its business as currently conducted (the “Intellectual Property”), except for those the failure to own, license or otherwise be authorized to use which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. There is no claim pending against any Company alleging that the use of any such Intellectual Property or the conduct of the Company’s business infringes, misappropriates or violates the intellectual property rights of any other Person or challenging the validity of any such Intellectual Property owned by the Company, except, in any such case, for any claim that could not reasonably be expected to result in a Material Adverse Effect.
(b)
No Violations or Proceedings. Except as could not reasonably be expected to result in a Material Adverse Effect, on and as of the Closing Date, there is no infringement, misappropriation or violation by others of any right of such Loan Party with respect to any copyright, patent or trademark pledged by it under the name of such Loan Party.
SECTION 3.07
Equity Interests and Subsidiaries.
(a)
Equity Interests. Schedules 1(a) and 7(a) to the Perfection Certificate dated the Closing Date set forth a list of (i) Borrower, each direct Subsidiary of Borrower or any Subsidiary Guarantor and their respective jurisdictions of organization as of the Closing Date and (ii) the number of each class of its Equity Interests outstanding. All outstanding Equity Interests of each Company are duly and validly issued and, in the case of capital stock of any Company that is a corporation, are fully paid and non-assessable. Each Loan Party is the record and beneficial owner of, and has good and marketable title to, the Equity Interests pledged by it under the Security Agreement, free of any and all Liens, rights or claims of other Persons, except for Permitted Liens, and, other than the Comcast Warrants, the 2016 Convertible Notes, the Specified Unsecured Notes

to the extent applicable pursuant to their terms following the issuance thereof, if applicable, and as set forth on Schedule 3.07(a), there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Equity Interests.
(b)
No Consent of Third Parties Required. No consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or reasonably desirable (from the perspective of a secured party) in connection with the creation, perfection or first priority status of the security interest of the Collateral Agent in any Equity Interests pledged to the Collateral Agent for the benefit of the Secured Parties under the Security Agreement or the exercise by the Collateral Agent of the voting or other rights provided for in the Security Agreement or the exercise of remedies in respect thereof.
SECTION 3.08
Litigation; Compliance with Requirements of Law.
(a)
There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the knowledge of any Company, threatened against or affecting any Company or any business, property or rights of any Company (i) that involve any Loan Document or (ii) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(b)
Except for matters covered by Section 3.17, no Company or any of its property is in violation of any Requirements of Law or is in default with respect to any Requirement of Law, where such violation or default, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
SECTION 3.09
Agreements.

None of the Companies is a party to any agreement or instrument or subject to any corporate or other constitutional restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10
Federal Reserve Regulations.

No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of Regulation U or Regulation X. The pledge of the Securities Collateral pursuant to the Security Agreement does not violate such regulations.

SECTION 3.11
Investment Company Act.

No Loan Party is an “investment company” under the Investment Company Act of 1940, as amended.

SECTION 3.12
Use of Proceeds.

Borrower will use the proceeds of (a) the Term Loans to refinance Borrower’s Existing Credit Agreement and all other Indebtedness required to be repaid pursuant to Section 4.01(i), and to pay related costs and expenses, (b) the Revolving Loans, the Swingline Loans and the Letters of Credit on and after the

Closing Date for working capital and general corporate purposes, (c) Incremental Term Loans for general corporate purposes pursuant to Section 2.22, and (d) Replacement Term Loans to refinance Refinanced Term Loans pursuant to Section 10.02(e), and to pay related costs and expenses.

SECTION 3.13
Taxes.

Each Company has (a) timely filed or caused to be timely filed all federal Tax Returns and all material state, local and foreign Tax Returns required to have been filed by it, except for failure that could not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect, (b) duly and timely paid, collected or remitted or caused to be duly and timely paid, collected or remitted all Taxes (whether or not shown on any Tax Return) due and payable, collectible or remittable by it and all assessments received by it, except Taxes (i) that are being contested in good faith by appropriate proceedings and for which such Company has set aside on its books adequate reserves in accordance with GAAP or (ii) which could not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect and (c) satisfied all of its withholding Tax obligations except for failures that could not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect. Each Company is unaware of any proposed or pending Tax assessments, deficiencies or audits that could be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect. Except as could not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect, none of the Companies has ever “participated” in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4.

SECTION 3.14
No Material Misstatements.

The information that has been or will be made available to the Administrative Agent or the Lenders by any Loan Party in connection with the Loan Documents, taken as a whole, does not or will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made; provided, that, to the extent any such information was based upon or constitutes a forecast or projection, each Loan Party represents only that such forecasts and projections have been prepared in good faith upon reasonable assumptions. The Form 10-K and Form 10-Q most recently filed by Borrower with the Securities and Exchange Commission, taken as a whole, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in the light of the circumstances under which such statements are made as of the date such information is dated; provided, that, to the extent any such information was based upon or constitutes a forecast or projection, each Loan Party represents only that such forecasts and projections have been prepared in good faith upon reasonable assumptions. As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

SECTION 3.15
Solvency.

As of the Closing Date, on a pro forma basis after giving effect to the making of the Loans to occur on the Closing Date, (a) the fair value of the properties of Borrower and its Subsidiaries, taken as a whole, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of Borrower and its Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) Borrower and its Subsidiaries, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; (d) Borrower and its Subsidiaries, taken as a whole, do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay such debts and liabilities as they mature; and (e) Borrower and its Subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

SECTION 3.16
Employee Benefit Plans.
(a)
Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) each Loan Party and each of its ERISA Affiliates is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder; (ii) no ERISA Event has occurred or is reasonably expected to occur, (iii) there are no underfunded Plans, determined using reasonable actuarial assumptions; and (iv) using actuarial assumptions and computation methods consistent with subpart I of subtitle E of Title IV of ERISA, no Loan Party or any of their ERISA Affiliates would have any liability to a Multiemployer Plan in the event of a complete withdrawal therefrom.
(b)
Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) each Foreign Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable Requirements of Law and has been maintained, where required, in good standing with applicable regulatory authorities; (ii) no Loan Party has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan; and (iii) the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan which is funded, determined as of the end of the most recently ended fiscal year of the respective Loan Party, as the case may be, on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the property of such Foreign Plan, and for each Foreign Plan which is not funded, the obligations of such Foreign Plan are properly accrued.
(c)
As of the Closing Date, Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.
SECTION 3.17
Environmental Matters.
(a)
Except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:
(i)
The Companies and their businesses, operations and Real Property are in compliance with, and the Companies have no liability under, any applicable Environmental Law.
(ii)
The Companies have obtained all Environmental Permits required for the conduct of their businesses and operations, and the ownership, operation and use of their property, under Environmental Law and all such Environmental Permits are valid and in good standing.
(iii)
There has been no Release or threatened Release of Hazardous Material on, at, under or from any Real Property or facility presently or formerly owned, leased or operated by the Companies or their predecessors in interest that could result in liability of the Companies under any applicable Environmental Law.

(iv)
There is no Environmental Claim pending or, to the knowledge of the Companies, threatened against the Companies, or relating to the Real Property currently or, to the knowledge of the Companies, formerly owned, leased or operated by the Companies.
(v)
No Person with an indemnity or contribution obligation to the Companies relating to compliance with or liability under Environmental Law is in default with respect to such obligation.
(vi)
No Company is obligated to perform any Response or is conducting or financing any Response pursuant to any Environmental Law with respect to any Real Property or any other location.
(vii)
No Real Property or facility owned, operated or leased by the Companies and, to the knowledge of the Companies, no Real Property or facility formerly owned, operated or leased by the Companies or any of their predecessors in interest is (A) listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA, (B) listed on the Comprehensive Environmental Response, Compensation and Liability Information System promulgated pursuant to CERCLA or (C) included on any similar list maintained by any Governmental Authority.
(viii)
No Lien has been recorded or, to the knowledge of any Company, threatened under any Environmental Law with respect to any Real Property or other assets of the Companies.
(ix)
The execution, delivery and performance of this Agreement does not trigger any Governmental Real Property Disclosure Requirements.
SECTION 3.18
Insurance.

Each Company has insurance in such amounts and covering such risks and liabilities as are customary for companies of a similar size engaged in similar businesses in similar locations.

SECTION 3.19
Security Documents.
(a)
Security Agreement. The Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Security Agreement Collateral to the extent that Liens thereon and security interests therein can be created under the UCC and, (i) upon the filing of financing statements in appropriate form in the offices specified on Schedule 4 to the Perfection Certificate and (ii) upon the taking of possession or control by the Collateral Agent of the Security Agreement Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by each Security Agreement), the Liens created by the Security Agreement constituted and continue to constitute, or shall constitute, fully perfected Liens on, and security interests in, all right, title and interest of the grantors in the Security Agreement Collateral, including registered patents and trademarks (except as set forth therein), to the extent that such Liens and security interests can be perfected under the UCC by the filing of financing statements (other than fixture filings) and the taking of possession or control (excluding Collateral as to which the provision of possession or control is not required under the Security Agreement), in each case subject to no Liens other than Permitted Liens.

(b)
Copyright Office Filing. Upon filing of the Security Agreement or a short form thereof in the United States Copyright Office, the Liens created by the Security Agreement (or such short form thereof) constituted and continue to constitute, or shall constitute, fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in Copyrights (as defined in the Security Agreement) registered or applied for with the United States Copyright Office (except as set forth therein), as the case may be, to the extent that such Liens thereon and security interests therein can be created and perfected by the filing of the Security Agreement (or a short form thereof) with the United States Copyright Office, in each case, subject to no Liens other than Permitted Liens.
(c)
Valid Liens. Each Security Document delivered pursuant to Sections 5.10 and 5.11 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the Loan Parties’ right, title and interest in and to the Collateral thereunder to the extent that Liens thereon and security interests therein can be created under the UCC, and (i) when all appropriate filings are made in the appropriate UCC filing offices as may be required under the UCC and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by any Security Document), the Liens created by such Security Document will constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral to the extent that such Liens and security interests can be perfected under the UCC by the filing of financing statements and the taking of possession or control (excluding Collateral as to which the provision of possession or control is not required under the Security Agreement), in each case subject to no Liens other than the applicable Permitted Liens.
SECTION 3.20
Anti-Terrorism Laws; Sanctions; Anti-Corruption Laws
(a)
No Loan Party, none of its Subsidiaries and, to the knowledge of each Loan Party, none of its Affiliates and none of the respective officers, directors, brokers or agents of such Loan Party, such Subsidiary or such Affiliate (i) has violated Anti-Terrorism Laws, (ii) is in violation of Anti-Terrorism Laws, or (iii) has engaged or engages in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of offenses designated in any Requirement of Law implementing the “Forty Recommendations” and “Nine Special Recommendations” published by the Organisation for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering.
(b)
No Loan Party, none of its Subsidiaries and, to the knowledge of each Loan Party, none of its Affiliates and none of the respective officers, directors, brokers or agents of such Loan Party, such Subsidiary or such Affiliate is an Embargoed Person.
(c)
Except to the extent authorized or exempted therefrom by or pursuant to any Requirement of Law, no Loan Party, none of its Subsidiaries and, to the knowledge of each Loan Party, none of its Affiliates and none of the respective officers, directors, brokers or agents of such Loan Party, such Subsidiary or such Affiliate acting or benefiting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person, (ii) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(d)
The Companies have conducted their business in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with such laws.
SECTION 3.21
Designation of Senior Indebtedness.

The principal of and accrued but unpaid interest on the Secured Obligations are “Senior Indebtedness,” and are “Designated Senior Indebtedness” (or any similar designation with respect to indebtedness having maximum rights as “senior debt”) under and as defined in any agreement governing subordinated Indebtedness of the type permitted pursuant to Section 6.01(m)(ii).

SECTION 3.22
Affected Financial Institutions.

No Loan Party is an Affected Financial Institution.

SECTION 3.23
Covered Entities.

No Loan Party is a Covered Entity.

Article IV

CONDITIONS PRECEDENT
SECTION 4.01
Conditions to Effectiveness.

The effectiveness of this Agreement and the obligations of each Issuing Bank and each Lender to make its initial Credit Extensions hereunder is subject to prior or concurrent satisfaction of each of the following conditions:

(a)
Loan Documents. This Agreement, the Security Agreement, the Perfection Certificate, the Notes and any other Loan Document required to be executed and delivered as of the Closing Date, in each case shall have been duly executed and delivered by each of the parties hereto and thereto.
(b)
Collateral Deliverables.
(i)
The Collateral Agent shall have received, in form and substance satisfactory to the Administrative Agent: (A)(1) searches of UCC filings in the jurisdiction of organization of each Loan Party, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens, and (2) tax lien and judgment searches; (B) searches of ownership of United States Intellectual Property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Collateral Agent in order to perfect the Collateral Agent’s security interest in the United States Intellectual Property; (C) UCC financing statements for each appropriate jurisdiction as is necessary, in the Collateral Agent’s reasonable discretion, to perfect the Collateral Agent’s security interest in the Collateral; (D) subject to Section 5.15, stock or membership certificates, if any, evidencing Equity Interests pledged pursuant to the Security Agreement and undated stock or transfer powers duly executed in blank relating thereto; and (E) to the extent required to be delivered, filed, registered or recorded pursuant to the terms and conditions of the Security Documents, all instruments, documents and chattel paper in the possession of any of the Loan Parties, together with allonges or assignments as may be necessary or appropriate to create and perfect the Collateral Agent’s security interest in the Collateral.
(ii)
The Collateral Agent shall have received copies of insurance certificates evidencing insurance coverage required pursuant to this Agreement and endorsements relating thereto.
(c)
Corporate Documents. The Administrative Agent shall have received:
(i)
a certificate of the secretary, assistant secretary or other officer of each Loan Party dated the Closing Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document of such Loan Party certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer as to the incumbency and specimen signature of the secretary, assistant secretary or other officer executing the certificate in this clause (i));
(ii)
a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State (or other applicable Governmental Authority); and
(iii)
such other documents as the Lenders, the Issuing Banks or the Administrative Agent may reasonably request.
(d)
Officer’s Certificate. The Administrative Agent shall have received a certificate, dated the Closing Date and signed by the chief executive officer or the chief financial officer of Borrower, confirming compliance with the conditions precedent set forth in clauses (i) and (j) of this Section 4.01.
(e)
Financial Statements; Projections. The Administrative Agent shall have received the financial statements described in Section 3.04(a).
(f)
Opinions of Counsel. The Administrative Agent shall have received a written legal opinion of (i) Mayer Brown LLP, special New York counsel for the Loan Parties and (ii) Greg Cannon, Senior Vice President, General Counsel and Corporate Secretary of Borrower, in each case (A) dated the Closing Date, (B) addressed to the Agents, the Issuing Banks and the Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent.
(g)
Solvency Certificate. The Administrative Agent shall have received a solvency certificate in the form of Exhibit J, dated the Closing Date and signed by the chief financial or chief executive officer of Borrower.
(h)
KYC; Beneficial Ownership; USA PATRIOT Act.

(i)
Upon the reasonable request of any Lender made at least 5 days prior to the Closing Date, Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least 3days prior to the Closing Date;
(ii)
At least 5 days prior to the Closing Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party; and
(iii)
The Lenders and the Administrative Agent shall have timely received the information required under Section 10.13.
(i)
No Default. No Default shall have occurred and be continuing on the Closing Date.
(j)
Representations and Warranties. Each of the representations and warranties made by any Loan Party set forth in Article III hereof or in any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of such earlier date.
(k)
Fees and Expenses. The Lead Arrangers, the Agents and the Lenders shall have received any fees required to be paid on or prior to the Closing Date. Borrower shall have paid (or caused to have paid) all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided, that, such estimate shall not thereafter preclude a final settling of accounts between Borrower and the Administrative Agent).

Without limiting the generality of the provisions of Section 9.03(c), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 4.02
Conditions to All Credit Extensions.

The obligation of each Lender and each Issuing Bank to make any Credit Extension shall be subject to the satisfaction (or waiver pursuant to Section 10.02) of each of the conditions precedent set forth below:

(a)
Notice. The Administrative Agent shall have received a Borrowing Request as required by Section 2.03 if Loans are being requested or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the applicable Issuing Bank and the Administrative

Agent shall have received a Letter of Credit Application as required by Section 2.19 or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a Borrowing Request as required by Section 2.18.
(b)
No Default. No Default shall have occurred and be continuing on the date of such Credit Extension or after giving effect thereto (and the application of the proceeds thereof).
(c)
Representations and Warranties. Each of the representations and warranties made by any Loan Party set forth in Article III hereof or in any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of such earlier date.
(d)
No Legal Bar. No order, judgment or decree of any Governmental Authority shall purport to restrain such Lender or such Issuing Bank from making any Credit Extension to be made by it. No injunction or other restraining order shall have been issued prohibiting the making of Credit Extensions under this Agreement.
(e)
USA PATRIOT Act. With respect to Letters of Credit issued for the account of a Subsidiary only, the Lenders and the Administrative Agent shall have timely received the information required under Section 10.13.
(f)
Credit Extensions in Alternate Currencies. In the case of a Credit Extension to be denominated in an Alternate Currency, such currency remains an Eligible Currency.

Each of the delivery of a Borrowing Request or a Letter of Credit Application and the acceptance by Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by Borrower and each other Loan Party that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the conditions contained in Sections 4.02(b) and (c) have been satisfied. Borrower shall provide such information as the Administrative Agent may reasonably request to confirm that the conditions in Sections 4.02(b) and (c) have been satisfied. Notwithstanding anything to the contrary in this Section 4.02, in the case of a Borrowing of an Incremental Facility the proceeds of which are to be used to finance all or a portion of the purchase price of a Limited Condition Acquisition, (x) Section 4.02(b) shall be subject to clause (2) of the last proviso in Section 2.22(b), and (y) Section 4.02(c) shall be subject to clause (1) of the last proviso in Section 2.22(b).

Article V

AFFIRMATIVE COVENANTS

Each Loan Party warrants, covenants and agrees that on the Closing Date and thereafter until the Facility Termination Date, such Loan Party will, and will cause each of its Subsidiaries to:

SECTION 5.01
Financial Statements, Reports, etc.

Furnish to the Administrative Agent and each Lender:

(a)
Annual Reports. As soon as available and in any event within 90 days (or such earlier date on which Borrower is required to file a Form 10-K under the Exchange Act) after the end of each fiscal year, beginning with the fiscal year ending December 31, 2021, (i) the consolidated balance sheet of Borrower as of the end of such fiscal year and related consolidated statements of income, cash flows and stockholders’ equity for such fiscal year, in comparative form with such financial statements as of the end of, and for, the preceding fiscal year, and notes thereto, all prepared in accordance with Regulation S-X and accompanied by an opinion of KPMG LLP or other independent public accountants of recognized national standing (which opinion shall not be qualified as to scope (other than any customary qualifications in respect of businesses, operations or Persons acquired pursuant to a Permitted Acquisition for periods prior to the consummation of such Permitted Acquisition) or contain any going concern or like qualification), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower as of the dates and for the periods specified in accordance with GAAP, and (ii) a management’s discussion and analysis of the financial condition and results of operations of Borrower for such fiscal year, as compared to amounts for the previous fiscal year and budgeted amounts (it being understood that the provision of an annual report on Form 10-K will satisfy the requirements of this Section 5.01(a));
(b)
Quarterly Reports. As soon as available and in any event within 45 days (or such earlier date on which Borrower is required to file a Form 10-Q under the Exchange Act) after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending September 30, 2021, (i) the consolidated balance sheet of Borrower as of the end of such fiscal quarter and related consolidated statements of income for such fiscal quarter and of income and cash flows for the then elapsed portion of the fiscal year, in comparative form with the consolidated statements of income and cash flows for the comparable periods in the previous fiscal year, all prepared in accordance with Regulation S-X and accompanied by a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower as of the date and for the periods specified in accordance with GAAP consistently applied, and on a basis consistent with audited financial statements referred to in clause (a) of this Section, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) a management’s discussion and analysis of the financial condition and results of operations for such fiscal quarter and the then elapsed portion of the fiscal year, as compared to the comparable periods in the previous fiscal year and budgeted amounts (it being understood that the provision of a quarterly report on Form 10-Q will satisfy the requirements of this Section 5.01(b));
(c)
Financial Officer’s Certificate. (i) Concurrently with any delivery of financial statements under Section 5.01(a) or (b), beginning with financial statements for the fiscal quarter ending September 30, 2021, a Compliance Certificate (A) certifying that no Default has occurred and is continuing or, if such a Default has occurred and is continuing, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (B) setting forth computations in reasonable detail satisfactory to the Administrative Agent and demonstrating compliance with the covenants contained in Section 6.09; and (ii) concurrently with any delivery of financial statements under Section 5.01(a) above, beginning with the fiscal year ending December 31, 2021, a report of the accounting firm opining on or certifying such financial statements stating that in the course of its regular audit of the financial statements of Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge that any Default insofar as it relates to financial or accounting matters has occurred or, if in the opinion of such accounting firm such a Default has occurred, specifying the nature and extent thereof;

(d)
Financial Officer’s Certificate Regarding Collateral. Concurrently with any delivery of financial statements under Section 5.01(a) (beginning with the fiscal year ending December 31, 2021), a certificate of a Financial Officer setting forth the information required pursuant to the Perfection Certificate Supplement or confirming that there has been no change in such information since the date of the Perfection Certificate or latest Perfection Certificate Supplement;
(e)
Public Reports. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Company with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of the Securities and Exchange Commission, or with any national securities exchange, or distributed to holders of its Material Borrowed Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor), as the case may be;
(f)
KYC; Beneficial Ownership. Promptly following any request therefor, provide information and documentation reasonably requested by any Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation; and
(g)
Other Information. Promptly, from time to time, such other information regarding the operations, business affairs and financial condition of any Company or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

Financial statements and other documents required to be delivered pursuant to clauses (a), (b) or (e) of this Section 5.01 (to the extent any such financial statements or other documents are included in reports or other materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which (i) Borrower posts such financial statements or other documents, or provides a link thereto, on Borrower’s website on the Internet or (ii) such financial statements or other documents are posted on Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (A) Borrower shall deliver paper copies of such financial statements and other documents to the Administrative Agent or any Lender that requests Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender, as the case may be, and (B) Borrower shall notify the Administrative Agent of the posting of any such financial statements and other documents and provide to the Administrative Agent electronic versions (i.e., soft copies) thereof. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

SECTION 5.02
Litigation and Other Notices.

Furnish to the Administrative Agent and each Lender written notice of the following promptly (and, in any event, within five Business Days after any Financial Officer of Borrower becomes aware thereof):

(a)
the occurrence of any Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b)
the filing or commencement of, or any threat or notice of intention of any Person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority, (i) against any Company or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect or (ii) with respect to any Loan Document;
(c)
any development (including with respect to any material contract to which Borrower or any of its Subsidiaries is a party) that has resulted in, or could reasonably be expected to result in a Material Adverse Effect; and
(d)
the incurrence of any material Lien (other than Permitted Liens) on, or claim asserted against any of the Collateral.
SECTION 5.03
Existence; Businesses and Properties.
(a)
Do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05 or Section 6.06 or, in the case of any Subsidiary, where the failure to perform such obligations, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(b)
Except to the extent that the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (i) do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, privileges, leases, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; (ii) maintain and operate such business in substantially the manner in which it is presently conducted and operated; (iii) comply with all applicable Requirements of Law (including any and all zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Real Property) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and (iv) at all times maintain, preserve and protect all property material to the conduct of such business and keep such property in good repair, working order and condition (other than wear and tear occurring in the ordinary course of business) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; provided, that, nothing in this Section 5.03(b) shall prevent (A) sales of property, consolidations or mergers by or involving any Company in accordance with Section 6.05 or Section 6.06; (B) the withdrawal by any Company of its qualification as a foreign corporation in any jurisdiction where such withdrawal, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; or (C) the abandonment by any Company of any rights, franchises, licenses, trademarks, trade names, copyrights or patents that such Person reasonably determines are not useful to its business, economically worthwhile to maintain, or no longer commercially desirable.
SECTION 5.04
Insurance.
(a)
Generally. Maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability and business interruption), and with no more than such risk retentions, as are usually insured against in the same general area by companies of similar size engaged in the same or a similar business.

(b)
Requirements of Insurance. All such insurance (other than directors’ and officers’ insurance) shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof, and (ii) name the Collateral Agent as additional insured on behalf of the Secured Parties (in the case of liability insurance) or lenders’ loss payable (in the case of property insurance), as applicable.
(c)
Broker’s Report. At the request of the Administrative Agent, but no more frequently than once in each fiscal year of Borrower, deliver to the Administrative Agent, the Collateral Agent and the Lenders a report of a reputable insurance broker with respect to such insurance.
SECTION 5.05
Taxes.
(a)
Payment of Taxes. Pay and discharge promptly when due all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default; provided, that, such payment and discharge shall not be required with respect to any such Tax, assessment, charge or levy so long as (i)(A) the validity or amount thereof shall be contested in good faith by appropriate proceedings timely instituted and diligently conducted and the applicable Company shall have set aside on its books reserves or other appropriate provisions with respect thereto in accordance with GAAP and (B) such contest operates to suspend collection of the contested Tax, assessment or charge and enforcement of a Lien other than a Permitted Lien or (ii) the failure to pay could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.
(b)
Filing of Returns. Except to the extent that the failure to do so would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, (i) timely and correctly file all material Tax Returns required to be filed by it and (ii) withhold, collect and remit all Taxes that it is required to collect, withhold or remit.
SECTION 5.06
Employee Benefits.
(a)
Except to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect, comply in all respects with the applicable provisions of ERISA and the Code.
(b)
Furnish to the Administrative Agent:
(i)
as soon as possible after, and in any event within five days after any Responsible Officer of any Loan Party or any ERISA Affiliate of any Loan Party knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could be expected to result in liability of the Loan Parties or any of their ERISA Affiliates in an aggregate amount exceeding $15.0 million, a statement of a Financial Officer of such Loan Party setting forth details as to such ERISA Event and the action, if any, that the Loan Parties propose to take with respect thereto; and
(ii)
following receipt of such statement by the Administrative Agent and upon request of the Administrative Agent, copies of
(A)
each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Loan Party or any ERISA Affiliate with the Internal Revenue Service with respect to each plan;

(B)
the most recent actuarial valuation report for each Plan;
(C)
such other documents or governmental reports or filings relating to any Plan as the Administrative Agent shall reasonably request;
(D)
all notices received by any Loan Party or any ERISA Affiliates from a Multiemployer Plan sponsor or any governmental entity concerning an ERISA Event; and
(E)
copies of any documents described in Sections 101(k) or 101(l) of ERISA that any Loan Party or any of its ERISA Affiliates may request with respect to any Multiemployer Plan; provided, that, if any Loan Party or any of its ERISA Affiliates has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the applicable Loan Party or ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices to the Administrative Agent promptly after receipt thereof.
SECTION 5.07
Maintaining Records; Access to Properties and Inspections; Annual Meetings.
(a)
Keep proper books of record and account in which, in all material respects, full, true and correct entries in conformity with GAAP and all Requirements of Law are made of all dealings and transactions in relation to its business and activities.
(b)
(i) Unless an Event of Default shall have occurred and be continuing, no more frequently than once in each calendar year or (ii) if an Event of Default shall have occurred and be continuing, as often as may reasonably be desired, and in any case upon notice to Borrower or its applicable Subsidiary, during normal business hours, permit representatives of the Administrative Agent (accompanied by representatives of any Lender that shall elect to participate) to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and to discuss the business, operations, properties and financial and other condition of Borrower and its Subsidiaries with officers and employees of Borrower and its Subsidiaries and, so long as the Administrative Agent shall have given Borrower reasonable notice thereof and a reasonable opportunity to participate therein, its independent certified public accountants.
(c)
Within 120 days after the end of each fiscal year of Borrower, at the request of the Administrative Agent, hold a meeting (at a mutually agreeable location, venue and time or, at the option of Borrower, by conference call, the costs of such venue or call to be paid by Borrower) with all Lenders who choose to attend such meeting (or conference call), at which meeting (or conference call) shall be reviewed the financial results of the previous fiscal year and the financial condition of the Companies.
SECTION 5.08
Use of Proceeds.

Use the proceeds of the Credit Extensions only for the purposes set forth in Section 3.12.

SECTION 5.09
Compliance with Environmental Laws.

Except to the extent that the failure to do so would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, (a) comply, and use reasonable efforts to cause all of its lessees and other Persons occupying any Real Property owned, operated or leased by any Company to comply, with all Environmental Laws and Environmental Permits applicable to its operations and its Real Property, (b) obtain and renew all Environmental Permits applicable to its operations and any of its Real Property, and (c) conduct all Responses required of the Company by, and in accordance with, Environmental Laws (provided, that, no Company shall be required to undertake any Response to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP).

SECTION 5.10
Additional Collateral; Additional Subsidiary Guarantors.
(a)
Subject to this Section 5.10, (i) cause all property of each Loan Party that is intended to be subject to the Lien created by the Security Documents to be subject at all times to first priority (subject to Permitted Liens) perfected Liens in favor of the Collateral Agent, for its benefit and the benefit of the other Secured Parties, to secure the Secured Obligations pursuant to the Security Documents, (ii) with respect to any property acquired after the Closing Date by any Loan Party that is intended to be subject to the Lien created by any of the Security Documents but is not so subject, promptly (and in any event within 60 days after the acquisition thereof (or such later date as the Collateral Agent may agree in its sole discretion)) execute and deliver to the Administrative Agent and the Collateral Agent such amendments or supplements to the relevant Security Documents or such other documents as the Administrative Agent or the Collateral Agent shall deem necessary or advisable to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a first priority (subject to Permitted Liens) perfected Lien on such property to secure the Secured Obligations, and (iii) take all actions necessary to cause such Liens to be duly perfected to the extent required by such Security Document in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Collateral Agent and, in the case of stock certificates in respect of Equity Interests of any Subsidiaries and other instruments having a face amount or value as reasonably determined by Borrower in excess of $25.0 million, the delivery thereof together with appropriate transfer forms duly executed in blank. Borrower shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of the Security Documents on any such property. Notwithstanding anything to the contrary contained herein or in any other Loan Document, no Loan Party shall be required to enter into (x) deposit account control agreements, (y) securities account control agreements or (z) any Security Documents governed by the laws of a jurisdiction other than the United States.
(b)
With respect to any Person that is or becomes a Subsidiary after the Closing Date, promptly (and in any event within 60 days after such Person becomes a Subsidiary (or such later date as the Administrative Agent may agree in its sole discretion)) (i) to the extent required by the Security Documents, deliver to the Collateral Agent the certificates, if any, representing all of the Equity Interests of such Subsidiary that constitute certificated securities, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, and all intercompany notes owing from such Subsidiary to any Loan Party evidencing obligations in, or which are reasonably likely at any time prior to the Final Maturity Date to be in, a principal amount in excess of $25.0 million together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Loan Party, and (ii) cause such new Subsidiary (A) to execute a Joinder Agreement or such comparable documentation to become a Subsidiary Guarantor, a joinder agreement to the Security Agreement, substantially in the form annexed thereto, and a joinder agreement to any other then existing and applicable Security Document, and (B) to take all actions necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the Security Documents to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent. Notwithstanding the foregoing, (1) the Equity Interests required to be delivered to the Collateral Agent pursuant to clause (i) of this Section 5.10(b) shall not include any Equity Interests of a Foreign Subsidiary, a Domestic Holding Company Subsidiary or a De Minimis Subsidiary; provided, that, the exception set forth in this clause (1) shall not apply to (x) Voting Stock of any Subsidiary (other than a De Minimis Subsidiary) which is a first-tier controlled foreign corporation (as defined in Section 957(a) of the Code), or a Domestic Holding Company Subsidiary, representing 65% of the total voting power of all outstanding Voting Stock of such Subsidiary and (y) 100% of the Equity Interests not constituting Voting Stock of any such Subsidiary, except that any such Equity Interests constituting “stock entitled to vote” within the meaning of Treasury Regulation Section 1.956-2(c)(2) shall be treated as Voting Stock for purposes of this Section 5.10(b)); and (2) no Foreign Subsidiary, Domestic Holding Company Subsidiary or De Minimis Subsidiary shall be required to take the actions specified in clause (ii) of this Section 5.10(b).
SECTION 5.11
Security Interests; Further Assurances.

Except as otherwise expressly contemplated by the Security Documents, promptly, upon the reasonable request of the Administrative Agent or the Collateral Agent at Borrower’s expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Administrative Agent or the Collateral Agent reasonably necessary for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens except as permitted by the applicable Security Document, or obtain any consents or waivers as may be necessary or appropriate in connection therewith. Except as expressly contemplated by the Security Documents, deliver or cause to be delivered to the Administrative Agent and the Collateral Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent as the Administrative Agent and the Collateral Agent shall reasonably deem necessary to perfect or maintain the Liens on the Collateral pursuant to the Security Documents. Upon the exercise by the Administrative Agent or the Collateral Agent of any power, right, privilege or remedy pursuant to any Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, execute and deliver all applications, certifications, instruments and other documents and papers that the Administrative Agent or the Collateral Agent may reasonably require.

SECTION 5.12
Information Regarding Collateral.
(a)
Not effect any change (i) in any Loan Party’s legal name, (ii) in any Loan Party’s identity or organizational structure, (iii) in any Loan Party’s Federal Taxpayer Identification Number or organizational identification number, if any, or (iv) in any Loan Party’s jurisdiction of organization (in each case, including by merging with or into any other entity, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until (A) it shall have given the Collateral Agent and the Administrative Agent not less than 10 Business Days prior written notice (or such shorter notice as is agreed to by the Collateral Agent in its sole discretion) of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Collateral Agent or the Administrative Agent may reasonably request and (B) it shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral, if applicable. Each Loan Party agrees to promptly provide the Collateral Agent with certified Organizational Documents reflecting any of the changes described in the preceding sentence. For the avoidance of doubt, this Section 5.12(a) shall not apply to any Asset Sale permitted under Section 6.06 or any transaction permitted under Section 6.05(e).
(b)
Concurrently with the delivery of financial statements pursuant to Section 5.01(a) (beginning with the fiscal year ending December 31, 2021), deliver to the Administrative Agent and the Collateral Agent a Perfection Certificate Supplement and a certificate of a Financial Officer and the chief legal officer of Borrower certifying that all UCC financing statements or other appropriate filings, recordings or registrations (including all re-filings, re-recordings and re-registrations) containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction necessary to protect and perfect the security interests and Liens under the Security Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).
SECTION 5.13
[Reserved].
SECTION 5.14
Anti-Corruption Laws; Sanctions.

Conduct its business in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions and with OFAC and all applicable Anti-Terrorism Laws and maintain policies and procedures reasonably designed to promote and achieve compliance with such laws, OFAC and Anti-Terrorism Laws.

SECTION 5.15
Post-Closing Date Matters.

Satisfy each covenant set forth on Schedule 5.15 on or before the date set forth with respect thereto.

Article VI

NEGATIVE COVENANTS

Each Loan Party warrants, covenants and agrees that on the Closing Date and thereafter until the Facility Termination Date, no Loan Party will, nor will it cause or permit any of its Subsidiaries to:

SECTION 6.01
Indebtedness.

Incur, create, assume or permit to exist, directly or indirectly, any Indebtedness, except:

(a)
Indebtedness incurred under this Agreement and the other Loan Documents;
(b)
(i) Indebtedness outstanding on the Closing Date that is, except in the case of any such Indebtedness among Borrower and its Subsidiaries or such other Indebtedness in a principal amount of less than $5.0 million, listed on Schedule 6.01(b), and (ii) refinancings or renewals thereof; provided, that, (A) any such refinancing Indebtedness is in an aggregate principal amount not greater than the aggregate principal amount of the Indebtedness being renewed or refinanced, plus the amount of any premiums required to be paid thereon and reasonable fees and expenses associated therewith, (B) such refinancing Indebtedness has a later or equal final maturity and longer or equal weighted average life than the Indebtedness being renewed or refinanced and (C)

if such Indebtedness is subordinated to any of the Secured Obligations, such refinancing Indebtedness shall be subordinated thereto;
(c)
Indebtedness under (i) the Permitted Bond Hedge Transaction and (ii) Hedging Obligations with respect to interest rates, foreign currency exchange rates or commodity prices, in each case under this clause (ii) not entered into for speculative purposes;
(d)
Indebtedness permitted by Section 6.04(e);
(e)
Indebtedness in respect of Purchase Money Obligations and Capital Lease Obligations, and refinancings or renewals thereof, in an aggregate amount not to exceed, at any time outstanding, the greater of (i) $30.0 million and (ii) 15% of Consolidated EBITDA for the most recent four fiscal quarter period ended prior to such date of determination for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b), and any Indebtedness thereunder;
(f)
Indebtedness incurred by Foreign Subsidiaries in an aggregate amount not to exceed at any time outstanding the greater of (i) $30.0 million and (ii) 15% of Consolidated EBITDA for the most recent four fiscal quarter period ended prior to such date of determination for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b);
(g)
Indebtedness in respect of bid, performance or surety bonds, workers’ compensation claims, health, disability or other employee benefits, property, cash or liability insurance or self-insurance and bankers acceptances issued for the account of any Company in the ordinary course of business, including guarantees or obligations of any Company with respect to letters of credit supporting such bid, performance or surety bonds, workers’ compensation claims, health, disability or other employee benefits, property, cash or liability insurance or self-insurance obligations and bankers acceptances (in each case other than for an obligation for money borrowed);
(h)
Contingent Obligations of any Loan Party in respect of Indebtedness otherwise permitted under this Section 6.01;
(i)
Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, that, such Indebtedness is extinguished within five Business Days of incurrence;
(j)
Indebtedness arising from agreements of Borrower or any Subsidiary providing for indemnification, purchase price adjustment or similar obligations, in each case incurred or assumed in connection with a Permitted Acquisition or an Asset Sale permitted hereunder, but excluding any guarantee by Borrower or any Subsidiary of Indebtedness incurred by the Person acquiring the property sold pursuant to any such Asset Sale for the purpose of financing such Person’s acquisition of such property;
(k)
(i) Indebtedness of any Person acquired pursuant to a Permitted Acquisition, which Indebtedness was not incurred in contemplation of such Permitted Acquisition, in an aggregate outstanding amount not to exceed, at any time, the greater of (A) $25.0 million and (B) 15% of Consolidated EBITDA for the most recent four fiscal quarter period ended prior to such date of determination for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b), and any Indebtedness thereunder, and (ii) refinancings and renewals of such Indebtedness; provided, that, (A) any such refinancing Indebtedness is in an aggregate principal amount not greater than the aggregate principal amount of the Indebtedness being renewed or refinanced, plus the amount of any interest and premiums required to be paid thereon and reasonable fees and expenses associated therewith, (B) such refinancing Indebtedness has a later or equal final maturity and longer or equal weighted average life than the Indebtedness being renewed or refinanced, and (C) if such Indebtedness is subordinated to any of the Secured Obligations, such refinancing Indebtedness shall be subordinated thereto;
(l)
Indebtedness consisting of the financing of insurance premiums incurred in the ordinary course of business;
(m)
(i) the Specified Unsecured Indebtedness and any refinancings or renewals thereof (it being understood that (A) any such refinancing or renewal is in an aggregate principal amount not greater than $500.0 million, plus the amount of any premiums required to be paid thereon and reasonable fees and expenses associated therewith, (B) such refinancing or renewal has a later or equal final maturity and longer or equal weighted average life than the Indebtedness being renewed or refinanced and (C) if such Indebtedness is subordinated to any of the Secured Obligations, such refinancing or renewal Indebtedness shall be subordinated thereto) and any other unsecured Indebtedness of Borrower, or (ii) secured Indebtedness of Borrower secured by Liens permitted by Section 6.02(o); provided, that, in each case (A) at the time of the incurrence thereof no Event of Default shall exist or would result therefrom, (B) after giving effect to the incurrence of such Indebtedness and the use of the proceeds thereof on a Pro Forma Basis, Borrower shall be in compliance with Sections 6.09(a) and (b) as of the most recent fiscal quarter end for which financial statements were delivered pursuant to Section 5.01(a) or (b) (or, with respect to any such calculation to be made prior to the delivery of the first financial statements pursuant to Section 5.01(b) after the Closing Date, as of June 30, 2021 and with reference to the Interim Financial Statements), and (C) such Indebtedness shall have (1) a maturity date that is at least six months later than the then Final Maturity Date and (2) no scheduled amortization prior to the then Final Maturity Date;
(n)
one or more letter of credit facilities (in dollars or any foreign currencies) of no more than, in the aggregate, the greater of (i) $30.0 million and (ii) 15% of Consolidated EBITDA for the most recent four fiscal quarter period ended prior to such date of determination for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b), and any Indebtedness thereunder;
(o)
to the extent constituting Indebtedness, Permitted Bond Hedge Transactions and Permitted Warrant Transactions; and
(p)
other unsecured Indebtedness of any Company in an aggregate amount not to exceed, at any time, the greater of (i) $30.0 million and (ii) 15% of Consolidated EBITDA for the most recent four fiscal quarter period ended prior to such date of determination for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b).
SECTION 6.02
Liens.

Create, incur, assume or permit to exist, directly or indirectly, any Lien on any property now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, the “Permitted Liens”):

(a)
Liens for Taxes, assessments or governmental charges or levies not yet due and payable or delinquent and Liens for Taxes, assessments or governmental charges or levies, which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;
(b)
Liens in respect of property of any Company imposed by Requirements of Law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, that are not overdue for a period of more than 60 days or which, if they secure obligations that are then due and unpaid, are being contested in good faith by appropriate proceedings;
(c)
any Lien in existence on the Closing Date that is, except in the case of any such Lien securing obligations in a principal amount less than $5.0 million, set forth on Schedule 6.02(c) and any Lien granted as a replacement or substitute therefor; provided, that, any such replacement or substitute Lien (i) except as permitted by Section 6.01(b)(ii)(A), does not secure an aggregate amount of Indebtedness, if any, greater than that secured on the Closing Date and (ii) does not encumber any property (or type of property) other than the property (or type of property) subject thereto on the Closing Date;
(d)
easements, rights-of-way, restrictions (including zoning restrictions), covenants, licenses, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Real Property, in each case whether now or hereafter in existence, not (i) individually or in the aggregate materially impairing the value or marketability of such Real Property or (ii) individually or in the aggregate materially interfering with the ordinary conduct of the business of the Companies at such Real Property;
(e)
Liens arising out of judgments, attachments or awards not resulting in an Event of Default;
(f)
Liens (i) imposed by Requirements of Law, or deposits made in the ordinary course of business in connection with, workers’ compensation, unemployment insurance and other types of social security legislation, (ii) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (iii) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided, that, with respect to clauses (i), (ii) and (iii) of this paragraph (f), such Liens are for amounts not overdue for more than 60 days or, to the extent such amounts are so overdue, such amounts are being contested in good faith by appropriate proceedings;
(g)
Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Company in the ordinary course of business;
(h)
Liens securing Indebtedness incurred pursuant to Section 6.01(e); provided, that, any such Liens attach only to the property being developed, constructed, leased or purchased with the proceeds of such Indebtedness and do not encumber any other property of any Company (other than improvements thereon);
(i)
bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Company, in each case granted in the ordinary course of business in favor of the bank, banks, securities intermediary or securities intermediaries with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided, that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness, other than Indebtedness of the type referred to in Section 6.01(i) or obligations in respect of dishonored or returned items;
(j)
Liens on property of a Person existing at the time such Person is acquired or merged with or into or consolidated with any Company to the extent permitted hereunder (and not created in anticipation or contemplation thereof), and replacements and refinancings thereof; provided, that, such Liens do not extend to property of such Person acquired that are not subject to such Liens at the time of acquisition (other than improvements thereon) and, in the case of any such replacement or refinancing Liens, are no more favorable to the lienholders than such existing Lien;
(k)
Liens granted pursuant to the Security Documents to secure the Secured Obligations;
(l)
leases, licenses, subleases and sublicenses granted by any Company in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Companies;
(m)
the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;
(n)
Liens securing Indebtedness incurred pursuant to Section 6.01(f); provided, that, (i) such Liens do not extend to, or encumber, property (including Equity Interests) which constitutes Collateral and (ii) such Liens extend only to the property (or Equity Interests) of the Foreign Subsidiary incurring such Indebtedness;
(o)
Liens securing secured Indebtedness permitted by Section 6.01(m)(ii) (including Contingent Obligations in respect thereof permitted by Section 6.01(h)) on Collateral; provided, that, such Liens are subordinated to the Liens created pursuant to the Security Documents and are otherwise subject to an intercreditor agreement reasonably satisfactory to the Administrative Agent and the Collateral Agent as evidenced by their execution and delivery thereof;
(p)
the interest or title of a lessor under any lease entered into by Borrower or any of its Subsidiaries as lessee and covering only the property so leased;
(q)
any interest of any licensor in any Intellectual Property licensed by Borrower or any Subsidiary;
(r)
Liens arising as a matter of law to secure the purchase of goods purchased by Borrower or any Subsidiary; provided, that, the only obligations secured thereby are trade accounts payable with respect to the purchase of such goods arising in the ordinary course of business and the only property subject to such Liens are the goods so purchased and any title document in respect thereof;
(s)
Liens on property existing at the time Borrower or any Subsidiary acquired such property (and not created in anticipation or contemplation thereof), and replacements and refinancings thereof; provided, that, such Liens do not extend to property not subject to such Liens at the time of acquisition (other than improvements thereon) and, in the case of any such replacement or refinancing Liens, are no more favorable to the lienholders than such existing Lien;

(t)
Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 6.04; provided, that, such Liens do not extend to any assets other than the assets subject to such repurchase agreement;
(u)
Liens on specific goods and proceeds thereof securing Borrower’s or any Subsidiary’s obligations in respect of letters of credit issued or created for the account of Borrower or such Subsidiary in the ordinary course of business to facilitate the purchase, storage or shipment of such goods;
(v)
Liens securing reimbursement obligations and related interest, fees and expenses with respect to trade letters of credit permitted hereunder; provided, that, such Liens do not extend to any property other than the goods financed by, or purchased by means of, such letters of credit and documents of title in respect thereof; and
(w)
Liens not otherwise permitted by this Section 6.02 securing Indebtedness or other obligations of Borrower or any Subsidiaries so long as the aggregate outstanding principal amount of the obligations secured thereby does not exceed at any time outstanding the greater of (i) $30.0 million and (ii) 15% of Consolidated EBITDA for the most recent four fiscal quarter period ended prior to such date of determination for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b);

provided, that, no consensual Liens shall be permitted to exist, directly or indirectly, on any Collateral, other than Liens granted pursuant to the Security Documents and as permitted in Section 6.02(o).

SECTION 6.03
Sale and Leaseback Transactions.

Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Leaseback Transaction”) unless (i) the sale of such property is permitted by Section 6.06 and (ii) any Liens arising in connection with its use of such property are permitted by Section 6.02.

SECTION 6.04
Investment, Loan, Advances and Acquisition.

Directly or indirectly, lend money or credit (by way of guarantee or otherwise) or make advances to any Person, or purchase or acquire any Equity Interests, bonds, notes, debentures, guarantees or other obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or purchase or acquire (in one transaction or a series of transactions) any assets (all of the foregoing, collectively, “Investments”), except that the following shall be permitted:

(a)
Investments outstanding on the Closing Date and that are, in the case of any Investment other than an Investment among Borrower and its Subsidiaries or that has a book value of less than $5.0 million, identified on Schedule 6.04(a);
(b)
the Companies may (i) acquire and hold accounts receivables owing to any of them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, (ii) invest in, acquire and hold Cash Equivalents, (iii) endorse negotiable instruments held for collection in the ordinary course of business or (iv) make lease, utility and other similar deposits in the ordinary course of business;
(c)
Hedging Obligations incurred pursuant to Section 6.01(c);
(d)
loans and advances to directors, employees and officers of Borrower and its Subsidiaries for bona fide business purposes;
(e)
(i) Investments by any Company in Borrower or any existing Subsidiary Guarantor; (ii) Investments by a Subsidiary that is not a Subsidiary Guarantor in any other Subsidiary that is not a Subsidiary Guarantor; (iii) Investments by Borrower or any Subsidiary Guarantor in any Subsidiary that is not a Subsidiary Guarantor; provided, that, after giving effect to any Investment under this Section 6.04(e)(iii) and the contemplated use of proceeds thereof, the Minimum Domestic Percentage Test shall be satisfied; and (iv) Investments by CSG SA Services in connection with the South Africa Transactions; provided, further, that, any Investment pursuant to this clause (e) that is in Indebtedness of any Loan Party to any Subsidiary that is not a Loan Party shall be subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent in connection with any insolvency proceeding with respect to the obligor thereof;
(f)
Investments in trade creditors or customers in the ordinary course of business received upon foreclosure, in satisfaction of judgments or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;
(g)
Permitted Acquisitions;
(h)
mergers and consolidations in compliance with Section 6.05 (other than by reference to this Section 6.04 (or any clause hereof));
(i)
Investments made by Borrower or any Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with Section 6.06 (other than by reference to this Section 6.04 (or any clause hereof));
(j)
Capital Expenditures made by Borrower or any Subsidiary on behalf of itself or as would otherwise be permitted pursuant to Section 6.04(e);
(k)
purchases and other acquisitions of inventory, materials, equipment, tangible or intangible property, supplies or services in the ordinary course of business;
(l)
leases of real or personal property in the ordinary course of business;
(m)
contributions of any Equity Interest in any Foreign Subsidiary to any other Foreign Subsidiary;
(n)
Investments to the extent that the consideration therefore consists of Qualified Capital Stock of Borrower or the proceeds of the issuance of Qualified Capital Stock of Borrower;
(o)
loans and advances to officers, directors and employees of Borrower and its Subsidiaries for the sole purpose of purchasing Qualified Capital Stock of Borrower or of refinancing any such loans made by others (or purchase of such loans made by others); provided, that, if any such loans and advances are made in cash, the Person making such loans or advances shall, substantially contemporaneously with the making of any such loans or advances, receive cash in the amount of such loans and advances;
(p)
Investments by Borrower or any Subsidiary in (A) to the extent it shall no longer constitute a Subsidiary as a result of any issuance of additional Equity Interests permitted under Section 6.12(d) and/or the disposition of any Equity Interests permitted pursuant to Section 6.06(i), Entity 1 (it being understood that such Investments shall not exceed the amount of Investments in Entity 1 as of the date Entity 1 ceases to constitute a Subsidiary) and (B) any joint venture; provided, that, the aggregate consideration (other than any such consideration consisting of licenses of Intellectual Property that do not constitute Asset Sales) paid by Borrower or such Subsidiary in respect of such Investments pursuant to clause (B) above shall not exceed $30.0 million in the aggregate at any one time outstanding for all such joint ventures;
(q)
Permitted Bond Hedge Transactions which constitute Investments;
(r)
Investments by Borrower and its Subsidiaries in Sway Ventures and its Affiliates in an aggregate amount not to exceed $15.0 million at any time outstanding;
(s)
Contingent Obligations arising in the ordinary course of business with respect to other obligations that do not constitute Indebtedness; and
(t)
other Investments in an aggregate amount not to exceed at any time outstanding (i) $40.0 million and (ii) 20% of Consolidated EBITDA for the most recent four fiscal quarter period ended prior to such date of determination for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b).

An Investment shall be deemed to be outstanding to the extent not returned in the same form as the original Investment to the Person making or holding such Investment.

SECTION 6.05
Mergers and Consolidations.

Wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation (or agree to do any of the foregoing at any future time), except that the following shall be permitted:

(a)
Asset Sales in compliance with Section 6.06 (other than by reference to this Section 6.05 (or any clause hereof));
(b)
Investments in compliance with Section 6.04 (other than by reference to this Section 6.05 (or any clause hereof));
(c)
any Company may merge or consolidate with or into Borrower or any Subsidiary Guarantor (as long as Borrower is the surviving Person in the case of any merger or consolidation involving Borrower and a Subsidiary which is or becomes a Subsidiary Guarantor is the surviving Person in any other case); provided, that, the Lien on and security interest in any property granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained or created in accordance with the provisions of Section 5.10 or Section 5.11, as applicable;
(d)
any Foreign Subsidiary may merge or consolidate with or into any other Foreign Subsidiary; and

(e)
any Subsidiary may dissolve, liquidate or wind up its affairs at any time; provided, that, (i) such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect.

To the extent the Required Lenders or all the Lenders, as applicable, waive the provisions of this Section 6.05 with respect to the sale or other transfer of any Collateral, or any Collateral is sold or otherwise transferred as permitted by this Section 6.05 (other than, in either case, a sale or transfer to Borrower or any Subsidiary Guarantor), such Collateral shall be sold, free and clear of the Liens created by the Security Documents, and, so long as Borrower shall have provided the Agents such certifications or documents as any Agent shall reasonably request in order to demonstrate compliance with this Section 6.05, the Agents shall take all actions as are reasonably requested by Borrower in order to evidence or effect the foregoing.

SECTION 6.06
Asset Sales.

Effect any Asset Sale, or agree to effect any Asset Sale, except that the following shall be permitted:

(a)
disposition of used, worn out, obsolete or surplus property by any Company in the ordinary course of business and the abandonment or other disposition of Intellectual Property that is, in the reasonable judgment of Borrower, no longer economically worthwhile to maintain or otherwise useful in the conduct of the business of the Companies taken as a whole;
(b)
Asset Sales at fair market value; provided, that, (i) the aggregate fair market value of assets disposed of in respect of all Asset Sales pursuant to this clause (b) shall not exceed $50.0 million in any fiscal year of Borrower (provided, further, that, if the aggregate amount of Asset Sales made under this Section 6.06(b) (including Section 6.06(b) under the Existing Credit Agreement) in any fiscal year (beginning with the fiscal year ending December 31, 2021) shall be less than the maximum amount of Asset Sales permitted under this Section 6.06(b) for such fiscal year (after giving effect to any carryover), then the amount of such shortfall shall be added to the amount of Asset Sales permitted under this Section 6.06(b) for the immediately succeeding fiscal year) and (ii) at least 75% of the purchase price for all property subject to such Asset Sale shall be paid to Borrower or such Subsidiary solely in cash and Cash Equivalents; provided, that, this clause (ii) shall not apply to the Asset Sale anticipated to be made by Entity 2 and described in the Side Letter;
(c)
leases of real or personal property in the ordinary course of business;
(d)
mergers and consolidations in compliance with Section 6.05 (other than by reference to this Section 6.06 (or any clause hereof));
(e)
Investments in compliance with Section 6.04 (other than by reference to this Section 6.06 (or any clause hereof));
(f)
Dividends in compliance with Section 6.07 (other than by reference to this Section 6.06 (or any clause hereof));
(g)
other Asset Sales described in writing to the Administrative Agent prior to the Closing Date;
(h)
the settlement or early termination of any Permitted Bond Hedge Transaction and the settlement or early termination of any related Permitted Warrant Transaction;

(i)
the issuance of Equity Interests by Entity 1 to the extent permitted pursuant to Section 6.12, and the disposition of any Equity Interests of Entity 1; and
(j)
other Asset Sales for aggregate consideration not to exceed $20.0 million in any fiscal year.

To the extent the Required Lenders or all the Lenders, as applicable, waive the provisions of this Section 6.06 with respect to the sale or other transfer of any Collateral, or any Collateral is sold or otherwise transferred as permitted by this Section 6.06 (other than, in either case, a sale or transfer to Borrower or any Subsidiary Guarantor) such Collateral shall be sold free and clear of the Liens created by the Security Documents, and, so long as Borrower shall have provided the Agents such certifications or documents as any Agent shall reasonably request in order to demonstrate compliance with this Section 6.06, the Agents shall take all actions that are reasonably requested by Borrower in order to evidence or effect the foregoing. For purposes of Section 6.06(b)(ii), the following shall be deemed to be cash: (a) the assumption of any liabilities of Borrower or any Subsidiary with respect to, and the release of Borrower or such Subsidiary from all liability in respect of, any Indebtedness of Borrower or the Subsidiaries permitted hereunder (in the amount of such Indebtedness) that is due and payable within one year of the consummation of such Asset Sale and (b) securities received by Borrower or any Subsidiary from the transferee that are immediately convertible into cash without breach of their terms or the agreement pursuant to which they were purchased and that are promptly converted by Borrower or such Subsidiary into cash.

SECTION 6.07
Dividends.

Authorize, declare or pay, directly or indirectly, any Dividends with respect to any Company, except that the following shall be permitted:

(a)
Dividends by any Company to Borrower or any other Company which is a parent of such Company (and to any other stockholder thereof on a basis not more favorable to such other stockholder than ratable with such parent);
(b)
(i) at any time that the First-Lien Leverage Ratio is less than 2.25 to 1.00 on a Pro Forma Basis, an unlimited amount of Dividends (including repurchase of any Comcast Warrants) (it being understood and agreed that any Dividend paid or payable pursuant to clause (i) of this Section 6.07(b) shall not reduce or count against the amount of Dividends permitted under any other provision of this Section 6.07, including clause (ii) of this Section 6.07(b)); and (ii) at any time that the First-Lien Leverage Ratio equals or exceeds 2.25 to 1.00 on a Pro Forma Basis, Dividends (including repurchase of any Comcast Warrants) in an aggregate amount as determined (A) in the case of dividends or other distributions to the holders of Borrower’s Equity Interests generally, at the time of declaration thereof, (B) in the case of any redemption of any Equity Interests, at the time irrevocable notice of redemption is given, (C) in the case of any purchase, redemption or other acquisition of any Equity Interests made pursuant to a contract, instruction or plan complying with Rule 10b5-1 of the rules and regulations of the Securities and Exchange Commission promulgated under the Exchange Act (a “10b5-1 Trading Plan”), at the time irrevocable instructions are given by Borrower to commence such 10b5-1 Trading Plan and (D) otherwise, at the time of payment thereof, equal to, in the aggregate, the Available Amount; provided, that, in the case of this clause (ii), at the time of the applicable declaration, irrevocable redemption notice, irrevocable instructions or payment, as the case may be, (1) no Event of Default shall exist or would result therefrom (or, in the case of dividends to the holders of Borrower’s Equity Interests generally, no Event of Default exists or would result therefrom on the date of declaration, so long as such dividend is made within 60 days of such declaration) and (2) in the case of any Dividend in excess of $1.0 million, after giving effect to such Dividend and to any incurrence of Indebtedness in connection therewith on a Pro Forma Basis, Borrower is in compliance with Section 6.09(a) as of the most recent fiscal quarter end for which financial statements were delivered pursuant to Section 5.01(a) or (b) (or, with respect to any calculation to be made prior to the delivery of the first financial statements pursuant to Section 5.01(b) after the Closing Date, as of June 30, 2021 and with reference to the Interim Financial Statements);
(c)
Borrower may (i) repurchase shares of “Restricted Stock” and “Performance Stock” sold pursuant to the CSG Employee Stock Purchase Plan from a holder of such Equity Interests in Borrower whose employment with Borrower and its Subsidiaries has terminated; (ii) repurchase options and warrants (or Equity Interests in Borrower issued upon the exercise of options or warrants) in connection with the “cashless exercise” of options or warrants; and (iii) repurchase Equity Interests of Borrower issued pursuant to a stock incentive plan of Borrower or any of its Subsidiaries in such amounts as may be necessary to satisfy the tax withholding requirements under applicable law with respect to such Equity Interests in Borrower;
(d)
Borrower may make dividends to the holders of Borrower’s Equity Interests so long as (i) no Event of Default exists or would result therefrom on the date of declaration of such dividend, so long as such dividend is made within 60 days of such declaration and (ii) the aggregate amount of all such dividends made in any fiscal year of Borrower does not exceed $40.0 million;
SECTION 6.08
Transactions with Affiliates.

Enter into, directly or indirectly, any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of any Company (other than between or among Borrower and one or more Subsidiaries), other than any transaction or series of related transactions in excess of $10.0 million on terms and conditions at least as favorable to such Company as would reasonably be obtained by such Company at that time in a comparable arm’s-length transaction with a Person other than an Affiliate, except that the following shall be permitted:

(a)
Dividends permitted by Section 6.07;
(b)
Investments permitted by Sections 6.04(d), (e), (m) and (p);
(c)
reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, restricted and performance stock plan and other benefit plans) and indemnification arrangements;
(d)
transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods and services, in each case in the ordinary course of business and otherwise not prohibited by the Loan Documents;
(e)
the existence of, and the performance by any Loan Party of its obligations under the terms of, any limited liability company, limited partnership or other Organizational Document or securityholders or other agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party on the Closing Date and similar agreements that it may enter into thereafter; provided, that, the existence of, or the performance by any Loan Party of obligations under, any amendment to any such existing agreement or any such similar agreement entered into after the Closing Date shall only be permitted by this Section 6.08(e) to the extent not more adverse to the interest of the Lenders in any material respect, when taken as a whole, than any of such documents and agreements as in effect on the Closing Date;

(f)
sales of Qualified Capital Stock of Borrower to Affiliates of Borrower not otherwise prohibited by the Loan Documents and the granting of registration and other customary rights in connection therewith;
(g)
any transaction with an Affiliate where the only consideration paid by any Loan Party is Qualified Capital Stock of Borrower; and
(h)
the South Africa Transactions.
SECTION 6.09
Financial Covenants.
(a)
Maximum Total Leverage Ratio. Permit the Total Leverage Ratio, as of the last day of any Test Period, to exceed 4.50 to 1.00.
(b)
Maximum First-Lien Leverage Ratio. Permit the First-Lien Leverage Ratio, as of the last day of any Test Period, to exceed 2.75 to 1.00.
(c)
Minimum Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio, for any Test Period, to be less than 2.00 to 1.00.
SECTION 6.10
Prepayments of Other Indebtedness; Modifications of Organizational Documents and Other Documents, etc.

Directly or indirectly:

(a)
make (or give any notice in respect thereof) any optional payment or prepayment of principal on or optional redemption or acquisition for value of any issuance of Indebtedness in an aggregate principal amount of not less than $30.0 million permitted by Section 6.01(m) (any of the foregoing, “Material Borrowed Indebtedness”), except (i) any payment to the extent made with Qualified Capital Stock of Borrower, and (ii) optional payments, prepayments, redemptions and acquisitions (A) made at any time that the First-Lien Leverage Ratio is less than 2.25 to 1.00 on a Pro Forma Basis (it being understood and agreed that any optional payments, prepayments, redemptions and acquisitions made pursuant to clause (ii)(A) of this Section 6.10(a) shall not reduce or count against the amount permitted under clause (ii)(B) of this Section 6.10(a)); or (B) if made at any time that the First-Lien Leverage Ratio equals or exceeds 2.25 to 1.00 on a Pro Forma Basis, in an aggregate amount not to exceed the Available Amount (calculated at the time of such payment, prepayment, redemption or acquisition); or
(b)
amend or modify, or permit the amendment or modification of any document governing any Material Borrowed Indebtedness or any Organizational Document, in each case, in any manner that is adverse in any material respect to the interests of the Lenders; provided, that, (i) the Organizational Documents of CSG SA Services, CSG SA Holdings and Intec South Africa may be amended in a manner necessary to reflect the consummation of the South Africa Transactions, (ii) Borrower’s Organization Documents may be amended in a manner necessary to reflect to the issuance of the Specified Unsecured Indebtedness and (iii) Entity 1’s Organizational Documents may be amended in a manner necessary to reflect the issuance of any Equity Interests to the extent permitted pursuant to Section 6.12.

Notwithstanding anything to the contrary in this Agreement, (x) the Loan Parties and their Subsidiaries shall be permitted to (1) make (or give any notice in respect thereof) any optional payment, payment at maturity or prepayment of or optional redemption or acquisition for value of the 2016

Convertible Notes or any refinancing thereof permitted by Section 6.01(b), and (2) any cash settlement of any conversion by the holders thereof of any 2016 Convertible Notes or any refinancing thereof permitted by Section 6.01(b); in each case so long as after giving effect to any payment, prepayment, redemption, acquisition for value or cash settlement contemplated pursuant to the foregoing clauses (1) and (2) on a Pro Forma Basis, Borrower is in compliance with Sections 6.09(a), (b) and (c) as of the most recent fiscal quarter end for which financial statements were delivered pursuant to Section 5.01(a) or (b) (or, with respect to any calculation to be made prior to the delivery of the first financial statements pursuant to Section 5.01(b) after the Closing Date, as of June 30, 2021 and with reference to the Interim Financial Statements) and (y) the Loan Parties and their Subsidiaries shall be permitted to (1) make (or give any notice in respect thereof) any optional payment, payment at maturity or prepayment of or optional redemption or acquisition for value of the Specified Unsecured Indebtedness or any refinancing thereof permitted by Section 6.01, and (2) any cash settlement of any conversion by the holders thereof of any 2016 Convertible Notes or any refinancing thereof permitted by Section 6.01; in each case so long as after giving effect to any payment, prepayment, redemption, acquisition for value or cash settlement contemplated pursuant to the foregoing clauses (1) and (2) on a Pro Forma Basis, Borrower is in compliance with Sections 6.09(a), (b) and (c) as of the most recent fiscal quarter end for which financial statements were delivered pursuant to Section 5.01(a) or (b) (or, with respect to any calculation to be made prior to the delivery of the first financial statements pursuant to Section 5.01(b) after the Closing Date, as of June 30, 2021 and with reference to the Interim Financial Statements).

SECTION 6.11
Limitation on Certain Restrictions on Subsidiaries.

Directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Borrower or any Subsidiary, or pay any Indebtedness owed to Borrower or a Subsidiary, (b) make loans or advances to Borrower or any Subsidiary or (c) transfer any of its properties to Borrower or any Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) applicable Requirements of Law; (ii) this Agreement and the other Loan Documents; (iii) the 2016 Convertible Notes; (iv) the Specified Unsecured Indebtedness; (v) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Subsidiary; (vi) customary provisions restricting assignment of any agreement entered into by a Subsidiary in the ordinary course of business; (vii) any holder of a Lien permitted by Section 6.02 restricting the transfer of the property subject thereto; (viii) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 6.06 pending the consummation of such sale; (ix) any agreement in effect at the time such Subsidiary becomes a Subsidiary of Borrower, so long as such agreement was not entered into in connection with or in contemplation of such Person becoming a Subsidiary of Borrower; (x) without affecting the Loan Parties’ obligations under Section 5.10, customary provisions in partnership agreements, limited liability company organizational governance documents, asset sale and stock sale agreements and other similar agreements that restrict the transfer of ownership interests in such partnership, limited liability company or similar Person; (xi) restrictions on cash or other deposits or net worth imposed by suppliers or landlords under contracts entered into in the ordinary course of business; (xii) any instrument governing Indebtedness assumed in connection with any Permitted Acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (xiii) in the case of any joint venture which is not a Loan Party, restrictions in such Person’s Organizational Documents or pursuant to any joint venture agreement or stockholders agreements solely to the extent of the Equity Interests of or property held in the subject joint venture or other entity; (xiv) any customary restrictions imposed by any document or instrument evidencing, governing or securing any Indebtedness permitted by Section 6.01(f) or (k) reasonably believed by Borrower to be necessary in connection with the incurrence thereof; (xv) any encumbrances or restrictions imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in clauses (iii) or (ix) above; provided, that, such amendments or refinancings are no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing; (xvi) the South Africa Transactions; and (xvii) any restrictions in Entity 1’s Organizational Documents to the extent necessary or desirable to consummate any issuance of Equity Interests permitted pursuant to Section 6.12.

SECTION 6.12
Limitation on Issuance of Equity Interests.

With respect to any Subsidiary, issue any Equity Interest (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, any Equity Interest, except (a) for stock splits, stock dividends and additional issuances of Equity Interests which do not decrease the percentage ownership of Borrower or any Subsidiaries in any class of the Equity Interest of such Subsidiary; (b) Subsidiaries of Borrower formed after the Closing Date in accordance with Section 6.13 may issue Equity Interests to Borrower or the Subsidiary of Borrower which is to own such Equity Interests; (c) Intec South Africa may issue additional Equity Interests in connection with the South Africa Transactions; and (d) Entity 1 may issue additional Equity Interests (i) to third parties in connection with any investment in Entity 1 by such third parties and (ii) in connection with any employee stock purchase plan, employee benefit or equity-based employee, management or director compensation plan or similar arrangement in an aggregate amount, with respect to this clause (ii) not to exceed 15% of the aggregate Equity Interests of the Entity 1. All Equity Interests issued in accordance with Section 6.12(b) shall, to the extent required by Sections 5.10 and 5.11 or any Security Document, be delivered to the Collateral Agent for pledge pursuant to the applicable Security Document.

SECTION 6.13
Business.

Engage (directly or indirectly) in any business other than those businesses in which Borrower and its Subsidiaries are engaged on the Closing Date, and businesses that are related, ancillary or synergistic thereto or extensions thereof.

SECTION 6.14
Fiscal Year.

Change the fiscal year-end of Borrower to a date other than December 31.

SECTION 6.15
No Further Negative Pledge.

Enter into any agreement, instrument, deed or lease which prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, securing the Secured Obligations or which requires the grant of any security for an obligation if security is granted for the Secured Obligations, except the following: (a) covenants in documents creating Liens permitted by Section 6.02 (other than Section 6.02(o)) prohibiting further Liens on the properties encumbered thereby, (b) covenants in documents evidencing, governing or securing Indebtedness permitted by Section 6.01(k) to the extent that such covenants do not restrict in any manner (directly or indirectly) prior Liens created pursuant to the Loan Documents on any Collateral securing the Secured Obligations; and (c) any prohibition or limitation that (i) exists pursuant to applicable Requirements of Law, (ii) consists of customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 6.06 pending the consummation of such sale, (iii) restricts subletting or assignment of leasehold interests contained in any lease governing a leasehold interest of Borrower or a Subsidiary, (iv) exists in any agreement in effect at the time such Subsidiary becomes a Subsidiary of Borrower, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary, (v) is imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in clause (c)(iv);

provided, that, such amendments and refinancings are no more materially restrictive with respect to such prohibitions and limitations than those prior to such amendment or refinancing or (vi) is imposed in connection with Investments permitted pursuant to Section 6.04(r).

SECTION 6.16
Compliance with Anti-Terrorism Laws, Sanctions and Anti-Corruption Laws.
(a)
Directly or indirectly, in connection with the Loans or Letters of Credit, knowingly (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person, except to the extent authorized or exempted by or pursuant to any Requirement of Law, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Lead Arranger, Agent, Issuing Bank, Swingline Lender or otherwise) of OFAC sanctions, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to any Anti-Terrorism Law, except to the extent authorized or exempted by or pursuant to any Requirement of Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.
(b)
Directly or indirectly, in connection with the Loans or Letters of Credit, knowingly cause or permit any of the funds of such Loan Party that are used to repay the Loans or Letters of Credit to be derived from any unlawful activity with the result that the making of the Loans or Letters of Credit would be in violation of any Anti-Terrorism Law.
(c)
Knowingly cause or permit (i) an Embargoed Person to have any direct or indirect interest in or benefit of any nature whatsoever in the Loan Parties or (ii) any of the funds or properties of the Loan Parties that are used to repay the Loans or Letters of Credit to constitute property of, or be beneficially owned directly or indirectly by, an Embargoed Person.
(d)
Directly or indirectly use any Loans or Letters of Credit or the proceeds of any Loans or Letters of Credit, or conduct any business or engage in making or receiving any contribution of funds, goods or services for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions.
(e)
The Loan Parties shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the Loan Parties’ compliance with this Section 6.16.
SECTION 6.17
Use of Proceeds.

Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose.

Article VII

GUARANTEE
SECTION 7.01
The Guarantee.

The Subsidiary Guarantors, hereby jointly and severally guarantee, as a primary obligor and not merely as surety to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest on (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) the Loans made by the Lenders to, and the Notes held by each Lender of, Borrower, and all other Secured Obligations from time to time owing to the Secured Parties under any Loan Document or any Hedging Agreement entered into by a Loan Party with a Hedging Bank or any Treasury Services Agreement entered into by a Loan Party with a Treasury Services Bank, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Subsidiary Guarantors hereby jointly and severally agree that if Borrower or any other Subsidiary Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. The Administrative Agent’s books and records showing the amount of the Secured Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Subsidiary Guarantor, and conclusive for the purpose of establishing the amount of the Secured Obligations absent manifest error. The Guaranteed Obligations of a Subsidiary Guarantor shall exclude any Excluded Swap Obligations with respect to such Subsidiary Guarantor.

SECTION 7.02
Obligations Unconditional.

The obligations of the Subsidiary Guarantors under Section 7.01 shall constitute a guaranty of payment and performance and not merely as a guaranty of collection and to the fullest extent permitted by applicable Requirements of Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Subsidiary Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i)
at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;
(ii)
any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;
(iii)
the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv)
any Lien or security interest granted to, or in favor of, any Issuing Bank or any Lender or any Agent as security for any of the Guaranteed Obligations shall fail to be perfected;
(v)
the release of any other Subsidiary Guarantor pursuant to Section 7.09;
(vi)
any of the Secured Obligations shall be determined to be void or voidable (including for the benefit of any creditor of any Subsidiary Guarantor) or shall be subordinated to the claims of any Person (including any creditor of any Subsidiary Guarantor); or
(vii)
Borrower or any other Subsidiary Guarantor shall become subject to any proceedings under any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, or commence voluntary liquidation of its assets and businesses, become subject to any involuntary liquidation of its assets and businesses, or commence dissolution proceedings or otherwise have its assets subject to the control or disposition of any receiver, custodian or similar third Person.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Subsidiary Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Subsidiary Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other Person at any time of any right or remedy against Borrower or against any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Subsidiary Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

SECTION 7.03
Reinstatement.

This Guarantee is a continuing and irrevocable guaranty of all Secured Obligations now or hereafter existing and shall remain in full force and effect until the Facility Termination Date; provided, that, (a) the obligations of the Subsidiary Guarantors under this Article VII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and (b) the obligations of each Subsidiary Guarantor upon any such reinstatement under this paragraph shall survive termination of this Guarantee. Each Subsidiary Guarantor agrees that it will indemnify the Secured Parties on demand for all reasonable costs and expenses (including the fees, charges, and disbursements of counsel) incurred by any Secured Party in connection with any such rescission or restoration, including any costs incurred in defending against any claim alleging that any such payment constituted a preference or fraudulent transfer or other similar avoidable payment under any applicable state, federal or foreign bankruptcy, insolvency or reorganization proceeding.

SECTION 7.04
Subrogation; Subordination.

Each Subsidiary Guarantor hereby agrees that until the Facility Termination Date it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 7.01, whether by subrogation or otherwise, against Borrower or any other Subsidiary Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Each Loan Party (a “Subordinating Loan Party”) hereby subordinates the payment of all obligations and indebtedness of any other Loan Party owing to it, whether now existing or hereafter arising, including but not limited to any obligation of any such other Loan Party to the Subordinating Loan Party as subrogee of the Secured Parties or resulting from such Subordinating Loan Party’s performance under this Guarantee, to the indefeasible payment in full in cash of all Secured Obligations. If the Secured Parties so request, any such obligation or indebtedness of any such other Loan Party to the Subordinating Loan Party shall be enforced and performance received by the Subordinating Loan Party as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Secured Obligations, but without reducing or affecting in any manner the liability of the Subordinating Loan Party under this Agreement. Without limitation of the foregoing, so long as no Default has occurred and is continuing, the Loan Parties may make and receive payments with respect to Indebtedness incurred pursuant to Section 6.01(d). If any amounts are paid to a Subsidiary Guarantor in violation of this Section 7.04, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Secured Obligations, whether matured or unmatured.

SECTION 7.05
Remedies.

The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Secured Parties, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 8.01 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.01) for purposes of Section 7.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 7.01.

SECTION 7.06
Instrument for the Payment of Money.

Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Article VII constitutes an instrument for the payment of money, and consents and agrees that any Secured Party, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion or an action under New York CPLR Section 3213.

SECTION 7.07
Continuing Guarantee; Obligations Independent.

The guarantee in this Article VII is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising. The obligations of each Subsidiary Guarantor hereunder are independent of the Secured Obligations and the obligations of any other guarantor, and a separate action may be brought against each Subsidiary Guarantor to enforce this Guarantee whether or not Borrower or any other Person or entity is joined as a party.

SECTION 7.08
General Limitation on Guarantee Obligations.

In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 7.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Loan Party or any other Person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 7.10) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

SECTION 7.09
Release of Subsidiary Guarantors.

If, in compliance with the terms and provisions of the Loan Documents, any Subsidiary Guarantor (a “Released Guarantor”) shall cease to be a Subsidiary of Borrower pursuant to a transaction permitted hereunder, (a) such Released Guarantor shall, upon its so ceasing to be a Subsidiary of Borrower, be automatically released from its obligations (i) under this Agreement (including under Section 10.03 hereof), and (ii) to pledge and grant any Collateral owned by it pursuant to any Security Document, and (b) the obligation of any Loan Party to pledge the Equity Interests in such Released Guarantor shall automatically terminate upon such Released Guarantor ceasing to be a Subsidiary of Borrower. So long as Borrower shall have provided the Agents such certifications or documents as any Agent shall reasonably request, the Collateral Agent shall take such actions as are reasonably requested by Borrower to evidence or effect each releases described in this Section 7.09 in accordance with the relevant provisions of the Security Documents.

SECTION 7.10
Right of Contribution.

Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 7.04. The provisions of this Section 7.10 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Secured Parties, and each Subsidiary Guarantor shall remain liable to the Secured Parties for the full amount guaranteed by such Subsidiary Guarantor hereunder.

SECTION 7.11
Condition of Borrower; Appointment of Borrower.

(a) Each Subsidiary Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from Borrower and any other guarantor such information concerning the financial condition, business and operations of Borrower and any such other guarantor as such Subsidiary Guarantor requires, and that none of the Secured Parties has any duty, and such Subsidiary Guarantor is not relying on the Secured Parties at any time, to disclose to it any information relating to the business, operations or financial condition of Borrower or any other guarantor (each Subsidiary Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

(b) Each of the Loan Parties hereby appoints Borrower to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (i) Borrower may execute such documents and provide such authorizations on behalf of such Loan Parties as Borrower deems appropriate in its sole discretion and each Loan Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (ii) any notice or communication delivered by an Agent, an Issuing Bank or a Lender to Borrower shall be deemed delivered to each Loan Party and (iii) any Agent, any Issuing Bank or any Lender may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by Borrower on behalf of each of the Loan Parties.

SECTION 7.12
Keepwell.

Each Loan Party that is a Qualified ECP Guarantor at the time the Guarantee or the grant of a Lien under the Loan Documents, in each case, by any Specified Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article VII voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 7.12 shall remain in full force and effect until the Secured Obligations have been indefeasibly paid and performed in full. Each Loan Party intends this Section 7.12 to constitute, and this Section 7.12 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

Article VIII

EVENTS OF DEFAULT
SECTION 8.01
Events of Default.

Each of the following events shall be an “Event of Default”:

(a)
default shall be made in the payment of any principal of any Loan or any LC Obligation or in the deposit of any funds as Cash Collateral in respect of LC Obligations, in each case when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment (whether voluntary or mandatory) thereof or by acceleration thereof or otherwise;
(b)
default shall be made in the payment of any interest on any Loan or any LC Obligation or any Fee or any other amount (other than an amount referred to in clause (a) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;
(c)
any representation or warranty made or deemed made in any Loan Document or in any report, certificate, financial statement or other instrument furnished pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made or deemed made;

(d)
default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in Section 5.02(a), 5.03(a) (with respect to Borrower only), 5.08 or Article VI;
(e)
default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in any Loan Document (other than those specified in clauses (a), (b) or (d) immediately above) and such default shall continue unremedied or shall not be waived for a period of 30 days after written notice thereof from the Administrative Agent or any Lender to Borrower;
(f)
any Company shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (other than the Obligations), when and as the same shall become due and payable beyond any applicable grace period, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee or other representative on its or their behalf to cause, such Indebtedness to become due prior to its stated maturity or become subject to a mandatory offer purchase by the obligor; provided, that, it shall not constitute an Event of Default pursuant to this clause (f) unless the aggregate amount of all such Indebtedness referred to in clauses (i) and (ii) exceeds $35.0 million at any one time (provided, further, that, in the case of Hedging Obligations, the Permitted Bond Hedge Transaction or the Permitted Warrant Transaction, the amount counted for this purpose shall be the amount payable by all Companies if such Hedging Obligations were terminated at such time (and, in the case of any Permitted Bond Hedge Transaction or Permitted Warrant Transaction, such amount cannot be satisfied by the issuance of common stock of Borrower));
(g)
an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Company (other than an Immaterial Subsidiary), or of a substantial part of the property of any Company (other than an Immaterial Subsidiary), under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Company (other than an Immaterial Subsidiary) or for a substantial part of the property of any Company (other than an Immaterial Subsidiary); or the winding-up or liquidation of any Company (other than an Immaterial Subsidiary); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(h)
any Company (other than an Immaterial Subsidiary) shall voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (g) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Company (other than an Immaterial Subsidiary) or for a substantial part of the property of any Company (other than an Immaterial Subsidiary); (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (vii) take any action for the purpose of effecting any of the foregoing; or (viii) in the case of Borrower only, wind up or liquidate;

(i)
one or more judgments, orders or decrees for the payment of money (to the extent not paid or covered by insurance as to which the relevant insurance company has not contested coverage) in an aggregate amount in excess of $50.0 million shall be rendered against any Company or any combination thereof and the same shall remain undischarged, unvacated or unbonded for a period of 60 consecutive days during which execution shall not be effectively stayed;
(j)
one or more ERISA Events and/or one or more similar events with respect to Foreign Plans shall have occurred that, when taken together with all other such ERISA Events and similar events with respect to Foreign Plans that have occurred, could reasonably be expected to result in a Material Adverse Effect;
(k)
any security interest and Lien purported to be created by any Security Document in any material portion of the Collateral shall cease to be in full force and effect, or shall cease to give the Collateral Agent, for the benefit of the Secured Parties, the Liens, rights, powers and privileges purported to be created and granted under such Security Document (including, except to the extent attributable to the Collateral Agent’s failure to maintain possession of Collateral delivered to it, a perfected first priority security interest in and Lien on all of the Collateral thereunder (except as otherwise expressly provided in such Security Document)) in favor of the Collateral Agent, or shall be asserted in writing by Borrower or any other Loan Party not to be a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in or Lien on any material portion of the Collateral covered;
(l)
any Loan Document or any material provisions thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by any Loan Party, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Loan Party shall repudiate or deny in writing any portion of its liability or obligation for the Obligations; or
(m)
there shall have occurred a Change in Control.
SECTION 8.02
Remedies upon Event of Default.

If any Event of Default (other than an event with respect to Borrower described in Section 8.01(g) or (h)) occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall, by notice to Borrower, take any or all of following actions, at the same or different times: (a) terminate forthwith the Commitments, (b) terminate forthwith the obligation of the Issuing Banks to make LC Credit Extensions, (c) declare the Loans and LC Obligations then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans and LC Obligations so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other Obligations accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower and the Subsidiary Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding, (d) require that Borrower Cash Collateralize the LC Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto), and (e) exercise on behalf of itself, the Lenders and the Issuing Banks all rights and remedies available to it, the Lenders and the Issuing Banks under the Loan Documents or applicable law or equity; and if an Event of Default with respect to Borrower described in Section 8.01(g) or (h) occurs, (i) the Commitments shall automatically terminate, (ii) the obligation of the Issuing Banks to make LC Credit Extensions shall automatically terminate, (iii) the principal of the Loans and LC Obligations then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other Obligations accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower and the Subsidiary Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding, and (iv) the obligation of Borrower to Cash Collateralize the LC Obligations as aforesaid shall automatically become effective.

SECTION 8.03
Application of Proceeds.

After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the LC Obligations have automatically been required to be Cash Collateralized as set forth in Section 8.02) or if at any time insufficient funds are received by and available to the Administrative Agent or the Collateral Agent to pay fully all Secured Obligations then due hereunder, any amounts received on account of the Secured Obligations shall, subject to the provisions of Sections 2.20 and 2.21, be applied by the Administrative Agent and the Collateral Agent in the following order:

(a)
First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Agents and amounts payable under Sections 2.11, 2.12, 2.13, 2.15, 2.16, and 2.17) payable to each Agent in its capacity as such;
(b)
Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal, interest and LC Participation Fees) payable to the Lenders and the Issuing Banks (including fees, charges and disbursements of counsel to the respective Lenders and the respective Issuing Banks arising under the Loan Documents and amounts payable under Sections 2.11, 2.12, 2.13, 2.15, 2.16, and 2.17, ratably among them in proportion to the respective amounts described in this clause (b) payable to them;
(c)
Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid LC Participation Fees and interest on the Loans, LC Borrowings and other Secured Obligations arising under the Loan Documents, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause (c) payable to them;
(d)
Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans, LC Borrowings, Secured Obligations then owing under Hedging Agreements entered into by a Loan Party with any Hedging Bank, and Secured Obligations then owing under any Treasury Services Agreement entered into by a Loan Party with any Treasury Services Bank, and to the Administrative Agent for the account of the Issuing Banks, to Cash Collateralize that portion of LC Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by Borrower pursuant to Sections 2.19 and 2.21, in each case ratably among the Administrative Agent, the Lenders, the Issuing Banks, the Hedging Banks, and the Treasury Services Banks in proportion to the respective amounts described in this clause (d) held by them; and
(e)
Fifth, the balance, if any, to the Person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns) or as a court of competent jurisdiction may direct.

In the event that any such proceeds are insufficient to pay in full the items described in clauses (a) through (e) of this Section 8.03, the Loan Parties shall remain liable, jointly and severally, for any deficiency.

Subject to Sections 2.19(c) and 2.21, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause (d) above shall be applied to satisfy drawings under such

Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Secured Obligations, if any, in the order set forth above. Excluded Swap Obligations with respect to any Subsidiary Guarantor shall not be paid with amounts received from such Subsidiary Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Secured Obligations otherwise set forth above in this Section 8.03.

Notwithstanding the foregoing, obligations arising under Hedging Agreements entered into by a Loan Party and any Treasury Services Agreement entered into by a Loan Party shall be excluded from the application described above if the Administrative Agent has not received a letter agreement (which shall be in form and substance acceptable to the Administrative Agent), together with such supporting documentation as the Administrative Agent may request, from the applicable counterparty to such Hedging Agreement or Treasury Services Agreement pursuant to which such counterparty (x) appoints the Collateral Agent as its agent under the applicable Loan Documents and (y) agrees to be bound by the provisions of Sections 9.01, 9.03, 10.03 and 10.09 as if it were a Lender. Each counterparty that has delivered the letter agreement contemplated by the preceding sentence shall, but such letter agreement, be deemed to have acknowledged and accepted the appointment of each Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

Article IX

THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT
SECTION 9.01
Appointment and Authority.

(a) Each of the Lenders and the Issuing Banks hereby irrevocably appoints, designates and authorizes Bank of America to act on its behalf as the Administrative Agent and the Collateral Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent and the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent or the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Collateral Agent, the Lenders and the Issuing Banks, and neither Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. In addition, to the extent required under the laws of any jurisdiction other than the United States, each of the Secured Parties hereby grants to the Administrative Agent and the Collateral Agent any required powers of attorney to execute any Security Document or other Loan Document governed by the laws of such jurisdiction on such Secured Party’s behalf.

(b) Bank of America shall also act as Collateral Agent under the Loan Documents, and each of the Lenders (including in its capacities as Hedging Bank or Treasury Services Bank) and each of the Issuing Banks hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of such Lender and such Issuing Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent, together with any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent, shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.03(c), as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents) as if set forth in full herein with respect thereto.

SECTION 9.02
Rights as a Lender.

Each Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial, advisory, underwriting or other business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.

SECTION 9.03
Exculpatory Provisions.

(a) No Agent nor any Lead Arranger, as applicable, shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and their duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, neither any Agent nor any Lead Arranger, as applicable, nor any of their Related Parties:

(i)
shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)
shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, that, such Agent shall not be required to take any action that, in its judgment or the judgment of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Requirements of Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(iii)
shall not have any duty to disclose, and shall not be liable for the failure to disclose to any Lender or Issuing Bank any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates that is communicated to, or the possession of, such Agent, Lead Arranger or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agents herein.

(b) Neither any Agent nor any of its Related Parties shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.02 or Section 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. No Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent by Borrower, a Lender or an Issuing Bank.

(c) Neither any Agent nor any of its Related Parties shall have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

(d) Each party to this Agreement acknowledges and agrees that any Agent may use an outside service provider for the tracking of all UCC financing statements required to be filed pursuant to the Loan Documents and notification to such Agent of, among other things, the upcoming lapse or expiration thereof, and that any such service provider will be deemed to be acting at the request and on behalf of Borrower and the other Loan Parties. No Agent shall be liable for any action taken or not taken by any such service provider.

(e) Neither any Agent nor any of its Related Parties shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Institutions. Without limiting the generality of the foregoing, no Agent shall (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or prospective Participant is a Disqualified Institution or (ii) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.

SECTION 9.04
Reliance by Agent.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to any Credit Extension that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, each Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless such Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to the making of such Credit Extension. Each Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accounts or experts. For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objections.

SECTION 9.05
Delegation of Duties.

Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent. No Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 9.06
Resignation of Agent.
(a)
Each Agent may at any time give notice of its resignation to the Lenders, each Issuing Bank and Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders, the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to) on behalf of the Lenders and the Issuing Banks, appoint a successor Agent meeting the qualifications set forth above; provided, that, in no event shall any successor Agent be a Defaulting Lender or a Disqualified Institution. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)
With effect from the Resignation Effective Date (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders or the Issuing Banks under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and () except for any indemnity payments or other amounts then owed to the retiring Agent, all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender and each Issuing Bank directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for in Section 9.06(a). Upon the acceptance of a successor’s appointment as an Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent (other than as provided in Section 10.05 and other than any rights to indemnity payments or other amounts owed to the retiring Agent as of the Resignation Effective Date), and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.03 shall continue in effect for the benefit of such retiring Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring Agent was acting as an Agent and (ii) after such resignation for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents (including (A) acting as Collateral Agent or otherwise holding any collateral security on behalf of any of the Secured Parties and (B) in respect of any actions taken in connection with transferring the agency to any successor Agent).
(c)
Any resignation by Bank of America as both the Administrative Agent and the Collateral Agent pursuant to this Section 9.06 shall also constitute its resignation as an Issuing Bank and the Swingline Lender. If Bank of America resigns as an Issuing Bank, it shall retain all the rights, powers, privileges and duties of an Issuing Bank hereunder with respect to all Letters of Credit issued by Bank of America and outstanding as of the effective date of its resignation as an Issuing Bank and all LC Obligations with respect thereto, including the right to require the Lenders to make ABR Revolving Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.19(c). If Bank of America resigns as the Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make ABR Revolving Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.18(c). Upon the appointment by Borrower of a successor Issuing Bank or successor Swingline Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), () such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank or the retiring Swingline Lender, as applicable, () the retiring Issuing Bank and the retiring Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and () the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit issued by Bank of America, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
SECTION 9.07
Non-Reliance on Agent, Lead Arrangers and Other Lenders.

Each Lender and each Issuing Bank expressly acknowledges that none of no Agent nor any Lead Arranger has made any representation or warranty to it, and that no act by any Agent or any Lead Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent or any Lead Arranger to any Lender or any Issuing Bank as to any matter, including whether any Agent or any Lead Arranger has disclosed material information in their (or their Related Parties’) possession. Each Lender and each Issuing Bank represents to the each Agent and each Arranger that it has, independently and without reliance upon any Agent, any Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon any Agent, any Lead Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or Issuing Bank for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or such Issuing Bank, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing. Each Lender and each Issuing Bank represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

SECTION 9.08
Withholding Tax.

To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting the provisions of Section 2.15(a) or (c), each Lender and each Issuing Bank shall, and does hereby, indemnify the Administrative Agent, and shall make payable in respect thereof within 30 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of any Lender or any Issuing Bank for any reason (including because the appropriate form was not delivered or not property executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender or any Issuing Bank by the Administrative Agent shall be conclusive absent manifest error. Each Lender and each Issuing Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such Issuing Bank under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.08. The agreements in this Section 9.08 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or an Issuing Bank, the Facility Termination Date and the termination of this Agreement.

SECTION 9.09
No Other Duties, etc.

Anything herein to the contrary notwithstanding, none of the Lead Arrangers, syndication agents or documentation agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except (a) in its capacity, as applicable, as the Administrative Agent, the Collateral Agent, a Lender or an Issuing Bank hereunder or (b) in the case of the Lead Arrangers, the powers expressly set forth herein.

SECTION 9.10
Agent May File Proofs of Claim; Credit Bidding.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, each Agent (irrespective of whether the principal of any Loan or LC Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether such Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise, (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Obligations and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the

Agents and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Agents hereunder) allowed in such judicial proceeding, and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to such Agent and, in the event that such Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to such Agent any amount due for the reasonable compensation, expenses, disbursements and advances of such Agent and its agents and counsel, and any other amounts due the Administrative Agent hereunder.

Nothing contained herein shall be deemed to authorize any Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or any Issuing Bank to authorize any Agent to vote in respect of the claim of any Lender or any Issuing Bank or in any such proceeding.

The Secured Parties hereby irrevocably authorize each Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (i) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (ii) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) such Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid, (A) each Agent shall be authorized to form one or more acquisition vehicles to make a bid, (B) each Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided, that, any actions by such Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 10.02), (C) each Agent shall be authorized to assign the relevant Secured Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Secured Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (D) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Secured Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

SECTION 9.11
Collateral and Guarantee Matters.

Each of the Lenders (including in its capacities as Hedging Bank or Treasury Services Bank) and each of the Issuing Banks irrevocably authorize the Administrative Agent and the Collateral Agent, at its option and in its discretion,

(a) to execute and deliver any release or other document contemplated to be delivered by any Agent pursuant to the last sentence of Section 6.05, the second to last sentence of Section 6.06 or Section 7.09;

(b) to release any Lien on any property granted to or held by any Agent under any Loan Document (i) upon the Facility Termination Date, or (ii) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 10.02; and

(c) to subordinate any Lien on any property granted to or held by any Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(h).

Upon request by any Agent at any time, the Required Lenders will confirm in writing such Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Guarantee pursuant to this Section 9.11. No Agent shall be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall any Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

SECTION 9.12
Hedging Agreements and Treasury Services Agreements.

Except as otherwise expressly set forth herein, no Hedging Bank or Treasury Services Bank that obtains the benefit of the provisions of Section 8.03, the Guarantee or any Collateral by virtue of the provisions hereof or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guarantee or any Security Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, no Agent shall be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Hedging Agreements with Hedging Banks or Treasury Services Agreements with Treasury Services Banks except to the extent expressly provided herein and unless the Administrative Agent has received the letter agreement and supporting documentation contemplated pursuant to the last paragraph of Section 8.03 with respect to such Secured Obligations, from the applicable Hedging Bank or Treasury Services Bank, as the case may be. No Agent shall be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Hedging Agreements with Hedging Banks or Treasury Services Agreements with Treasury Services Banks in the case of a Facility Termination Date.

SECTION 9.13
Lender ERISA Matters.
(a)
Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, each Agent and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)
such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;
(ii)
the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;
(iii)
(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or
(iv)
such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)
In addition, unless either (i) Section 9.13(a)(i) is true with respect to a Lender, or (ii) a Lender has provided another representation, warranty and covenant in accordance with Section 9.13(a)(iv), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, each Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower, that no Agent is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by any Agent under this Agreement, any other Loan Document or any documents related hereto or thereto).
SECTION 9.14
Recovery of Erroneous Payments.

Without limitation of any other provision in this Agreement, if at any time any Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to such Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in Same Day Funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to such Agent, at the greater of the Federal Funds Rate and a rate determined by such Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The applicable Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount.

Article X

MISCELLANEOUS
SECTION 10.01
Notices.
(a)
Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax transmission or e-mail transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)
if to any Loan Party, the Administrative Agent, the Collateral Agent, Bank of America, in its capacity as an Issuing Bank, or the Swingline Lender, to the address, fax number, e-mail address or telephone number specified for such Person on Schedule 10.01; and
(ii)
if to any other Lender or any other Issuing Bank, to the address, fax number, e-mail address or telephone number specified in the Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

Each Loan Party, each Agent, each Issuing Bank or the Swingline Lender may change its address, fax number, e-mail address or telephone number for notices and other communications hereunder by written notice to Borrower, the Agents, the Issuing Banks and the Swingline Lender. Any Lender may change its address, fax number, e-mail address or telephone number for notices and other communications hereunder by notice to Borrower, the Agents, the Issuing Banks and the Swingline Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (A) an effective address, contact name, telephone number, fax number and e-mail address to which notices and other communications may be sent and (B) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Borrower or its securities for purposes of United States federal or state securities laws.

(b)
Electronic Communications. Notices and other communications to the Agents, the Lenders, the Swingline Lender and the Issuing Banks hereunder may (subject to the provisions of this Section 10.01) be delivered or furnished by electronic communication (including e-mail, FPML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided, that, the foregoing shall not apply to notices to any Lender, the Swingline Lender or any Issuing Bank pursuant to Article II if such Lender, the Swingline Lender or such Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Collateral Agent, the Swingline Lender, any Issuing Bank or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it (including pursuant to the provisions of this Section 10.01); provided, that, approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received by the intended recipient upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail address or other written acknowledgement) indicating that such notice or communication is available and identifying the website address therefor; provided, that, for both clauses (i) and (ii), if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)
Platform. Borrower hereby acknowledges that (i) each Agent and/or an Affiliate thereof may, but shall not be obligated to, make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”) and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (A) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (B) by marking Borrower Materials “PUBLIC,” Borrower shall be deemed to have authorized each Agent, any Affiliate thereof, each Lead Arranger, each Issuing Bank and each Lender to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to Borrower or its securities for purposes of United States federal and state securities laws (provided, that, to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.12); (C) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the

Platform designated “Public Side Information;” and (D) each Agent and any Affiliate thereof and each Lead Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Borrower, any Lender, any Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Borrower’s, any Loan Party’s or any Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.

(d)
Reliance by Agents, Issuing Banks and Lenders. Each Agent, each Issuing Bank and each Lender shall be entitled to rely and act upon any notices (including telephonic or electronic notices, Borrowing Requests, Interest Election Requests, and Letter of Credit Applications) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify each Agent, each Issuing Bank, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and other telephonic communications with an Agent may be recorded by such Agent, and each of the parties hereto hereby consents to such recording.
SECTION 10.02
Waivers; Amendment.
(a)
Generally. No failure or delay by any Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Agent, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by this Section 10.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of any Credit Extension shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

(b)
Required Consents. Subject to Section 1.09, Section 2.02(g), Section 2.02(h), Section 2.11(b), Section 2.11(c), Section 2.22, Section 10.02(c), Section 10.02(d) and Section 10.02(e), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, supplemented or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Borrower and the Required Lenders or Borrower and the Administrative Agent with the consent of the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Loan Party or Loan Parties that are party thereto and the Required Lenders or such Loan Party or Loan Parties and the Administrative Agent or the Collateral Agent, as applicable, with the consent of the Required Lenders; provided, that, no such agreement shall be effective if the effect thereof would:
(i)
extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) or add to the currency or currencies available thereunder (including by amending Section 1.09 or, except as contemplated by Section 1.09, amending the definition of “Alternate Currency”) without the written consent of such Lender (it being understood that no amendment, modification, termination, waiver or consent with respect to any condition precedent, covenant or Default shall constitute an extension or increase in the Commitment of any Lender);
(ii)
reduce the principal amount or premium, if any, of any Loan (except in connection with a payment contemplated by clause (viii) below) or LC Borrowing or reduce the rate of interest thereon including any provision establishing a minimum rate (other than interest pursuant to Section 2.06(e)), or reduce any Fees payable hereunder, or change the form or currency of payment of any Obligation, without the written consent of each Lender directly affected thereby (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (ii));
(iii)
(A) change the scheduled final maturity of any Loan, or any scheduled date of payment of any installment of the principal amount of any Term Loan under Section 2.09, any scheduled date of payment of any installment of the principal amount of any Incremental Term Loan or any scheduled date of payment of any installment of the principal amount of any Replacement Term Loan (excluding, for the avoidance of doubt, any date fixed by this Agreement or the other Loan Documents for any mandatory prepayment), (B) postpone the date for payment of any LC Obligation or any interest, premium or fees payable hereunder, (C) reduce the amount of, waive or excuse any such payment (other than waiver of any increase in the interest rate pursuant to Section 2.06(e)), or (D) postpone the scheduled date of expiration of any Commitment or any Letter of Credit beyond the Letter of Credit Expiration Date, in any case, without the written consent of each Lender directly affected thereby;
(iv)
increase the maximum duration of Interest Periods hereunder, without the written consent of each Lender directly affected thereby;
(v)
release Borrower or permit the assignment or delegation by Borrower of any of its rights or obligations under any Loan Document, without the written consent of each Lender;
(vi)
release all or substantially all of the Subsidiary Guarantors from their Guarantee (except as expressly provided in Article VII or as otherwise provided pursuant to Section

9.11), or limit their liability in respect of such Guarantee, without the written consent of each Lender;
(vii)
other than as expressly contemplated by the Loan Documents, release all or a substantial portion of the Collateral from the Liens of the Security Documents or alter the relative priorities of the Secured Obligations entitled to the Liens of the Security Documents, in each case without the written consent of each Lender (it being understood that any Incremental Facility and any additional Classes of Loans consented to by the Required Lenders pursuant to clause (8) below may be equally and ratably secured by the Collateral with the then existing Secured Obligations under the Security Documents);
(viii)
change Section 2.14(b), (c) or (d) or Section 8.03 in a manner that would alter the pro rata sharing of payments or setoffs required thereby or any other provision in a manner that would alter the pro rata allocation among the Lenders of Loan disbursements, without the written consent of each Lender directly affected thereby; provided, that, this clause (viii) shall not apply to any change that allows Borrower or any Subsidiary to make payments (as consideration for an assignment, sale or participation or otherwise) on Term Loans, Incremental Term Loans under any Incremental Term Loan Facility or Replacement Term Loans under any Replacement Term Loan Facility without any Loan Party, the payor or the recipient of such payments complying with the pro rata sharing of payments and setoffs required by such Sections or provisions, so long as such change requires that (A) Borrower and its Subsidiaries offer to make such payments to all Term Loan Lenders, all Incremental Term Loan Lenders under such Incremental Term Loan Facility or all Replacement Term Loan Lenders under such Replacement Term Loan Facility, as applicable, on a pro rata basis based on the aggregate principal amount of Term Loans, Incremental Term Loans under such Incremental Term Loan Facility or Replacement Term Loans under such Replacement Term Loan Facility then outstanding, (B) such payments are actually allocated to the Term Loans, the Incremental Term Loans under such Incremental Term Loan Facility or the Replacement Term Loans under such Replacement Term Loan Facility whose holders have elected to make them subject to such offer on a pro rata basis based on the aggregate principal amount of all Term Loans, all Incremental Term Loans under such Incremental Term Loan Facility or all Replacement Term Loans under such Replacement Term Loan Facility that have been made so subject to such offer and (C) all Term Loans, all Incremental Term Loans under such Incremental Term Loan Facility or all Replacement Term Loans under such Replacement Term Loan Facility that are paid in any such offer are deemed fully repaid and extinguished for all purposes and may not be reborrowed;
(ix)
change any provision of this Section 10.02(b) or Section 10.02(c) or (d), without the written consent of each Lender directly affected thereby (except for additional restrictions on amendments or waivers for the benefit of Lenders of any Incremental Facility or any additional Classes of Loans consented to by the Required Lenders pursuant to clause (8) below);
(x)
change the percentage set forth in the definition of “Required Lenders,” “Required Class Lenders,” “Required Revolving Lenders” or any other provision of any Loan Document (including this Section) specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), other than to increase such percentage or number or to give any additional Lender or group of Lenders such right to waive, amend or modify or make any such determination or grant any such consent;
(xi)
change the application of prepayments as among or between Classes under Section 2.10(f), without the written consent of the Required Class Lenders of each Class that is being allocated a lesser prepayment as a result thereof (it being understood that (A) the Required Lenders may waive, in whole or in part, any prepayment so long as the application, as between Classes, of any portion of such prepayment that is still required to be made is not changed and (B) any Incremental Facility and any additional Classes of Loans consented to by the Required Lenders pursuant to clause (8) below may be included on a pro rata basis in the various prepayments required pursuant to Section 2.10(f));
(xii)
(A) subordinate the Secured Obligations to any other obligation, without the written consent of each Lender or (B) subordinate the Liens securing the Secured Obligations to Liens securing any other Indebtedness or other obligations;
(xiii)
change or waive any provision of Article X as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the written consent of such Agent;
(xiv)
change or waive any obligation of the Lenders relating to the issuance of or purchase of participations in Letters of Credit, without the written consent of the Administrative Agent and each Issuing Bank;
(xv)
change or waive any provision hereof relating to Swingline Loans (including the definition of “Swingline Commitment” or “Swingline Lender Commitment”), without the written consent of the Swingline Lender;
(xvi)
waive any condition set forth in Section 4.02 as to any Credit Extension under the Aggregate Revolving Commitments without the written consent of the Required Revolving Lenders; or
(xvii)
change or waive any provision hereof (including any amendment to Section 1.09 or, except as contemplated in Section 1.09, the definition of “Alternate Currency”, in each case, if such amendment would add to the currency or currencies in which Letters of Credit can be issued under this Agreement) relating to the rights or duties of any Issuing Bank or any Issuer Document relating to any Letter of Credit issued or to be issued by any Issuing Bank, without the written consent of such Issuing Bank.

Notwithstanding anything to the contrary herein: (1) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender, or all Lenders or each affected Lender of a particular Class, may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except to the extent the consent of such Lender would be required under clause (i), (ii) or (iii) of the first proviso to the first sentence of this Section 10.02(b); (2) if following the Closing Date, the Administrative Agent and Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of this Agreement or any other Loan Document, then in each case the Administrative Agent and Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to this Agreement or any other Loan Document if the same is not objected to in writing by the Required

Lenders within five Business Days following receipt of notice thereof (it being understood that posting such amendment electronically on the Platform or another relevant website with notice of such posting by the Administrative Agent to the Required Lenders shall be deemed adequate receipt of notice of such amendment); (3) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (4) to the extent permitted pursuant to Section 1.09, this Agreement may be amended to amend the definition of “Alternate Currency”, “Alternate Currency Term Rate” or “Alternate Currency Daily Rate” solely to add additional currency options and the applicable interest rate with respect thereto with the written consent of the Administrative Agent, the Issuing Banks (if such change relates to the currency or currencies in which Letters of Credit can be issued under this Agreement), Borrower and the Revolving Lenders (if such change relates to the currency or currencies in which Revolving Loans can be made under this Agreement); (5) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein; (6) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders; (7) in order to implement any Incremental Facility pursuant to Section 2.22, this Agreement may be amended for such purpose (but solely to the extent necessary to implement such Incremental Facility and otherwise in accordance with Section 2.22) by Borrower, the Administrative Agent and each Lender providing a portion of such Incremental Facility; (8) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Borrower, the other Loan Parties and the relevant Lenders providing such additional credit facilities (x) to add one or more additional credit facilities to this Agreement, to permit the extensions of credit from time to time outstanding hereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the existing Loans and the accrued interest and fees in respect thereof and to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, Required Class Lenders and/or Required Revolving Lenders, as applicable, and (y) to change, modify or alter the pro rata sharing of payments among the Lenders to the extent necessary to effectuate any of the amendments (or amendments and restatements) enumerated in this clause (8); (9) [reserved]; (10)(x) Schedule 1.01(d) shall be deemed automatically amended to reflect the Issuing Bank Commitment of any Issuing Bank upon the execution and delivery by such Issuing Bank of a Notice of Additional Issuing Bank, and (y) Schedule 1.01(d) may be amended from time to time by Borrower, the Administrative Agent and each Issuing Bank to reflect the Issuing Bank Commitments of the Issuing Banks in effect from time to time; and (11) as to any amendment, amendment and restatement or other modifications otherwise approved in accordance with this Section 10.02, it shall not be necessary to obtain the consent or approval of any Lender that, upon giving effect to such amendment, amendment and restatement or other modification, would have no Commitment or outstanding Loans so long as such Lender receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, amendment and restatement or other modification becomes effective.

(c)
Collateral. Without the consent of any other Person, the applicable Loan Party or Loan Parties and the Administrative Agent and/or Collateral Agent may (in its or their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable Requirements of Law.
(d)
Non-Consenting Lenders. If any Lender is a Non-Consenting Lender, then Borrower may replace such Lender in accordance with Section 2.16(b).
(e)
Replacement Term Loans. In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, Borrower and the Lenders providing all or any portion of a Replacement Term Loan Facility to permit the refinancing of all outstanding Term Loans, all outstanding Incremental Term Loans under any Incremental Term Loan Facility, or all outstanding Replacement Term Loans under any Replacement Term Loan Facility (such existing Loans to be refinanced, the “Refinanced Term Loans”) with a replacement term loan tranche hereunder to Borrower (any such replacement term loan tranche, a “Replacement Term Loan Facility” and the loans under any Replacement Term Loan Facility, “Replacement Term Loans”); provided, that, (i) the aggregate principal amount of any such Replacement Term Loan Facility shall not exceed the aggregate principal amount of the Refinanced Term Loans to be refinanced with such Replacement Term Loan Facility; (ii) the maturity date for any such Replacement Term Loan Facility shall not be earlier than the maturity date of the Refinanced Term Loans to be refinanced with such Replacement Term Loan Facility; (iii) the weighted average life to maturity of any such Replacement Term Loans shall not be shorter than the weighted average life to maturity of the Refinanced Term Loans to be refinanced by such Replacement Term Loans (calculated at the time of such refinancing); (iv) simultaneously upon the borrowing of any such Replacement Term Loans, the outstanding principal amount of the Refinanced Term Loans to be refinanced with such Replacement Term Loans shall be automatically and permanently reduced in an aggregate amount equal to the principal amount of such Replacement Term Loans; (v) no Subsidiary shall be a guarantor with respect to any such Replacement Term Loan Facility unless such Subsidiary is a Loan Party; and (vi) all other terms (other than interest rate and fees) applicable to any such Replacement Term Loan Facility shall be substantially identical to, or less favorable to the Lenders providing Replacement Term Loans under such Replacement Term Loan Facility than, those applicable to the Refinanced Term Loans being refinanced by such Replacement Term Loan Facility, except to the extent necessary to provide for covenants and other terms applicable to any period after the Final Maturity Date in effect immediately prior to such refinancing.

In connection with the establishment of any Replacement Term Loan Facility, each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to the Replacement Term Loan Facility Amendment applicable to such Replacement Term Loan Facility to the extent (but only to the extent) necessary to (A) reflect the existence and terms of such Replacement Term Loan Facility being established pursuant to such Replacement Term Loan Facility Amendment, (B) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of such Replacement Term Loan Facility, and (C) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and Borrower, to effect the provisions of this Section 10.02(e), and the Lenders hereby expressly authorize the Administrative Agent to enter into any such Replacement Term Loan Facility Amendment.

SECTION 10.03
Expenses; Indemnity; Damage Waiver.
(a)
Costs and Expenses. Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and their respective Affiliates (including the reasonable fees, charges and disbursements of a single counsel (and any necessary local counsel) for the Administrative Agent and/or the Collateral Agent) in connection with the syndication of the credit facilities provided for herein (including the obtaining and maintaining of CUSIP numbers for the Loans), the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including in connection with post-closing searches to confirm that security filings and recordations have been properly made and including any costs and expenses of the service provider referred to in Section 9.03, (ii) all reasonable out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank (including the fees, charges and disbursements of any counsel for the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.03, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)
Indemnification by Borrower. Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Collateral Agent (and any sub-agent thereof) each Lender and each Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any party hereto or any third party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof, or any agreement or instrument contemplated hereby or thereby (including, without limitation, the Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record), the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release or threatened Release of Hazardous Materials on, at, under or from any property owned, leased or operated by any Company at any time, or any Environmental Claim related in any way to any Company, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided, that, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)
Reimbursement by Lenders. To the extent that Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section 10.03 to be paid by it to the Administrative Agent (or any sub-agent thereof), the Collateral Agent (or any sub-agent thereof), any Issuing Bank, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Collateral Agent (or any sub-agent thereof), each Issuing Bank, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (such indemnity shall be effective whether or not the related losses, claims, damages, liabilities and related expenses are incurred or asserted by any party hereto or any third party), such payment to be made severally among them based on such Lender’s Pro Rata Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided, that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Collateral Agent (or any such sub-agent), such Issuing Bank or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Collateral Agent (or any such sub-agent), such Issuing Bank or the Swingline Lender in connection with such capacity. The obligations of the Lenders under this Section 10.03(c) are several and not joint. The failure of any Lender to make any payment under this Section 10.03(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its payment under this Section 10.03(c).
(d)
Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Requirements of Law, no Loan Party, Lender, Agent, Issuing Bank or Swingline Lender shall assert, and each Loan Party, Lender, Agent, Issuing Bank and Swingline Lender hereby waives, any claim against any Indemnitee, any Loan Party or any Related Party in respect of any Loan Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided, that, nothing contained in this sentence shall limit the indemnity obligations of Borrower hereunder to the extent such special, indirect, consequential or punitive damages are included in any third-party claim in connection with which indemnification is provided for hereunder. No Indemnitee, Loan Party or Related Party in respect of any Loan Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e)
Payments. All amounts due under this Section shall be payable not later than 3 Business Days after demand therefor.
(f)
Notwithstanding the foregoing, Borrower’s responsibility for Taxes and Other Taxes shall be governed by Section 2.15, to the exclusion of this Section 10.03.
SECTION 10.04
Successors and Assigns.
(a)
Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that neither Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent, the Collateral Agent, each Issuing Bank, the Swingline Lender and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section 10.04, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section 10.04 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section 10.04 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees and the Related Parties of each of the Administrative Agent, the Collateral Agent, each Issuing Bank and each Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)
Assignments by Lenders.
(i)
Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may at any time assign to one or more assignees (other than (x) a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person), (y) any Loan Party or any Affiliate or Subsidiary thereof, or (z) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary of a Defaulting Lender) all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans (including for purposes of this paragraph (b), participations in LC Obligations and in Swingline Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)
Borrower; provided, that, (1) the consent of Borrower shall not be required for an assignment of a Term Loan, an Incremental Term Loan or a Replacement Term Loan; (2) the consent of Borrower shall not be required if a Specified Event of Default has occurred and is continuing; and (3) the consent of Borrower shall not be required for an assignment of any Revolving Commitment or any Revolving Loan to a Lender that is a Revolving Lender immediately prior to giving effect to such assignment, an Affiliate of such Revolving Lender or an Approved Fund of such Revolving Lender; provided, further, that, Borrower shall be deemed to have consented to any such assignment unless Borrower shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof;
(B)
the Administrative Agent; provided, that, no consent of the Administrative Agent shall be required for an assignment of (1) any Revolving Commitment or any Revolving Loan to a Lender that is a Revolving Lender immediately prior to giving effect to such assignment, an Affiliate of such Revolving Lender or an Approved Fund with respect to such Revolving Lender or (2) all or any portion of a Term Loan, an Incremental Term Loan or a Replacement Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)
each Issuing Bank and the Swingline Lender; provided, that, the consent of each Issuing Bank and the Swingline Lender shall not be required for an assignment of all or any portion of a Term Loan, an Incremental Term Loan or a Replacement Term Loan.
(ii)
Assignments pursuant to Section 10.04(b)(i) shall be subject to the following additional conditions:
(A)
in the case of (x) any assignment of the entire remaining amount of the assigning Lender’s Commitment under any facility and/or the Loans at any time owing to it (in each case with respect to any facility), (y) contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (ii)(B) below in the aggregate, or (z) any assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned;
(B)
in any case not described in paragraph (ii)(A) above, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5.0 million, in the case of any assignment in respect of Revolving Loans and/or Revolving Commitments, or $1.0 million, in the case of any assignment in respect of Term Loans, Incremental Term Loans or Replacement Term Loans, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed);
(C)
each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement and the other Loan Documents with respect to the Loan or the Commitment assigned, except that this paragraph (ii)(C) shall not (1) apply to the Swingline Lender’s rights and obligations in respect of Swingline Loans, or (2) prohibit any Lender from assigning all or a portion of its rights and obligations among separate tranches on a non-pro rata basis;
(D)
the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (provided, that, the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment), and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and
(E)
without the prior written consent of the Administrative Agent, no assignment shall be made to Borrower or a prospective assignee that bears a relationship to Borrower described in Section 108(e)(4) of the Code.

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (I) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any Issuing Bank or any Lender hereunder (and interest accrued thereon) and (II) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Pro Rata Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section 10.04, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.15 and 10.03 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided, that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.04(d).

(c)
Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of Borrower (and such capacity being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and LC Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive in the absence of manifest error, and Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower, any Issuing Bank (with respect to Revolving Lenders only), the Collateral Agent, the Swingline Lender (with respect to Revolving Lenders only) and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice.
(d)
Participations. Any Lender may at any time, without the consent of, or notice to, Borrower, the Administrative Agent, any Issuing Bank or the Swingline Lender sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person), a Defaulting Lender, Borrower or any of Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in LC Obligations and/or Swingline Loans) owing to it); provided, that, (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrower, the Administrative Agent, the Lenders and the Issuing Banks shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (iv) without the prior written consent of the Administrative Agent, no participation shall be sold to a prospective Participant that bears a relationship to Borrower described in Section 108(e)(4) of the Code. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.03(c) without regard to the existence of any participations.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided, that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii) or (iii) of the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (e) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.15 (subject to the requirements and limitations therein, including the requirements under Section 2.15(e) (it being understood that the documentation required under Section 2.15(e) shall be delivered to the Lender who sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided, that, such Participant agrees to be subject to Section 2.14 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided, that, no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)
Limitations on Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 2.12, 2.13 and 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant (except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation). No Participant shall be entitled to the benefits of Section 2.15 unless such Participant complies with Section 2.15(e) as if it were a Lender (it being understood that the documentation required under Section 2.15(e) shall be delivered by the applicable Participant to the participating Lender) and such Participant agrees to be subject to the provisions of Sections 2.15(f) and 2.16 as if it were a Lender (and each Lender that sells a participation agrees, at Borrower’s request and expense, to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Section 2.16 with respect to any Participant).
(f)
Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note or Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, that, no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)
Resignation as Issuing Bank or Swingline Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Commitment and Revolving Loans pursuant to paragraph (b) above, Bank of America may, (i) upon thirty days’ notice to Borrower and the Lenders, resign as an Issuing Bank and/or (ii) upon thirty days’ notice to Borrower, resign as the Swingline Lender. In the event of any such resignation as an Issuing Bank or the Swingline Lender, Borrower shall be entitled to appoint from among the Lenders a successor Issuing Bank or Swingline Lender hereunder; provided, that, no failure by Borrower to appoint any such successor shall affect the resignation of Bank of America as an Issuing Bank or the Swingline Lender, as the case may be. If Bank of America resigns as an Issuing Bank, it shall retain all the rights, powers, privileges and duties of an Issuing Bank hereunder with respect to all Letters of Credit issued by Bank of America and outstanding as of the effective date of its resignation as an Issuing Bank and all LC Obligations with respect thereto (including the right to require the Lenders to make ABR Revolving Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.19(c)). If Bank of America resigns as the Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make ABR Revolving Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.18(c). Upon the appointment of a successor Issuing Bank and/or Swingline Lender, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank or Swingline Lender, as the case may be, and (B) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, issued by Bank of America and outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
(h)
Disqualified Institutions.
(i)
No assignment or, to the extent the DQ List has been posted on the Platform for all Lenders, participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the applicable Lender entered into a binding agreement to sell and assign or participate all or a portion of its rights and obligations under this Agreement to such Person (unless (x) Borrower has consented to such assignment as otherwise contemplated by this Section 10.04, or (y) at the time of such assignment or participation, there is an Event of Default that has occurred and is continuing, it being understood and agreed that in either such case such Person to which the assignment or participation is made shall not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee or participant that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to the definition of Disqualified

Institution), such assignee shall not retroactively be considered a Disqualified Institution. Any assignment or participation in violation of this Section 10.04(h)(i) shall not be void, but the other provisions of this Section 10.04(h) shall apply.
(ii)
If any assignment or participation is made to any Disqualified Institution in violation of Section 10.04(h)(i), Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Revolving Commitment of such Disqualified Institution and repay all obligations owing to such Disqualified Institution in connection with such Revolving Commitment, (B) in the case of any outstanding Term Loan, Incremental Term Loan or Replacement Term Loan held by such Disqualified Institution, prepay any such Term Loan, Incremental Term Loan or Replacement Term Loan by paying the lesser of (1) the principal amount thereof and (2) the amount that such Disqualified Institution paid to acquire such Term Loan, Incremental Term Loan or Replacement Term Loan, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to such Disqualified Institution hereunder and under the other Loan Documents and/or (C) require such Disqualified Institution to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 10.04), all of its interest, rights and obligations under this Agreement and related Loan Documents to an Eligible Assignee that shall assume such obligations at the lesser of (1) the principal amount thereof and (2) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and other the other Loan Documents; provided, that, (x) Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in this Section 10.04, (y) such assignment does not conflict with applicable Requirements of Law and (z) in the case of clause (B), Borrower shall not use the proceeds from any Loans to prepay any Term Loan, any Incremental Term Loan or any Replacement Term Loan held by any Disqualified Institution.
(iii)
Notwithstanding anything to the contrary contained in this Agreement, (A) Disqualified Institutions will not have the right to (1) receive information, reports or other materials provided to Lenders by Borrower, any Agent or any Lender, (2) attend or participate in meetings attended by the Lenders and/or any Agent, or (3) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of any Agent or the Lenders, and (B)(1) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to any Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (2) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (“Plan of Reorganization”), each Disqualified Institution party hereto hereby agrees (x) not to vote on such Plan of Reorganization, (y) if such Disqualified Institution does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (x), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code of the United States (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code of the United States (or any similar provision in any other Debtor Relief Laws) and (z) not to contest any request by any party for a determination by the Bankruptcy Court of the United States (or other applicable court of competent jurisdiction) effectuating the foregoing clause (y).
(iv)
Each Agent shall have the right, and Borrower hereby expressly authorizes each Agent, to (A) post the list of Disqualified Institutions provided by Borrower (and any updates thereto from time to time provided by Borrower in accordance with the definition of Disqualified Institutions) (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for Public Lenders, or (B) provide the DQ List to each Lender requesting the same.
SECTION 10.05
Survival of Agreement.

All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement (other than obligations for tax gross-up, yield protection, indemnification or expense reimbursement for which no claim has been made) is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.11, 2.12, 2.13, 2.14, 2.15, 2.16, 2.17 and Article X (but with respect to Section 10.12, only for a period of one year from the date upon which this Agreement is terminated) shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the removal or replacement of the Administrative Agent, the removal or replacement of the Collateral Agent, the occurrence of the Facility Termination Date or the termination of this Agreement or any provision hereof.

SECTION 10.06
Integration; Effectiveness.

This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lead Arranger, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 10.07
Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.07, if and to the extent that the enforceability of any provisions in this Agreement relating to

Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the Collateral Agent, the Issuing Banks or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

SECTION 10.08
Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Bank or any such Affiliate to or for the credit or the account of Borrower or any other Loan Party against any and all of the obligations of Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement or any other Loan Document and although such obligations of Borrower or such Loan Party may be contingent or unmatured, secured or unsecured, or are owed to a branch, office or Affiliate of such Lender or such Issuing Bank different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that, if any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, each Issuing Bank, the Swingline Lender and the Lenders and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of set off. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have. Each Lender and each Issuing Bank agrees to notify Borrower and the Administrative Agent promptly after any such setoff and application; provided, that, the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 10.09
Governing Law; SUBMISSION TO Jurisdiction; WAIVER OF VENUE; Service of Process.
(a)
GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)
SUBMISSION TO JURISDICTION. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY AGENT, ANY LENDER, ANY ISSUING BANK, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW

YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY AGENT, ANY LENDER OR ANY ISSUING BANK MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)
WAIVER OF VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)
SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.01. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW.
SECTION 10.10
Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO () CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND () ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10.11
Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.12
Treatment of Certain Information; Confidentiality.

(a) Each of the Administrative Agent, the Collateral Agent, the Lenders and the Issuing Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent required or requested by any Governmental Authority or required or requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Requirements of Law or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 10.12, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (including any Person invited to participate in any Incremental Facility pursuant to Section 2.22) (it being understood that the DQ List may be disclosed in reliance on this clause (vi)(A)), (B) any actual or prospective counterparty (or its Related Parties) to any swap or derivative transaction relating to Borrower and its obligations, or (C) any rating agency for the purpose of obtaining a credit rating applicable to any Lender, (vii) on a confidential basis to (A) the provider of any Platform or other electronic delivery service used by the Administrative Agent, the Collateral Agent, any Issuing Bank and/or the Swingline Lender to deliver Borrower Materials or notices to the Lenders, or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (viii) with the consent of Borrower or (ix) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent, the Collateral Agent, any Lender, any Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than Borrower. For purposes of this Section, “Information” means all information received from Borrower or any of its Subsidiaries relating to Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by Borrower or any of its Subsidiaries unless such information is clearly identified at the time of delivery as not including any confidential information. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Administrative Agent, the Collateral Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments.

(b) Each of the Administrative Agent, the Collateral Agent, the Lenders and the Issuing Banks acknowledges that () the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, () it has developed compliance procedures regarding the use of material non-public information and () it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.

(c) The Loan Parties and their Affiliates agree that they will not in the future issue any press releases or other public disclosure using the name of the Administrative Agent, the Collateral Agent or any Lender or their respective Affiliates or referring to this Agreement or any of the Loan Documents without the prior written consent of the Administrative Agent, unless (and only to the extent that) the Loan Parties or such Affiliate is required to do so under law and then, in any event the Loan Parties or such Affiliate will consult with such Person before issuing such press release or other public disclosure.

(d) The Loan Parties consent to the publication by the Administrative Agent, the Collateral Agent or any Lender of customary advertising material relating to the transactions contemplated hereby using the name, product photographs, logo or trademark of the Loan Parties.

SECTION 10.13
USA PATRIOT Act Notice and Customer Verification.

Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the “know your customer” regulations and the requirements of the USA PATRIOT Act, each such Person is required to obtain, verify and record information that identifies each Loan Party, which information includes the name, address and tax identification number (and other identifying information in the event this information is insufficient to complete verification) that will allow such Lender or the Administrative Agent, as applicable, to verify the identity of each Loan Party in accordance with the USA PATRIOT Act. Borrower and the other Loan Parties agree to, promptly following a request by the Administrative Agent or any Lender, provide all such other documentation and information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

SECTION 10.14
Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, () characterize any payment that is not principal as an expense, fee, or premium rather than interest, () exclude voluntary prepayments and the effects thereof, and () amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 10.15
Obligations Absolute.

To the fullest extent permitted by applicable Requirements of Law, all obligations of the Loan Parties hereunder shall be absolute and unconditional irrespective of:

(a)
any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Loan Party;

(b)
any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Loan Party;
(c)
any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;
(d)
any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;
(e)
any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or
(f)
any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Loan Parties.
SECTION 10.16
Enforcement.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent and the Collateral Agent in accordance with Section 8.02 for the benefit of all the Lenders and the Issuing Banks; provided, that, the foregoing shall not prohibit () any Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as an Agent) hereunder and under the other Loan Documents, () any Issuing Bank or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Bank or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, () any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the other applicable provisions of this Agreement), or () any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; provided, further, that, if at any time there is no Person acting as Administrative Agent or Collateral Agent hereunder and under the other Loan Documents, then () the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent or the Collateral Agent, as applicable, pursuant to Section 8.02 and () in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to the other provisions of this Agreement, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

SECTION 10.17
Judgment Currency.
(a)
Each Loan Party’s obligations hereunder and under the other Loan Documents to make payments in the applicable Approved Currency (pursuant to such obligation, the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Collateral Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the Collateral Agent or such Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made at the Relevant Currency Equivalent, and in the case of other currencies, the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).
(b)
If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the applicable Loan Party shall pay, or cause to be paid, the amount necessary such that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.
(c)
For purposes of determining the Relevant Currency Equivalent or any other rate of exchange for this Section 10.17, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.
SECTION 10.18
Change of Currency.
(a)
Each obligation of any Loan Party to make a payment denominated in the national currency unit of any member state of the European Union that adopts the euro as its lawful currency after the Closing Date shall be redenominated into euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the euro as its lawful currency; provided, that, if any borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such borrowing, at the end of the then current Interest Period.
(b)
Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the euro by any member state of the European Union and any relevant market conventions or practices relating to the euro.
(c)
Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
SECTION 10.19
Exchange Rates; Currency Equivalents.
(a)
The Administrative Agent or the applicable Issuing Bank, as applicable, shall determine the Dollar Equivalent amounts of Credit Extensions and outstanding amount of all Loans and LC Obligations denominated in Alternate Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Borrower hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the applicable Issuing Bank, as applicable.
(b)
Wherever in this Agreement in connection with a borrowing, conversion, continuation or prepayment of an Alternate Currency Revolving Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in dollars, but such borrowing, Alternate Currency Revolving Loan or Letter of Credit is denominated in an Alternate Currency, such amount shall be the relevant Alternate Currency Equivalent of such dollar amount (rounded to the nearest unit of such Alternate Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable Issuing Bank, as the case may be.
(c)
The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to ~~the rates in the definition of “LIBOR Rate”, “Alternate Currency Daily Rate”, “Alternate Currency Term Rate”~~any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including~~, without limitation,~~ any Successor Rate or any Term SOFR Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any ~~Benchmark~~ Conforming Changes or any Term SOFR Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including any Successor Rate or any Term SOFR Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including any Successor Rate or any Term SOFR Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.
SECTION 10.20
Payments Set Aside.

To the extent that any payment by or on behalf of Borrower is made to the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender, or the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the Collateral Agent, such Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each Issuing Bank severally agrees to pay to the Administrative Agent or the Collateral Agent, as applicable, upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent or the Collateral Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable

Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the Issuing Banks under clause (b) of the preceding sentence shall survive the Facility Termination Date and the termination of this Agreement.

SECTION 10.21
No Advisory or Fiduciary Responsibility

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: ()() the arranging and other services regarding this Agreement provided by any Agent and any Affiliate thereof, the Lead Arrangers and the Lenders are arm’s-length commercial transactions between each Loan Party and their respective Affiliates, on the one hand, and the Agents and, as applicable, their respective Affiliates (including BofA Securities) and the Lenders and their Affiliates (collectively, solely for purposes of this Section, the “Lenders”), on the other hand, () each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and () each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; ()() each Agent and its Affiliates (including BofA Securities) and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for any Loan Party or any of their respective Affiliates, or any other Person and () no Agent nor any of its Affiliates (including BofA Securities) nor any Lender has any obligation to any Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and () each Agent and its Affiliates (including BofA Securities) and the Lenders may be engaged in a broad range of transactions that involve interests that differ from those of Borrower, the other Loan Parties and their respective Affiliates, and none of any Agent, any of their respective Affiliates (including BofA Securities) nor any Lender has any obligation to disclose any of such interests to Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against any Agent, any of its Affiliates (including BofA Securities) or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby.

SECTION 10.22
Electronic Execution; Electronic Records; Counterparts.
(a)
This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties ~~and each of the Administrative Agent, the Collateral Agent, each Issuing Bank, the Swingline Lender,~~, each Agent and each Lender ~~(collectively, each a “Lender~~ Party~~”)~~ agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. ~~The Administrative~~Each Agent and each of the Lender Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent, the Collateral Agent, any Issuing Bank nor the Swingline Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent, the Collateral Agent, an Issuing Bank and/or the Swingline Lender has agreed to accept such Electronic Signature, ~~the Administrative~~each Agent and each of the Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender Party without further verification and regardless of the appearance or form of such Electronic Signature, and (b) upon the request of ~~the Administrative~~any Agent or any Lender Party, any Communication executed using an Electronic Signature shall be promptly followed by a manually executed counterpart.
(b)
Neither the Administrative Agent, the Collateral Agent, any Issuing Bank nor the Swingline Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, the Collateral Agent’s, any Issuing Bank’s or the Swingline Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent, the Collateral Agent, the applicable Issuing Bank and the Swingline Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
(c)
Each of the Loan Parties and each Lender Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (ii) any claim against ~~the Administrative~~any Agent~~, each~~ or any Lender Party for any liabilities arising solely from ~~the Administrative~~any Agent’s and/or any Lender Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
SECTION 10.23
Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Solely to the extent any Lender or any Issuing Bank that is an Affected Financial Institution is a party to this Agreement, and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or any Issuing Bank that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or any Issuing Bank that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such

Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

SECTION 10.24
Amendment and Restatement.

The parties hereto agree that, on the Closing Date, the following transactions shall be deemed to occur automatically, without further action by any party hereto: (a) the Existing Credit Agreement shall be deemed to be amended and restated in its entirety pursuant to this Agreement; (b) all obligations under the Existing Credit Agreement outstanding on the Closing Date shall in all respects be continuing and shall be deemed to be Obligations outstanding hereunder; (c) the guarantees made to the lenders, the letter of credit issuers, the administrative agent and each other holder of the obligations under the Existing Credit Agreement, shall remain in full force and effect with respect to the Secured Obligations and are hereby reaffirmed; and (d) the security interests and liens in favor of Bank of America, as administrative agent for the benefit of the holders of the obligations under the Existing Credit Agreement, created under the collateral documents entered into in connection with the Existing Credit Agreement shall remain in full force and effect with respect to the Secured Obligations and are hereby reaffirmed. On the Closing Date, (i) Borrower shall prepay any revolving loans outstanding under the Existing Credit Agreement to the extent necessary to keep the outstanding Revolving Loans ratable with the revised Revolving Commitments as of the Closing Date, and (ii) the revolving credit extensions and revolving commitments made by the lenders under the Existing Credit Agreement shall be re-allocated and restated among the Lenders so that, as of the Closing Date, the respective Revolving Commitments of the Lenders shall be as set forth on Schedule 1.01(b) as in effect on the Closing Date. The parties hereto further acknowledge and agree that this Agreement constitutes an amendment to the Existing Credit Agreement made under and in accordance with the terms of Section 10.02 of the Existing Credit Agreement. This Agreement is not a novation of the Existing Credit Agreement.

SECTION 10.25
Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 10.26
ENTIRE AGREEMENT.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Pages ~~Follow~~Omitted]

ANNEX I

Applicable Margin

For purposes of clause (a) of the definition of “Applicable Margin,” the Applicable Margin shall be the following percentages per annum, based upon the Net Secured Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.01(c):

Level	Net Secured Total Leverage Ratio	~~Eurodollar~~Term SOFR Loans and Alternate Currency Revolving Loans	ABR Loans
I	> 2.00:1.0	2.125%	1.125%
II	< 2.00:1.0 but > 1.50:1.0	1.875%	0.875%
III	< 1.50:1.0 but > 1.00:1.0	1.625%	0.625%
IV	< 1.00:1.0	1.375%	0.375%

Each change in the Applicable Margin resulting from a change in the Net Secured Total Leverage Ratio shall be effective with respect to all outstanding Loans and Letters of Credit on and after the fifth Business Day after the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.01(a) or (b) and Section 5.01(c), respectively, indicating such change until the fifth Business Day after the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, the Applicable Margin shall be determined by reference to Level I (a) at any time during which Borrower has failed to deliver the financial statements and certificates required by Section 5.01(a) or (b) and Section 5.01(c), respectively, and (b) at any time during the existence of an Event of Default. The Applicable Margin in effect from the Closing Date through the fifth Business Day immediately following the date that financial statements and certificates required by Section 5.01(a) or (b) and Section 5.01(c), respectively, are delivered for the fiscal quarter ending September 30, 2021 shall be determined based on Level IV.

In the event that any financial statement or Compliance Certificate delivered pursuant to Section 5.01 is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to a higher Applicable Margin and higher Applicable Commitment Fee Rate for any period (an “Applicable Period”) than the Applicable Margin and the Applicable Commitment Fee Rate applied for such Applicable Period, then (i) Borrower shall immediately deliver to the Administrative Agent a correct Compliance Certificate for such Applicable Period, (ii) the Applicable Margin and the Applicable Commitment Fee Rate shall be determined by reference to the corrected Compliance Certificate (but in no event shall the Lenders owe any amounts to Borrower), and (iii) Borrower shall immediately pay to the Administrative Agent the additional interest and fees owing as a result of such increased Applicable Margin and increased Applicable Commitment Fee Rate for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with the terms hereof. This paragraph shall not limit the rights of the Administrative Agent and the Lenders hereunder. Borrower’s obligation under this paragraph shall survive the Facility Termination Date and the termination of the Loan Documents.